                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-85954





The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 19, 2003
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 19, 2003)


                           $832,191,000 (APPROXIMATE)

[JPMORGAN CHASE BANK LOGO]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-ML1

                              JPMORGAN CHASE BANK
                     MERRILL LYNCH MORTGAGE LENDING, INC.
                             MORTGAGE LOAN SELLERS

                                ---------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-ML1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 122 mortgage loans secured by first liens on 126 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2003-ML1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

                                 INITIAL      PASS-          ASSUMED
                 INITIAL CLASS    PASS-      THROUGH          FINAL                             RATED FINAL
                  CERTIFICATE    THROUGH       RATE       DISTRIBUTION          RATINGS         DISTRIBUTION
                   BALANCE (1)     RATE    DESCRIPTION       DATE (2)      (MOODY'S/FITCH)(3)       DATE
                --------------- --------- ------------- ---------------- --------------------- -------------
Class A-1 .....  $373,000,000       %         Fixed          July 12, 2012      Aaa/AAA        May 12, 2035
Class A-2 .....  $387,129,000       %         Fixed         March 12, 2013      Aaa/AAA        May 12, 2035
Class B .......  $ 26,733,000       %         Fixed         March 12, 2013       Aa2/AA        May 12, 2035
Class C .......  $ 10,460,000       %         Fixed         March 12, 2013      Aa3/AA-        May 12, 2035
Class D .......  $ 22,084,000       %         Fixed(4)      March 12, 2013        A2/A         May 12, 2035
Class E .......  $ 12,785,000       %         Fixed(4)      March 12, 2013       A3/A-         May 12, 2035

---------
(Footnotes to table on page S-6)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     The underwriters, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated will, purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers for this offering and Morgan Stanley & Co. Incorporated is acting as a co-manager for this offering. J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint bookrunners in the following manner: Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunner with respect to    % of the Class A-2
certificates. J.P. Morgan Securities, Inc. is acting as sole bookrunner with respect to the remainder of the Class A-2 certificates and all other classes of offered certificates.


     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, societe anonyme in Europe against payment in New York, New York on or
about April 11, 2003. We expect to receive from this offering approximately   %
of the initial certificate balance of the offered certificates, plus accrued interest from April 1, 2003, before deducting expenses payable by us.



JPMORGAN                                                     MERRILL LYNCH & CO.
                                 MORGAN STANLEY

March   , 2003

[LOGO]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2003-ML1

Washington
3 properties
$24,269,093
2.6% of total

Oregon
2 properties
$14,714,882
1.6% of total

California
24 properties
$223,979,109
24.1% of total

Nevada
1 property
$5,483,334
0.6% of total

Arizona
3 properties
$22,080,456
2.4% of total

Texas
7 properties
$27,392,261
2.9% of total

Louisiana
2 properties
$6,502,693
0.7% of total

Tennessee
6 properties
$34,156,030
3.7% of total

Utah
1 property
$1,980,973
0.2% of total

Montana
1 property
$10,635,120
1.1% of total

Minnesota
1 property
$27,978,411
3.0% of total

Wisconsin
8 properties
$47,098,931
5.1% of total

Illinois
2 properties
$16,943,287
1.8% of total

Indiana
2 properties
$8,773,676
0.9% of total

Michigan
2 properties
$15,439,705
1.7% of total

Kentucky
3 properties
$12,321,683
1.3% of total

Pennsylvania
5 properties
$38,796,254
4.2% of total

Ohio
5 properties
$10,172,797
1.1% of total

New York
4 properties
$19,577,801
2.1% of total

Massachusetts
1 property
$2,095,546
0.2% of total

Connecticut
2 properties
$21,560,004
2.3% of total

New Jersey
5 properties
$38,872,482
4.2% of total

West Virginia
1 property
$2,786,347
0.3% of total

Maryland
2 properties
$26,129,766
2.8% of total

North Carolina
6 properties
$28,842,374
3.1% of total

Virginia
5 properties
$104,223,125
11.2% of total

Georgia
4 properties
$28,685,668
3.1% of total

Florida
17 properties
$105,943,346
11.4% of total

South Carolina
1 property
$2,386,689
0.3% of total


[ ] 0.1% - 1.0% of Cut-off Date Balance

[ ] 1.0% - 5.0% of Cut-off Date Balance

[ ] 5.1% - 10.0% of Cut-off Date Balance

[ ] (greater than) 10.0% of Cut-off Date Balance

[PHOTOS OF MORTGAGED PROPERTY]

Hyatt Regency Hotel  Arlington, VA




[PHOTO OF MORTGAGED PROPERTY]                     [PHOTO OF MORTGAGED PROPERTY]

The Mall at Victor Valley    Victorville, CA      US Bank Center   St. Paul, MN

[PHOTO OF MORTGAGED PROPERTY]                 [PHOTO OF MORTGAGED PROPERTY]

Overland Storage Campus   Kearney Mesa, CA    Janaf Shopping Center  Norfolk, VA




[PHOTO OF MORTGAGED PROPERTY]                 [PHOTO OF MORTGAGED PROPERTY]

Emerald Place Apartments                      Whitnall Pointe Apartments
   Bermuda Dunes, CA                               Franklin, WI




[PHOTO OF MORTGAGED PROPERTY]                 [PHOTO OF MORTGAGED PROPERTY]

North Nashville Industrial Portfolio          Cerritos Corporate Tower
     Goodlettsville, TN                            Cerritos, CA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.


     This prospectus supplement begins with several introductory sections describing the Series 2003-ML1 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-ML1 certificates;


     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-ML1 certificates and a description of the underlying mortgage loans; and


     Risk Factors, commencing on page S-23 of this prospectus supplement, which describe certain risks that apply to the Series 2003-ML1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-139 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 110 of the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS




                                                     PAGE
                                                     -----
SUMMARY OF CERTIFICATES ..........................    S-6
SUMMARY OF TERMS .................................    S-7
   Relevant Parties and Dates ....................    S-7
   The Offered Securities ........................    S-9
   The Mortgage Loans ............................   S-14
RISK FACTORS .....................................   S-23
   Geographic Concentration Entails
      Risks ......................................   S-23
   Certain State-Specific Considerations .........   S-23
   Risks to the Mortgaged Properties
      Relating to Recent Terrorist Attacks
      and Foreign Conflicts ......................   S-24
   Risks Relating to Loan Concentrations .........   S-24
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-25
   The Borrower's Form of Entity May
      Cause Special Risks ........................   S-26
   Ability to Incur Other Borrowings
      Entails Risk ...............................   S-27
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .............................   S-28
   Commercial and Multifamily Lending is
      Dependent Upon Net Operating
      Income .....................................   S-29
   Tenant Concentration Entails Risk .............   S-30
   Certain Additional Risks Relating to
      Tenants ....................................   S-30
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ...........   S-31
   Tenant Bankruptcy Entails Risks ...............   S-31
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..............   S-31
   Retail Properties Have Special Risks ..........   S-32
   Multifamily Properties Have Special
      Risks ......................................   S-33
   Office Properties Have Special Risks ..........   S-33
   Hotel Properties Have Special Risks ...........   S-34
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ....................................   S-34
   Industrial Properties Have Special Risks ......   S-35
   Manufactured Housing Communities
      Have Special Risks .........................   S-35
   Lack of Skillful Property Management
      Entails Risks ..............................   S-36
   Some Mortgaged Properties May Not
      Be Readily Convertible to Alternative
      Uses .......................................   S-36


                                                     PAGE
                                                     -----
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ..........   S-37
   Limitations of Appraisals .....................   S-37
   Your Lack of Control Over the Trust
      Fund Can Create Risks ......................   S-38
   Potential Conflicts of Interest ...............   S-38
   Conflicts Between the Trust Fund and
      the Mortgage Loan Sellers and Their
      Affiliates .................................   S-38
   Special Servicer May Be Directed to Take
      Actions ....................................   S-39
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-39
   Risks Relating to Prepayments and
      Repurchases ................................   S-40
   Mortgage Loan Sellers May Not Be Able
      to Make a Required Repurchase or
      Substitution of a Defective Mortgage
      Loan .......................................   S-42
   Risks Relating to Enforceability of Yield
      Maintenance Charges, Prepayment
      Provisions or Defeasance Provisions ........   S-42
   Risks Relating to Borrower Default ............   S-42
   Risks Relating to Interest on Advances
      and Special Servicing Compensation .........   S-43
   Risks of Limited Liquidity and Market
      Value ......................................   S-43
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ...........   S-44
   Subordination of Subordinate Offered
      Certificates ...............................   S-44
   Environmental Risks Relating to the
      Mortgaged Properties .......................   S-44
   Tax Considerations Relating to
      Foreclosure ................................   S-45
   Risks Associated with One Action Rules ........   S-45
   Property Insurance May Not Be
      Sufficient .................................   S-46
   Zoning Compliance and Use Restrictions
      May Adversely Affect Property Value ........   S-47
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations  ...............................   S-47
   No Reunderwriting of the Mortgage
      Loans ......................................   S-48
   Litigation Could Adversely Affect the
      Mortgage Loans .............................   S-48
   Risks Related to Book-Entry
      Registration  ..............................   S-48

                                                  PAGE
                                                 ------
   Risks of Inspections Relating to
      Properties ...............................  S-48
   Other Risks .................................  S-48
DESCRIPTION OF THE MORTGAGE POOL ...............  S-49
   General .....................................  S-49
   Significant Mortgage Loans ..................  S-50
   The Mall of Victor Valley ...................  S-51
   Hyatt Regency Hotel .........................  S-52
   ARD Loans ...................................  S-53
   Certain Terms and Conditions of the
      Mortgage Loans ...........................  S-53
   AB Mortgage Loans ...........................  S-58
   Additional Mortgage Loan
      Information ..............................  S-62
   The Mortgage Loan Sellers ...................  S-72
   JPMorgan Chase ..............................  S-72
   Merrill Lynch ...............................  S-72
   Underwriting Guidelines and Processes .......  S-72
   Representations and Warranties;
      Repurchases and Substitutions ............  S-74
   Lock Box Accounts ...........................  S-78
DESCRIPTION OF THE CERTIFICATES ................  S-79
   General .....................................  S-79
   Book-Entry Registration And Definitive
      Certificates .............................  S-81
   Distributions ...............................  S-83
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums ..........  S-94
   Assumed Final Distribution Date; Rated
      Final Distribution Date ..................  S-94
   Subordination; Allocation of Collateral
      Support Deficit ..........................  S-95
   Advances ....................................  S-97
   Appraisal Reductions ........................  S-99
   Reports To Certificateholders; Certain
      Available Information .................... S-101
   Voting Rights ............................... S-104


                                                  PAGE
                                                 ------
   Termination; Retirement of Certificates ..... S-105
   The Trustee, Certificate Registrar and
      Authenticating Agent ..................... S-105
SERVICING OF THE MORTGAGE LOANS ................ S-107
   General ..................................... S-107
   Directing Certificateholder ................. S-109
   Limitation On Liability Of Directing
      Certificateholder ........................ S-111
   The Master Servicer ......................... S-112
   The Special Servicer ........................ S-112
   Replacement of The Special Servicer ......... S-112
   Servicing and Other Compensation and
      Payment of Expenses ...................... S-112
   Maintenance of Insurance .................... S-115
   Modifications, Waiver and
      Amendments ............................... S-117
   Realization Upon Defaulted Mortgage
      Loans .................................... S-118
   Inspections; Collection of Operating
      Information .............................. S-120
   Certain Matters Regarding The Master
      Servicer, The Special Servicer and The
      Depositor ................................ S-121
   Events of Default ........................... S-122
   Rights Upon Event of Default ................ S-123
   Amendment ................................... S-124
YIELD AND MATURITY CONSIDERATIONS .............. S-126
   Yield Considerations ........................ S-126
   Weighted Average Life ....................... S-128
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................ S-132
METHOD OF DISTRIBUTION ......................... S-133
LEGAL MATTERS .................................. S-134
RATINGS ........................................ S-135
LEGAL INVESTMENT ............................... S-135
ERISA CONSIDERATIONS ........................... S-136
INDEX OF PRINCIPAL DEFINITIONS ................. S-139

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX B--CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D--FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

            INITIAL CLASS
             CERTIFICATE                                                        INITIAL      WEIGHTED    EXPECTED   PRINCIPAL OR
              BALANCE OR       APPROXIMATE   PASS-THROUGH    ASSUMED FINAL   PASS-THROUGH    AVERAGE     RATINGS      NOTIONAL
               NOTIONAL           CREDIT         RATE        DISTRIBUTION        RATE          LIFE     (MOODY'S/     PRINCIPAL
 CLASS        AMOUNT(1)         SUPPORT(5)    DESCRIPTION       DATE(2)        (APPROX.)    (YRS.)(6)   FITCH)(3)     WINDOW(6)
------- --------------------- ------------- -------------- ---------------- -------------- ----------- ----------- --------------
Offered Certificates
   A-1     $  373,000,000         18.250%        Fixed      July 12, 2012           %         5.70       Aaa/AAA   05/03 - 07/12
   A-2     $  387,129,000         18.250%        Fixed     March 12, 2013           %         9.72       Aaa/AAA   07/12 - 03/13
    B      $   26,733,000         15.375%        Fixed     March 12, 2013           %         9.92        Aa2/AA   03/13 - 03/13
    C      $   10,460,000         14.250%        Fixed     March 12, 2013           %         9.92       Aa3/AA-   03/13 - 03/13
    D      $   22,084,000         11.875%       Fixed(4)   March 12, 2013           %         9.92         A2/A    03/13 - 03/13
    E      $   12,785,000         10.500%       Fixed(4)   March 12, 2013           %         9.92        A3/A-    03/13 - 03/13
Non-Offered Certificates
   X-1     $  929,821,844(7)       N/A        Variable(7)        N/A                %(7)      N/A          N/A          N/A
   X-2     $  876,638,000(7)       N/A        Variable(7)        N/A                %(7)      N/A          N/A          N/A
    F      $   23,245,000          8.000%     Variable(8)        N/A                %         N/A          N/A          N/A
    G      $    9,298,000          7.000%     Variable(8)        N/A                %         N/A          N/A          N/A
    H      $   16,272,000          5.250%      Fixed(4)          N/A                %         N/A          N/A          N/A
    J      $   10,461,000          4.125%      Fixed(4)          N/A                %         N/A          N/A          N/A
    K      $    5,811,000          3.500%      Fixed(4)          N/A                %         N/A          N/A          N/A
    L      $    5,811,000          2.875%      Fixed(4)          N/A                %         N/A          N/A          N/A
    M      $    6,974,000          2.125%      Fixed(4)          N/A                %         N/A          N/A          N/A
    N      $    4,649,000          1.625%      Fixed(4)          N/A                %         N/A          N/A          N/A
    NR     $   15,109,844          N/A         Fixed(4)          N/A                %         N/A          N/A          N/A

---------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.


(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is May 12, 2035. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.


(3)  Ratings shown are those of Moody's Investors Service, Inc. and Fitch, Inc.


(4) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class D, Class E, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate.


(5) The credit support percentages set forth for the Class A-1 and Class A-2 certificates are represented in the aggregate.


(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.


(7) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.


(8) The pass-through rate applicable to the Class F and Class G certificates on each distribution date will in each case be equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve
     30-day months) minus       % and    %, respectively per annum.


     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation and Merrill Lynch Mortgage Lending,
                                 Inc., a Delaware corporation. JPMorgan Chase
                                 Bank is an affiliate of the depositor and J.P.
                                 Morgan Securities Inc., one of the
                                 underwriters. Merrill Lynch Mortgage Lending,
                                 Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                               AGGREGATE
                                               PRINCIPAL
                                 NUMBER OF     BALANCE OF    % OF INITIAL
                                  MORTGAGE      MORTGAGE         POOL
             SELLER                LOANS         LOANS         BALANCE
------------------------------- ----------- --------------- -------------
  JPMorgan Chase Bank .........      74     $591,263,181         63.6%
  Merrill Lynch Mortgage
    Lending, Inc. .............      48      338,558,664         36.4
                                     --     ------------        -----
  Total .......................     122     $929,821,844        100.0%
                                    ===     ============        =====

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master servicer's principal address is NC 1075, 8739
                                 Research Drive URP4, Charlotte, North Carolina
                                 28262. See "Servicing of the Mortgage
                                 Loans--The Master Servicer" in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation.
                                 The special servicer's principal address is 1601 Washington Avenue, Miami Beach, Florida
                                 33139. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See
                                 "Servicing of the Mortgage Loans--The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. The corporate trust office of the trustee is located at 135
                                 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603, Attention: Asset-Backed
                                 Securities Trust Services Group, JPMorgan
                                 2003-ML1, and its telephone number is (312)
                                 904-9387. LaSalle Bank National Association will also act as the certificate registrar and authenticating agent. See "Description of the Certificates--The Trustee, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Fiscal Agent..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in April
                                 2003.

Closing Date..................   On or about April 11, 2003.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in May 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                            THE OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2003-ML1:

                                  o Class A-1

                                  o Class A-2

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                 Series 2003-ML1 will consist of a total of 19 classes, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class NR, Class
                                 X-1, Class X-2, Class R and Class LR.

                                 The Series 2003-ML1 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 122 mortgage loans secured by first liens on 126 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 ..........  $373,000,000
                                 Class A-2 ..........  $387,129,000
                                 Class B ............  $ 26,733,000
                                 Class C ............  $ 10,460,000
                                 Class D ............  $ 22,084,000
                                 Class E ............  $ 12,785,000

PASS-THROUGH RATES
A. Offered....................   Certificates. Your certificates will accrue
                                 interest at an annual rate called a
                                 pass-through rate which is set forth below for each class:

                                 Class A-1 ..........      %
                                 Class A-2 ..........      %
                                 Class B ............      %
                                 Class C ............      %
                                 Class D ............      %(1)
                                 Class E ............      %(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis.
                                 For purposes of calculating the pass-through rates on the Class D and Class E certificates and each class of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. All of the mortgage loans accrue interest based on an actual/360 basis. The interest rate for each mortgage loan will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month in accordance with the related mortgage loan documents, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See
                                 "Description of the Certificates--Distributions
                                 --Pass-Through Rates" and "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions.............    On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1 and Class A-2 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1 and Class A-2 certificates pro rata, rather than sequentially.

                                 Third/Class A-1 and Class A-2 certificates: to reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.


B. Interest and Principal
   Entitlements...............   A description of each class's interest
                                 entitlement can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance Charges and
   Prepayment Premiums........   Yield maintenance charges and prepayment
                                 premiums with respect to the mortgage loans will be allocated to the certificates as described in "Description of the Certificates--
                                 Allocation of Yield Maintenance Charges and
                                 Prepayment Premiums" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges and prepayment premiums, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2003-ML1 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.

                                        ------------------------------

                                            Class A-1, Class A-2,
                                          Class X-1* and Class X-2*

                                        ------------------------------
                                                      |
                                               ----------------
                                                   Class B
                                               ----------------
                                                      |
                                               ----------------
                                                   Class C
                                               ----------------
                                                      |
                                               ----------------
                                                   Class D
                                               ----------------
                                                      |
                                               ----------------
                                                   Class E
                                               ----------------
                                                      |
                                               ----------------
                                                 Non-offered
                                                certificates**
                                               ----------------

                                 ----------
                                 *     Not offered by this prospectus
                                       supplement. The Class X-1 and Class X-2
                                       certificates are interest-only
                                       certificates.


                                 **    Other than the Class X-1 and Class X-2
                                       certificates.


                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in
   Available Funds.............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; shortfalls resulting from prepayments (to the extent not offset by certain payments by the master servicer); and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. See "Description of the Certificates--Distributions --Priority" in this prospectus supplement.


ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate, yield maintenance charges or prepayment premiums. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates--Advances" in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance.
                                 None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances....................  The master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the trustee and the
                                 fiscal agent, as applicable, will be entitled to interest on these advances at the "Prime
                                 Rate" as published in The Wall Street Journal as described in this prospectus supplement.
                                 Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer, the trustee nor the fiscal agent will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See
                                 "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


                              THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 122 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 126 commercial, multifamily and manufactured housing community properties.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool-- Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.


                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

Aggregate outstanding principal balance(1) ..............................                $929,821,844
Number of mortgage loans ................................................                         122
Number of mortgaged properties ..........................................                         126
Range of mortgage loan principal balances ...............................   $1,117,163 to $54,944,934
Average mortgage loan principal balance .................................                  $7,621,491
Range of mortgage rates .................................................          5.0400% to 7.7300%
Weighted average mortgage rate ..........................................                     5.9446%
Range of original terms to maturity(2) ..................................     60 months to 240 months
Weighted average original term to maturity(2) ...........................                  114 months
Range of remaining terms to maturity(2) .................................     57 months to 237 months
Weighted average remaining term to maturity(2) ..........................                  111 months
Range of original amortization terms(3) .................................    120 months to 360 months
Weighted average original amortization term(3) ..........................                  336 months
Range of remaining amortization terms(3) ................................    120 months to 360 months
Weighted average remaining amortization term(3) .........................                  333 months
Range of loan-to-value ratios(4) ........................................               6.0% to 80.1%
Weighted average loan-to-value ratio(4) .................................                       70.4%
Range of loan-to-value ratios as of the maturity date(2)(4) .............               0.2% to 75.7%
Weighted average loan-to-value ratio as of the maturity date(2)(4) ......                       57.7%
Range of debt service coverage ratios(4) ................................             1.12x to 23.58x
Weighted average debt service coverage ratio(4) .........................                       1.72x

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 10 mortgage loans, to or as of the anticipated repayment date.

(3)   Excludes the interest-only mortgage loan.

(4) The loan-to-value ratios and debt service coverage ratios for the 2 mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.

                                 The mortgage loans accrue interest on an actual/360 basis.


                               AMORTIZATION TYPES

                                          AGGREGATE
                                          PRINCIPAL       % OF
                            NUMBER OF     BALANCE OF     INITIAL
                             MORTGAGE      MORTGAGE       POOL
   TYPE OF AMORTIZATION       LOANS         LOANS        BALANCE
-------------------------- ----------- --------------- ----------
  Balloon mortgage
    loans(1) ...............      94      $752,221,514       80.9%
    Partial
      interest-only(2) .....       7        81,500,000        8.8
    Full interest-only .....       1         6,500,000        0.7
  ARD mortgage
    loans ..................      10        52,137,204        5.6
  Fully amortizing
    mortgage loans .........      10        37,463,126        4.0
  Total ....................     122      $929,821,844      100.0%
                                 ===      ============      =====

                                 ----------
                                 (1)   Excludes the mortgage loans with
                                       anticipated repayment dates, and the
                                       mortgage loans which pay interest-only
                                       for all or a portion of their terms.
                                 (2) These mortgage loans provide for monthly payments of interest-only for a period ranging from 1 month to 59 months at the beginning of the terms of the mortgage loans.

                                 Ten (10) mortgage loans, representing
                                 approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will generally be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms of these mortgage loans are significantly longer than the period up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool -- ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and

                                 Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                          AGGREGATE
                                          PRINCIPAL       % OF
                            NUMBER OF     BALANCE OF     INITIAL
                             MORTGAGE      MORTGAGE       POOL
   PREPAYMENT PROTECTION      LOANS         LOANS        BALANCE
-------------------------- ----------- --------------- ----------
  Lockout period with
    defeasance .............   115      $877,179,797       94.3%
  Lockout period
    followed by yield
    maintenance ............     6        41,656,225        4.5
                               ---      ------------      -----
  Lockout period
    followed by
    prepayment
    premium ................     1        10,985,822        1.2
                               ---      ------------      -----
  Total ..................     122      $929,821,844      100.0%
                               ===      ============      =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS

                                            AGGREGATE
                                            PRINCIPAL      % OF
                              NUMBER OF    BALANCE OF     INITIAL
                               MORTGAGE     MORTGAGE       POOL
 OPEN PERIOD (DUE DATES)(1)     LOANS         LOANS       BALANCE
---------------------------- ----------- -------------- ----------
   1 .......................       1        10,985,822       1.2%
   2 .......................      16       172,311,925      18.5
   3 .......................       8       112,364,884      12.1
   4 .......................      83       549,815,960      59.1
   6 .......................       3        20,860,702       2.2
   7 .......................       2        23,494,984       2.5
  13 .......................       5        26,448,658       2.8
  25 .......................       4        13,538,908       1.5
                                  --       -----------     -----
  Total ....................     122      $929,821,844     100.0%
                                 ===      ============     =====

                                 ----------
                                 (1)   Includes the related stated maturity
                                       date or anticipated repayment date.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "Description of the

                                 Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.


                   CURRENT USES OF THE MORTGAGED PROPERTIES

                                      AGGREGATE
                                      PRINCIPAL       % OF
                        NUMBER OF     BALANCE OF     INITIAL
                        MORTGAGED      MORTGAGE       POOL
     CURRENT USE       PROPERTIES       LOANS        BALANCE
--------------------- ------------ --------------- ----------
  Retail ............       42      $338,394,304       36.4%
  Multifamily .......       50       289,107,372       31.1
  Office ............       15       162,806,371       17.5
  Hotel .............        1        50,843,060        5.5
  Manufactured
    Housing
    Communities .....        6        34,670,799        3.7
  Industrial ........        6        31,145,741        3.3
  Mixed Use .........        3        15,201,925        1.6
  Self Storage ......        3         7,652,273        0.8
                            --      ------------      -----
  Total .............      126      $929,821,844      100.0%
                           ===      ============      =====

                                 The mortgaged properties are located in 29 states. The following table lists the states which have concentrations of mortgaged properties above 5%:


                            GEOGRAPHIC DISTRIBUTION

                                      AGGREGATE
                                      PRINCIPAL       % OF
                        NUMBER OF     BALANCE OF     INITIAL
                        MORTGAGED      MORTGAGE       POOL
        STATE          PROPERTIES       LOANS        BALANCE
--------------------- ------------ --------------- ----------
  California ........       24      $223,979,109       24.1%
  Florida ...........       17       105,943,346       11.4
  Virginia ..........        5       104,223,124       11.2
  Wisconsin .........        8        47,098,931        5.1
  Other States ......       62       370,908,597       48.3
                            --      ------------      -----
  Total .............      126      $929,821,844      100.0%
                           ===      ============      =====

AB Mortgage Loans.............   Three (3) of the mortgage loans, representing
                                 approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund in each case. Such mortgage loans, each an AB loan, and their related companion loans are subject to intercreditor agreements which generally allocate collections in respect of such loans prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the related intercreditor agreements generally allocate collections in respect of such loans first to the AB loan and second to the related companion loan. The master servicer and special servicer will service and administer the AB loans and their related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreements for so long as the AB loans are part of the trust fund.
                                 Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the related companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 Each holder of a companion loan will have the right to purchase the related AB loan, in each case under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement. In addition, the holder of the companion loan related to the AB loan identified as Loan No. 2 on Annex A to this prospectus supplement may, in certain circumstances, advise and direct the master servicer and the special servicer with respect to various servicing matters affecting both the AB loan and its related companion loan. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--Book-
                                 Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
 Certificateholders...........   On each distribution date, the trustee will
                                 prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o Bloomberg, L.P.

                                 o the trustee's website at www.etrustee.net.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.wachovia.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made by the trustee or its
                                 agent to treat designated portions of the trust
                                 (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate
                                 REMICs--a lower-tier REMIC and an upper-tier
                                 REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o Each class of offered certificates will
                                   represent "regular interests" in the upper-tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on
                                   the regular interests represented by your certificates using the accrual method of accounting, even if you are otherwise a cash method taxpayer.

                                 o It is anticipated that the offered
                                   certificates will be issued [at a premium.]

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The Class A-1, Class A-2, Class B and Class C
                                 certificates will constitute "mortgage related securities" within the meaning of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Moody's
                                 Investors Service, Inc., Fitch, Inc. or another nationally recognized statistical rating organization. No other class of certificates will constitute "mortgage related securities" for the purposes of that Act. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.
                                 You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from

                                Moody's Investors Service, Inc. and Fitch, Inc.:

                                                        MOODY'S     FITCH
                                                       ---------   ------
                                Class A-1 ..........      Aaa        AAA
                                Class A-2 ..........      Aaa        AAA
                                Class B ............      Aa2        AA
                                Class C ............      Aa3        AA-
                                Class D ............       A2         A
                                Class E ............       A3        A-

                                A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest, yield maintenance charges or prepayment premiums, or the tax treatment of the certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity providers. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, Virginia and Wisconsin represent approximately 24.1%, 11.4%, 11.2% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, 21 of the mortgaged properties, representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California, and 3 of the mortgaged properties, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernadino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.


CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Twenty-four (24) of the Mortgaged Properties, representing approximately 24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances. See "--Risks Associated with One Action Rules" below.


RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums and such higher premiums could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     In addition, the United States has amassed military assets and troops in the vicinity of Iraq and the President of the United States has indicated that military action in Iraq has commenced. It is uncertain what effect armed conflict involving the United States, including war between the United States and Iraq or any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged properties.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

     o The 3 largest mortgage loans represent, in the aggregate, approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans represent, in the aggregate, approximately 30.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                     AGGREGATE
                                                 PRINCIPAL BALANCE
                         NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
    PROPERTY TYPE             PROPERTIES               LOANS          POOL BALANCE
---------------------   ---------------------   ------------------   -------------
Retail ..............            42                $338,394,304           36.4%
Multifamily .........            50                $289,107,372           31.1%
Office ..............            15                $162,806,371           17.5%
Hotel ...............             1                $ 50,843,060            5.5%

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o Ten (10) groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represents more than 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o Three (3) mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "--The Borrower's Form of Entity May Cause Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     If the mortgage loans are cross-collateralized and/or cross-defaulted, cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities". In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, with respect to 5 mortgage loans, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrowers own the related mortgaged property as tenants in common. Although many of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK


     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.


     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.


     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.


     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing a specific percentage or control limitation. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. See "Description of the Mortgage Pool -- General" in this prospectus supplement.


     Although the companion loans related to the 3 mortgage loans with related companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.


     See "Description of the Mortgage Pool--General" and "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE


     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.


     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.


     One hundred twelve (112) of the mortgage loans, representing approximately 96.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 1 mortgage loan, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest-only until maturity and 7 mortgage loans, representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for an initial period ranging from 1 month to 59 months. One hundred two (102) of these mortgage loans, representing approximately 90.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 10 of these mortgage loans, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. Thirty-one (31) of the mortgage loans, representing approximately 21.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.


     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME


     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.


     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.


     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.


     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.


     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 11 mortgage loans, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are secured by mortgaged properties leased to a single tenant, including 1 of the 10 largest mortgage loans, which represents approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and is occupied by Overland Data Systems. For more information regarding this mortgage loan and the related mortgaged property, see "Overland Data Storage" in Annex C to this propectus supplement. These properties are exposed to certain unique risks. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties may be leased to tenants who may be able to terminate their related leases due to certain governmental actions, including, but not limited to, the elimination of public parking.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants an option to purchase, a right of first refusal or right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     Two (2) mortgage loans (identified as Loan Nos. 16 and 31 on Annex A to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured by a mortgaged property that is anchored by Kmart Corp., which filed petitions under Chapter 11 of the Bankruptcy Code on January 22, 2002. Kmart Corp.'s bankruptcy and/or the closure of any such Kmart store could have an adverse effect on the economic performance of the related mortgaged property. Although Kmart Corp. has not indicated that it intends to close their stores at the related mortgaged properties, we cannot assure you that they will not.


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 42 of the mortgage loans representing approximately 36.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually relatively larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Thirty-two (32) of the mortgage loans, representing approximately 32.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant", and 1 of the mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have a "shadow anchor." Nine (9) of the mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. One (1) mortgage loan, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has 2 unoccupied anchor spaces, which are not part of the collateral for the mortgage loan, located in the shopping park of which the mortgaged property is a part. One tenant of this mortgaged property has a co-tenancy clause which permits the tenant to terminate its lease as a result of one of such anchors being vacant. For more information regarding this mortgage loan, see "JANAF Shopping Center" in Annex C to this prospectus supplement. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS


     Multifamily properties secure 50 of the mortgage loans, representing approximately 31.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.


OFFICE PROPERTIES HAVE SPECIAL RISKS


     Office properties secure 15 of the mortgage loans representing approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.


     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.


     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     A hotel property secures 1 of the mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the value and economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, recent terrorist attacks and the potential for future terrorist attacks may have adversely affected and may adversely affect the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risk to the Mortgaged Properties Relating to Recent Terrorist Attacks" in this prospectus supplement.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for hotel properties are often held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     The hotel property that secures one of the mortgage loans, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and


     o    the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 6 of the mortgage loans representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.


     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 6 of the mortgage loans representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. One (1) mortgage loan, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that includes a six-screen theater. The operator of such theater has announced plans to construct a new 18-screen cinema with stadium seating nearby. To date, the operator has not been able to acquire or lease a satisfactory site. The revenue from the existing theater was not considered in underwriting the mortgage loan. We cannot assure you that such new cinema will not have a material adverse effect on the mortgaged property. See "The Mall of Victor Valley" in Annex C to this prospectus supplement.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold estate under a ground lease secures 1 out of 3 properties that secure 1 of the mortgage loans, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 3 mortgage loans, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by first mortgage liens on a fee simple estate in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-ML1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2003-ML1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-ML1 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


CONFLICTS BETWEEN THE TRUST FUND AND THE MORTGAGE LOAN SELLERS AND THEIR AFFILIATES

     Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

     Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In that case, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     One (1) mortgage loan, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that includes a six-screen theater. The operator of such theater has announced plans to construct a new 18-screen cinema with stadium seating nearby. To date, the operator has not been able to acquire or lease a satisfactory site. The revenue from the existing theater was not considered in underwriting the mortgage loan. We cannot assure you that such new cinema will not have a material adverse effect on the mortgaged property. See "The Mall of Victor Valley" in Annex C to this prospectus supplement.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

     In certain circumstances, the holder of a companion loan may direct the actions of the special servicer with respect to the related mortgage loan or may have the right to consent to certain actions taken by the special servicer. The interests of a holder of a companion loan may be in conflict with those of the certificateholders. See "Description of the Mortgage Loans -- AB Mortgage Loans" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, repurchases upon breaches of representations and warranties or purchases of an AB loan by the holder of the related companion loan.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.


     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions, with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur. For example, 1 mortgage loan representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allows the related borrower to prepay the mortgage loan beginning in March 2005 if the borrower also remits a prepayment premium. In addition, with respect to 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred secured subordinate debt in connection with a pending reverse like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. The mortgage loan documents require that the proposed exchange occur on or prior to April 21, 2003, at which time the secured subordinate indebtedness must be repaid and the junior lien released. We cannot assure you that the proposed reverse like-kind exchange will be completed by April 21, 2003. If the reverse like-kind exchange is not completed, the mortgage loan may be in default and, as a consequence, the mortgage loan may be subject to prepayment as a result of acceleration.


     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 10 mortgage loans, representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium on any due date after a date ranging from 6 due dates to 13 due dates prior to and including the stated maturity date or anticipated repayment date. Four (4) mortgage loans, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment on a due date without a yield maintenance charge or prepayment premium at any time after 24 due dates prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.


     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. If the holder of a companion loan exercises its right to purchase the related AB loan, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the AB loan had been prepaid in full, and no yield maintenance charge or prepayment premium will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. Secured creditor policies may contain limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which a secured creditor environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     Problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

     Any net income from the operation of the property (other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delays and expenses in foreclosing on mortgaged properties located in states affected by "one action" rules. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which in some cases is provided by allowing a tenant to self insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 2.9%, 24.1% and 11.4% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.


     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS


     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.


RISKS RELATED TO BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS OF INSPECTIONS RELATING TO PROPERTIES


     Licensed engineers or consultants inspected the mortgaged properties prior to the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios (each a "DSCR")) with respect to each AB Mortgage Loan is calculated without regard to the related Companion Loan. The trust will consist primarily of 122 mortgage loans secured by 126 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $929,821,844 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

          (2) with respect to 1 of 3 properties that secure 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, on a leasehold estate in one commercial property;

          (3) with respect to 3 mortgage loans (as identified on Annex A to this prospectus supplement), representing approximately 6.0% of the Initial Pool Balance, on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties; and

          (4) with respect to 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance, on overlapping leasehold and fee simple estates in one or more commercial properties (each of clauses (1) through (4), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about April 11, 2003 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase") and Merrill Lynch Mortgage Lending, Inc. ("Merrill Lynch") (each, a "Mortgage Loan Seller") pursuant to two mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller".

     The mortgage loans were originated in the period between September 2001 and March 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.


     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.


     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, in addition to the Companion Loans described in "-- AB Mortgage Loans" below, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the owner of the borrower has incurred subordinate secured indebtedness in connection with a pending reverse like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. The terms of the mortgage loan document require that the proposed exchange occur on or prior to April 21, 2003, at which time the secured subordinate indebtedness must be repaid and the junior lien released. We cannot assure you that the proposed reverse like-kind exchange will be completed by April 21, 2003.

     o In the case of 2 mortgage loans (identified as Loan Nos. 52 and 89 on Annex A to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender and/or loan to value ratio and DSCR tests.


     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


SIGNIFICANT MORTGAGE LOANS


     The following tables and summaries describe the most significant Mortgage Loans by Cut-off Date Balance. No other Mortgage Loan exceeds 3.8% of the Initial Pool Balance.

THE MALL OF VICTOR VALLEY



                 LOAN INFORMATION                                  PROPERTY INFORMATION
---------------------------------------------------   -----------------------------------------------
Cut-off Date Balance          $54,944,934             Property Type       Regional Mall
% of Initial Pool Balance     5.9%                    Location            Victorville, California
Origination Date              February 19, 2003       Square Footage      431,738
Maturity Date                 March 1, 2008           Year Built          1986
Mortgage Rate                 5.2500%                 Appraised Value     $70,000,000
Annual Debt Service           $3,644,544              Occupancy           98.7%
UW DSCR                       1.69x                   Occupancy Date      November 25, 2002
Cut-off Date LTV              78.5%                   UW NOI              $6,625,157
Balloon LTV                   72.7%                   UW NCF              $6,155,326

     The Loan. The Mall of Victor Valley mortgage loan (the "Mall of Victor Valley Loan") was originated by Merrill Lynch and is secured by the fee simple interest in a regional mall located in Victorville, CA. (the "Mall of Victor Valley Property"). The Mall of Victor Valley Loan was made to SIP Victor Valley, LLC, Spear Investors II, LLC and TPII Victor Valley, LLC, each a special purpose entity (the "Mall of Victor Valley Borrowers"). The sponsor of the Mall of Victor Valley Loan is Somera Investment Partners, LLC, which is a newly formed subsidiary of Somera Capital Management, LLC. Somera Investment Partners, LLC is the sole member of SIP Victorville Manager, LLC, the managing member of SIP Victor Valley, LLC, one of the tenant-in-common borrowers (and the owner of the majority ownership interest in the Mall of Victor Valley Property) of the Mall of Victor Valley Loan. Currently, Rockwood Capital Real Estate Fund IV L.P., an affiliate of Rockwood Capital, is in the process of acquiring a majority ownership interest in SIP Victor Valley, LLC.

     Somera Capital Management, LLC currently owns interests in multiple properties. Rockwood Capital, with offices in San Francisco, California and Greenwich, Connecticut, has established and managed four separate real estate funds totaling over $1.1 billion in investments since 1995.

     The Mall of Victor Valley Loan (i) has a remaining term of 59 months, (ii) matures on March 1, 2008 and (iii) may not be prepaid prior to December 31, 2007. The Mall of Victor Valley Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Mall of Victor Valley Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The Property. The Mall of Victor Valley Property is an approximately 431,738 square foot single-level regional mall located on approximately 65 acres with 2,810 parking spaces. Anchor tenants include Sears, J.C. Penney, Harris-Gottschalks and Mervyn's; however, Mervyn's owns their store and is not included in the collateral for the Mall of Victor Valley Loan. As of November 25, 2002, overall occupancy for the Mall of Victor Valley was 98.7%. Major inline tenants include Barnes & Noble, Victoria's Secret, Pacific Sunwear, Foot Locker, KB Toys, Bath & Body Works, Zales Jewelers and GNC.

     Property Management. The Mall of Victor Valley property is managed by Jones Lang LaSalle Americas, Inc.

     Lockbox and Reserves. All rents payable by tenants of the Mall of Victor Valley Property are paid directly into a Lockbox Account. At closing the Mall of Victor Valley Borrowers funded initial reserves for real estate taxes, insurance, tenant improvements and leasing commissions (including a reserve in the amount of $1,500,000, an applicable portion of which (which, in the aggregate, may be all the funds in such reserve), upon the satisfaction of certain conditions in the mortgage loan documents, including the receipt of tenant estoppels from the tenants relating to certain designated leases in respect of which such reserve was established, will be released to the Mall of Victor Valley Borrower), and replacement reserves. The Mall of Victor Valley Loan documents provide for monthly reserves for real estate taxes, insurance, tenant improvements and leasing commissions (including a reserve for inline tenants in the amount of $9,000 and an additional reserve (not funded at origination) in respect of anchor tenants into which deposits are required in the amount of $5/sq.ft. for each anchor tenant upon the occurrence of certain events, to be funded from the cash-flow relating to the Mall of Victor Valley Property pursuant to the mortgage loan documents), and replacement reserves.

     Additional Information. For more information regarding the Mall of Victor Valley Loan and the Mall of Victor Valley Property, see "The Mall of Victor Valley" in Annex C to this prospectus supplement.

HYATT REGENCY HOTEL



                 LOAN INFORMATION                                  PROPERTY INFORMATION
--------------------------------------------------   ------------------------------------------------
Cut-off Date Balance          $50,843,060            Property Type            Full Service Hotel
% of Initial Pool Balance     5.5%                   Location                 Arlington, Virginia
Origination Date              December 2, 2002       Guest Rooms              685
Maturity Date                 January 1, 2013        Year Built/Renovated     1982 / 1996
Mortgage Rate                 5.8689%                Appraised Value          $105,000,000
Annual Debt Service           $3,617,833             Occupancy (TTM)          68.1%
UW DSCR                       2.92x                  Occupancy Date           October 31, 2002
Cut-off Date LTV              48.4%                  UW NOI                   $12,231,254
Balloon LTV                   41.0%                  UW NCF                   $10,550,139

     The Hyatt Regency Hotel mortgage loan (the "Hyatt Regency Hotel Loan") has a companion loan (the "Hyatt Regency Hotel Companion Loan") with a principal balance of $15,000,000. See "--AB Mortgage Loans" below.

     The Loan. The Hyatt Regency Hotel Loan was originated by JPMorgan Chase Bank and is secured by a first mortgage encumbering the fee interest in a full service hotel located in Arlington, Virginia (the "Hyatt Regency Property"). The Hyatt Regency Hotel Loan was made to Airport Plaza Hotel, LLC, a special purpose entity (the "Hyatt Regency Borrower"). The sponsors of the Hyatt Regency Hotel Loan are the Gould family and Hyatt Hotels Corporation ("Hyatt").


     The Hyatt Regency Hotel Loan (i) has a remaining term of 117 months, (ii) matures on January 1, 2013, and (iii) may not be prepaid prior to November 17, 2012. The Hyatt Regency Hotel Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Hyatt Regency Hotel Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The Hyatt Regency Property is a 685 room full service hotel located in Arlington, Virginia, on Jefferson Davis Highway, within close proximity to Ronald Reagan International Airport. The property contains approximately 57,000 square feet of banquet and meeting space. Other facilities and amenities located at the Hyatt Regency Property include four food and beverage outlets and recreational facilities including on-site health club, outdoor pool and sundeck. The following table presents certain information relating to the Hyatt Regency Property:


                                                                                                      TTM
                                         1999           2000           2001           2002        (1/31/2003)         UW
                                     ------------   ------------   ------------   ------------   -------------   ------------
Average Daily Rate (ADR) .........     $125.65         $123.98        $132.15       $130.53         $130.47        $131.00
Occupancy % ......................        72.0%           76.0%          66.3%         68.9%           69.6%          69.0%
RevPar ...........................     $ 90.51         $ 94.19        $ 87.60       $ 89.91         $ 90.82        $ 90.39

     Property Management. Hyatt, a private company founded by the Pritzker family, currently manages the property. Hyatt, either directly or through affiliates, owns and manages more than 200 hotels and resorts with more than 75,000 guest rooms in 39 countries.

     Lockbox and Reserves. The Hyatt Regency Hotel Loan documents require that Hyatt (as hotel manager) deposit all revenues from the property into a property account established by the Hyatt Regency Borrower and controlled by the mortgagee. Provided no event of default exists under the Hyatt Regency Hotel Loan, funds in the property account are allocated first to an account controlled by Hyatt (as property manager) to pay operating expenses. Thereafter, remaining funds are deposited into a mortgagee designated lockbox account. Funds in the lockbox account are required to be allocated monthly to fund monthly debt service and required reserves. The Hyatt Regency Hotel Loan documents require the Hyatt Regency Borrower to establish and maintain various reserve accounts from time to time, including replacement reserves, real estate taxes and insurance.

     Additional Information. For more information regarding the Hyatt Regency Hotel Loan and the Hyatt Regency Property, see "Hyatt Regency Hotel" in Annex C to this prospectus supplement.

ARD LOANS

     Ten (10) mortgage loans (the "ARD Loans"), representing approximately 5.6% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. In the case of 6 mortgage loans, representing approximately 3.1% of the Initial Pool Balance, the Revised Rate is equal to the Initial Rate plus 2% and in the case of 4 mortgage loans, representing approximately 2.5% of the Initial Pool Balance, the Revised Rate is equal to the greater of the Initial Rate plus 2% or the then current treasury rate plus a fixed margin set forth in the related Mortgage Note. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates.

     Additionally, an account was established at the origination of each ARD Loan or is required to be established upon the occurrence of the Anticipated Repayment Date (except with respect to 1 mortgage loan, representing approximately 0.3% of the Initial Pool Balance, for which an account is not required to be established pursuant to the mortgage loan documents) into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. All of the mortgage loans have due dates that occur on the 1st day of each month. Fifty (50) mortgage loans, representing approximately 43.3% of the Initial Pool Balance, provides for a grace period of five days. Sixty-one (61) mortgage loans, representing approximately 46.1% of the Initial Pool Balance, provide for a grace period of seven days. Three (3) mortgage loans, representing approximately 1.9% of the Initial Pool Balance, provide for a grace period of eight days. Eight (8) mortgage loans, representing approximately 8.7% of the Initial Pool Balance, provide for a grace period of ten days. All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis").

     Ninety-four (94) mortgage loans, representing approximately 80.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. Ten (10) mortgage loans, representing approximately 5.6% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower repays the mortgage loan on that date. Seven (7) mortgage loans, representing approximately 8.8% of the Initial Pool Balance provide for monthly payments of interest only for the first 1 month to 59 months of their respective terms followed by payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term based upon a 324 month amortization schedule with respect to 5 mortgage loans, representing approximately 5.6% of the Initial Pool Balance, a 350 month amortization schedule with respect to 1 mortgage loan, representing approximately 1.6% of the Initial Pool Balance and a 360 month amortization schedule with respect to 1 mortgage loan, representing approximately 1.6% of the Initial Pool Balance. One (1) of the mortgage loans, representing approximately 0.7% of the Initial Pool Balance, provide for monthly payments of interest only until maturity. Ten (10) mortgage loans, representing approximately 4.0% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), but interest actually accrues and is applied on the majority of the mortgage loans on an actual/360 Basis, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. These higher final payments will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to defeasance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or defeasance in one of the following ways:

          (1) One hundred fifteen (115) of the mortgage loans, representing approximately 94.3% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period;

          (2) Six (6) of the mortgage loans, representing approximately 4.5% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below); and

          (3) One (1) mortgage loan, representing approximately 1.2% of the Initial Pool Balance, requires that any principal prepayment made after the Lockout Period and prior to the stated maturity date be accompanied by a prepayment premium equal to a declining percentage of the principal being prepaid ranging from 3% to 1%.

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.


     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."



     The mortgage loans permit voluntary prepayment without payment of a Yield Maintenance Charge or prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date as follows:


                                 OPEN PERIODS

                                NUMBER OF       AGGREGATE
                                 MORTGAGE     CUT-OFF DATE     % OF INITIAL
 OPEN PERIOD (DUE DATES)(1)       LOANS          BALANCE       POOL BALANCE
----------------------------   -----------   --------------   -------------
  1                                  1         10,985,822           1.2%
  2                                 16        172,311,925          18.5
  3                                  8        112,364,884          12.1
  4                                 83        549,815,960          59.1
  6                                  3         20,860,702           2.2
  7                                  2         23,494,984           2.5
  13                                 5         26,448,658           2.8
  25                                 4         13,538,908           1.5
  Total                            122       $929,821,844         100.0%
                                   ---       ------------         -----

----------
(1) Includes the related stated maturity date or Anticipated Repayment Date, as applicable.


     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment.


     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premium upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, any obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.


     Defeasance; Collateral Substitution. The terms of 115 of the mortgage loans, representing approximately 94.3% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The

Defeasance Lockout Period is at least two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and, with respect to certain mortgage loans, including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder, (ii) obtained from Fitch a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 2% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000, and
(iii) obtained from Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer or the Master Servicer, as the case may be, will be required
(a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from Moody's and Fitch a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has
(x)(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% or a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty (30) of the Mortgaged Properties, securing approximately 28.5% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Oregon, Washington, Tennessee and Utah. An architectural and engineering consultant performed an analysis on all of such Mortgaged Properties in order to evaluate the structural and seismic condition of such properties and to assess, based on a 475-year return period, a 50-year window and a 10% probability of exceedence, the probable maximum loss ("PML") for such properties in a hypothetical earthquake scenario. The resulting analysis indicated that in a hypothetical earthquake scenario no Mortgaged Properties are likely to suffer a PML in excess of 20% of the amount of the estimated replacement cost of the improvements.

     In the case of 12 mortgage loans representing approximately 2.9% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.


AB MORTGAGE LOANS

     General. The Hyatt Regency Hotel Loan (identified as Loan No. 2 on Annex A to this prospectus supplement), the McLearen Shopping Center Loan (identified as Loan No. 34 on Annex A to this prospectus supplement) (the "McLearen Loan") and the Retreat Village Shopping Center Loan (identified as Loan No. 42 on Annex A to this prospectus supplement) (the "Retreat Village Loan" and together with the Hyatt Regency Hotel Loan and the McLearen Loan, the "AB Mortgage Loans") are each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The junior companion loans to the AB Mortgage Loans (the "Companion Loans") are not part of the trust fund. The Hyatt Regency Hotel Loan has a Cut-off Date Balance of $50,843,060, representing approximately 5.5% of the Initial Pool Balance. The McLearen Loan has a Cut-off Date Balance of $9,108,861, representing approximately 1.0% of the Initial Pool Balance. The Retreat Village Loan has a Cut-off Date Balance of $7,169,715, representing approximately 0.8% of the Initial Pool Balance.

     The Hyatt Regency Hotel Loan.

     General. With respect to the Hyatt Regency Hotel Loan, under the terms of an Intercreditor and Servicing Agreement (the "Hyatt Regency Hotel Intercreditor Agreement"), the holder of the Hyatt Regency Hotel Companion Loan has agreed to subordinate its interest in certain respects to the Hyatt Regency Hotel Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the AB Mortgage Loans under the related Intercreditor Agreements. See "--Hyatt Regency Hotel" above.

     Servicing Provisions of the Hyatt Regency Hotel Loan Intercreditor Agreement. With respect to the Hyatt Regency Hotel Loan, the Master Servicer and Special Servicer will service and administer the Hyatt Regency Hotel Loan and the Hyatt Regency Hotel Companion Loan pursuant to the Pooling and Servicing Agreement and the Hyatt Regency Hotel Intercreditor Agreement for so long as the Hyatt Regency Hotel Loan is part of the trust. So long as a Control Appraisal Period has not occurred or has occurred but is not continuing, the holder of the Hyatt Regency Hotel Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Hyatt Regency Hotel Loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this Prospectus Supplement.

     A "Control Appraisal Period" will exist with respect to the Hyatt Regency Hotel Loan, if and for so long as:

          (a) (1) the initial principal balance of the Hyatt Regency Hotel Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Hyatt Regency Hotel Companion Loan, (y) any Appraisal Reduction Amount for the Hyatt Regency Hotel Loan and (z) any losses realized with respect to any liquidated mortgaged property related to the Hyatt Regency Hotel Loan, is less than

          (b) the Reduction Percentage multiplied by the initial principal balance of the Hyatt Regency Hotel Companion Loan less any payment of principal (whether as principal prepayments or otherwise) allocated to, and received on the Hyatt Regency Hotel Companion Loan.

     "Reduction Percentage" means (i) from the Closing Date through but excluding December 1, 2003, 25.0%, (ii) from and after December 1, 2003 through but excluding December 1, 2004, 25.6%, (iii) from and after December 1, 2004 through but excluding December 1, 2005, 26.2%; (iv) from and after December 1, 2005 through but excluding December 1, 2006, 26.9%; (v) from and after December 1, 2006 through but excluding December 1, 2007, 27.8%; (vi) from and after December 1, 2007 through but excluding December 1, 2008, 28.8%; (vii) from and after December 1, 2008 through but excluding December 1, 2009, 30.2%; (viii) from and after December 1, 2009 through but excluding December 1, 2010, 31.9%;
(ix) from and after December 1, 2010 through but excluding December 1, 2011, 34.0%; (x) from and after December 1, 2011 through but excluding December 1, 2012, 37.0% and thereafter, 41.1%.

     In the event of any default under the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan, the holder of the Hyatt Regency Hotel Companion Loan will be entitled to (i) cure such default within five business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty days of receipt of notice from the Master Servicer with respect to non-monetary defaults and/or (ii) purchase the Hyatt Regency Hotel Loan from the trust after the expiration of the cure period subject to the conditions contained in the Hyatt Regency Hotel Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Hyatt Regency Hotel Loan, together with all unpaid interest on the Hyatt Regency Hotel Loan (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Hyatt Regency Hotel Loan is responsible. No prepayment consideration will be payable in connection with such a purchase of the Hyatt Regency Hotel Loan.

     Application of Payments on the Hyatt Regency Hotel Loan. Pursuant to the Hyatt Regency Hotel Intercreditor Agreement, to the extent described below, the right of the holder of the

Hyatt Regency Hotel Companion Loan to receive payments with respect to the Hyatt Regency Hotel Companion Loan is subordinated to the payment rights of the trust to receive payments with respect to the Hyatt Regency Hotel Loan. So long as no Sequential Pay Event has occurred and is continuing with respect to the Hyatt Regency Hotel Loan, after payment or reimbursement of any advances (other than P&I advances made by the holder of the Hyatt Regency Hotel Companion
Loan), advance interest or other costs, fees or expenses related to or allocable to the Hyatt Regency Hotel Loan or the related Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Hyatt Regency Hotel Loan and the related Companion Loan will be paid first, to the trust, in an amount equal to interest due with respect to the Hyatt Regency Hotel Loan; second, to the holder of the Hyatt Regency Hotel Companion Loan, in an amount equal to interest due with respect to such Companion Loan; third, to the trust, in an amount equal to all principal payments payable to the Hyatt Regency Hotel Loan and received, if any; fourth, to the holder of the Hyatt Regency Hotel Companion Loan, in an amount equal to all principal payments payable to the Hyatt Regency Hotel Companion Loan and received, if any; fifth, to the trust and the holder of the Hyatt Regency Hotel Companion Loan, pro rata (based upon the outstanding principal balance of the Hyatt Regency Hotel Loan and the Hyatt Regency Hotel Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid; sixth, to the trust and the holder of the Hyatt Regency Hotel Companion Loan, pro rata, based upon any unreimbursed costs and expenses owing to the trust or the holder of the Hyatt Regency Hotel Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses; and seventh, to the trust and the holder of the Hyatt Regency Hotel Companion Loan, pro rata, based upon the default interest respectively accrued under the Hyatt Regency Hotel Loan and the Hyatt Regency Hotel Companion Loan, up to an amount of any default interest, to the extent actually paid. If any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing seven clauses, such amount will be paid to the trust and the holder of the Hyatt Regency Hotel Companion Loan on a pro rata basis.


     Following the occurrence and during the continuance of a Sequential Pay Event, and subject to the holder of the related Companion Loan's right to purchase the Hyatt Regency Hotel Loan from the trust, after payment or reimbursement of any advances (other than P&I advances made by the holder of the related Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Hyatt Regency Hotel Loan, all payments and proceeds (of whatever nature) on the related Companion Loan will be subordinated to all payments due on and the amounts with respect to such mortgage loan and the related Companion Loan will be paid first, to the trust, in an amount equal to interest (other than default interest) due with respect to the Hyatt Regency Hotel Loan; second, to the trust, in an amount equal to the principal balance of the Hyatt Regency Hotel Loan until paid in full; third, to the holder of the related Companion Loan, in an amount equal to interest due with respect to the related Companion Loan together with all unreimbursed advances made by the holder of the Hyatt Regency Hotel Companion Loan to pay interest; fourth, to the holder of the related Companion Loan, in an amount equal to (a) all unreimbursed advances made by the holder of the related Companion Loan to pay principal and (b) the principal balance of such Companion Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Hyatt Regency Hotel Loan; sixth, to the holder of the related Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Companion Loan; seventh, to the trust, in an amount equal to any unpaid default interest accrued on the Hyatt Regency Hotel Loan; eighth, to the holder of the related Companion Loan, in an amount equal to any unpaid default interest accrued on the related Companion Loan; ninth, to the trust and the holder of the related Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses, respectively, up to the amount of any such unreimbursed costs and expenses; and tenth, any excess, to the trust and the holder of the related Companion Loan, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the related Companion Loan is equal to zero, then based upon the initial principal balances.

     "Sequential Pay Event" means any event of default, with respect to an obligation of the borrower to pay money due under the Hyatt Regency Hotel Loan, any other event of default for which the Hyatt Regency Hotel Loan is actually accelerated or which causes the Hyatt Regency Hotel Loan to become a Specially Serviced Mortgage Loan, and any bankruptcy or insolvency event that constitutes a event of default; provided, that so long as an event of default that would otherwise cause a Sequential Pay Event is curable by the holder of the Hyatt Regency Hotel Companion Loan pursuant to the terms of the Hyatt Regency Hotel Intercreditor Agreement and such event has either been cured or such cure period is pending, no Sequential Pay Event will occur as a result of such event of default.


     The McLearen Shopping Center Loan and the Retreat Village Shopping Center Loan.

     General. The McLearen Loan and the Retreat Village Loan are collectively referred to herein as the "Retail AB Mortgage Loans." The Retail AB Mortgage Loans are not affiliated and are not cross-defaulted or cross-collateralized. Each of the Retail AB Mortgage Loans are represented by the senior of the two notes. The junior companion loan to the McLearen Loan (the "McLearen Companion Loan") and the junior companion loan to the Retreat Village Loan (the "Retreat Village Companion Loan", and, together with the McLearen Companion Loan, the "Retail Companion Loans") are not part of the trust fund. The Retail AB Mortgage Loans represent approximately 1.8% of the Initial Pool Balance. Third parties not affiliated with us or the related borrower are the holders of the Retail Companion Loans. The holders of the Retail Companion Loans may sell the Retail AB Mortgage Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement pursuant to the terms of such Intercreditor Agreement.

     With respect to the Retail AB Mortgage Loans, under the terms of the related Intercreditor Agreement (in each case, the "Retail AB Mortgage Loan Intercreditor Agreement"), each holder of a Retail Companion Loan has agreed to subordinate its interest in certain respects to the related Retail AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Retail AB Mortgage Loan under the applicable Intercreditor Agreement.

     Servicing Provisions of the Retail AB Mortgage Loan Intercreditor Agreements. The Master Servicer and Special Servicer will service and administer the Retail AB Mortgage Loan and the Retail Companion Loan pursuant to the Pooling and Servicing Agreement and the applicable Intercreditor Agreement for so long as the Retail AB Mortgage Loans are part of the trust; provided, that prior to an event of default occurring under the Retail AB Mortgage Loan documents, the holder of the related Retail Companion Loan will collect its principal and interest payments directly from the related borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Retail AB Mortgage Loan or the Retail Companion Loans if the proposed amendment, modification or extension adversely affects the holder of a Retail Companion Loan in a material manner without the consent of the holder of such Retail Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on either Retail AB Mortgage Loan or its related Retail Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of either Retail AB Mortgage Loan or its related Retail Companion Loan has been accelerated, (iii) the principal balance of either Retail AB Mortgage Loan or its related Retail Companion Loan is not paid at maturity, (iv) the borrower under either the Retail AB Mortgage Loan or its related Retail Companion Loan declares bankruptcy or (v) any other event where the cash flow payment under either Retail Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Retail Companion Loan will be entitled to purchase the related Retail AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the applicable Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of such Retail AB Mortgage Loan, together with all unpaid interest on such Retail AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Retail AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a Retail AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the Retail AB Mortgage Loan.

     Application of Payments on the Retail AB Mortgage Loans. Pursuant to the applicable Intercreditor Agreement and prior to the occurrence of (i) the acceleration of either Retail AB Mortgage Loan or the related Retail Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Retail Companion Loan. Any escrow and reserve payments required in respect of the Retail AB Mortgage Loans or the Retail Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of (i) the acceleration of either Retail AB Mortgage Loan or its related Retail Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Retail Companion Loan to purchase the related Retail AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Retail Companion Loan will be subordinated to all payments due on the related Retail AB Mortgage Loan and the amounts with respect to each of the Retail AB Mortgage Loan and the Retail Companion Loan will be paid: first, to the Master Servicer, Special Servicer, Trustee or Fiscal Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the Retail AB Mortgage Loans; fourth, to the trust, in an amount equal to the principal balance of such Retail AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Retail AB Mortgage Loan; sixth, to the holder of the Retail Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Retail Companion Loan; seventh, to the holders of the Retail Companion Loan, in an amount equal to interest due with respect to such Retail Companion Loan; eighth, to the holder of the Retail Companion Loan, in an amount equal to the principal balance of the Retail Companion Loan until paid in full; ninth, to the holder of the Retail Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Retail Companion Loan; tenth, to the trust and the holder of the Retail Companion Loan, in an amount equal to any unpaid default interest accrued on such Retail Companion Loan and such Retail Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the Retail Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loans. Amounts payable to the trust as holder of the AB Mortgage Loans pursuant to the applicable Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the Companion Loans will be distributed to such holder net of fees and expenses on the Companion Loans.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.


     With respect to any mortgage loan secured by more than one Mortgaged Property, the information presented in this prospectus supplement assumes that the DSCR and LTV Ratio with respect to each such Mortgaged Property is the same as the average DSCR or LTV Ratio presented for such mortgage loans.


     All information presented herein (including LTV Ratios and DSCRs) with respect to AB Mortgage Loans with Companion Loans is calculated without regard to the related Companion Loan.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A, such numerical and statistical information excludes the Companion Loans.


                             CUT-OFF DATE BALANCES

                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                                  AGGREGATE       % OF                   STATED                CUT-OFF
                                    NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
                                     MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
       CUT-OFF DATE BALANCES          LOANS        BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
$1,117,163 - $4,999,999 ..........      59     $174,459,174       18.8%      6.0333%      124         1.52x      67.9%       49.4%
$5,000,000 - $9,999,999 ..........      32      215,898,103       23.2       5.7984%      123         2.13x      70.5%       54.5%
$10,000,000 - $14,999.999 ........      20      243,284,436       26.2       5.9038%       99         1.47x      74.2%       64.4%
$15,000,000 - $19,999,999 ........       6      104,074,686       11.2       5.9418%      110         1.49x      68.5%       57.8%
$20,000,000 - $29,999,999 ........       2       50,677,119        5.5       6.0371%      119         1.40x      76.4%       65.0%
$30,000,000 - $49,999,999 ........       1       35,640,332        3.8       7.7300%      109         1.30x      72.7%       60.2%
$50,000,000 - $54,944,934 ........       2      105,787,994       11.4       5.5475%       87         2.28x      64.0%       57.5%
                                        --     ------------      -----
Total/Weighted Average ...........     122     $929,821,844      100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                        ===     ============      =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                MORTGAGE RATES

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                                AGGREGATE      % OF                   STATED                CUT-OFF
                                  NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
                                   MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
         MORTGAGE RATES             LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
5.0400% - 5.2299% ..............       6     $ 69,750,000       7.5%      5.1220%       59         1.46x      78.9%       74.2%
5.2300% - 5.9999% ..............      59      486,145,029      52.3       5.6582%      110         1.99x      68.1%       55.4%
6.0000% - 6.2499% ..............      28      162,258,473      17.5       6.1477%      124         1.48x      70.4%       56.1%
6.2500% - 6.4999% ..............      16      106,764,451      11.5       6.2894%      124         1.42x      72.3%       57.4%
6.5000% - 6.7499% ..............       6       21,819,078       2.3       6.5193%      120         1.44x      73.3%       57.2%
6.7500% - 7.940% ...............       7       83,084,814       8.9       7.3202%      110         1.29x      73.8%       60.5%
                                      --     ------------     -----
Total/Weighted Average .........     122     $929,821,844     100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                     ===     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                    ORIGINAL TERM TO MATURITY IN MONTHS(1)

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE       % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
  ORIGINAL TERM TO MATURITY    MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
          (MOS.)(1)             LOANS        BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
60 - 110 ...................      14     $178,987,927       19.2%      5.3168%       62         1.55x      77.0%       71.4%
111 - 120 ..................      93      663,977,942       71.4       6.0721%      116         1.82x      6.85%       56.8%
121 - 240 ..................      15       86,855,976        9.3       6.2635%      167         1.31x      71.5%       35.6%
                                  --     ------------      -----
Total/Weighted Average .....     122     $929,821,844      100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                 ===     ============      =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


                 REMAINING TERMS TO MATURITY DATE IN MONTHS(1)

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE       % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
 REMAINING TERM TO MATURITY    MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
          (MOS.)(1)             LOANS        BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
57 - 109 ...................      18     $240,852,715       25.9%      5.8577%       73         1.48x      76.3%       69.0%
110 - 119 ..................      83      567,788,249       61.1       5.9765       117         1.88x      67.5%       55.9%
120 - 179 ..................      15       96,717,471       10.4       5.9719       139         1.46x      72.9%       54.2%
180 - 238 ..................       6       24,463,410        2.6       5.9512       218         1.24x      71.4%        1.4%
                                  --     ------------      -----
Total/Weighted Average .....     122     $929,821,844      100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                 ===     ============      =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                  ORIGINAL AMORTIZATION TERM IN MONTHS(1)(2)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                            AGGREGATE      % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
    ORIGINAL AMORTIZATION      MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
       TERMS (MOS.)(1)          LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
118 -- 240 .................      20     $ 81,233,505       8.8%      5.9772%      155         1.41x      61.7%       21.5%
241 -- 300 .................      21      132,718,657      14.4       6.6331%      111         1.37x      71.0%       56.5%
301 -- 330 .................       6       58,223,741       6.3       5.2131%       64         1.47x      78.2%       72.7%
331 -- 360 .................      74      651,145,941      70.5       5.8701%      109         1.63x      71.3%       61.6%
                                  --     ------------     -----
Total/Weighted Average .....     121     $923,321,844     100.0%      5.9477%      111         1.56x      70.9%       58.0%
                                 ===     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.
(2)   Does not include interest-only loans.


                  REMAINING AMORTIZATION TERM IN MONTHS(1)(2)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                            AGGREGATE      % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
   REMAINING AMORTIZATION      MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
       TERMS (MOS.)(1)          LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
118 -- 240 .................      20     $ 81,233,505       8.8%      5.9772%      155         1.41x      61.7%       21.5%
241 -- 300 .................      21      132,718,657      14.4       6.6331%      111         1.37x      71.0%       56.5%
301 -- 330 .................       6       58,223,741       6.3       5.2131%       64         1.47x      78.2%       72.7%
331 -- 360 .................      74      651,145,941      70.5       5.8701%      109         1.63x      71.3%       61.6%
                                  --     ------------     -----
Total/Weighted Average .....     121     $923,321,844     100.0%      5.9477%      111         1.56x      70.9%       58.0%
                                 ===     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for ARD Loans.

(2)   Does not include interest only loans.


                              AMORTIZATION TYPES

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE       % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
                               MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
       AMORTIZED TYPES          LOANS        BALANCE      BALANCE      RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
---------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
Balloon Loans(1) ...........      94     $752,221,514       80.9%      5.9898%      111         1.59x      70.9%       59.4%
Partial Interest-only
 Loans .....................       7       81,500,000        8.8       5.3948%       80         1.56x      73.0%       68.3%
ARD Loans ..................      10       52,137,204        5.6       6.2234%       99         1.43x      73.9%       63.1%
Fully Amortizing Loans .....      10       37,463,126        4.0       5.9234%      193         1.31x      60.7%        1.1%
Interest Only(2) ...........       1        6,500,000        0.7       5.5000%      117        23.58x       6.0%        6.0%
                                  --     ------------      -----
Total/Weighted Average .....     122     $929,821,844      100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                 ===     ============      =====

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.

(2) This mortgage loan provides for monthly payments of interest-only for a period of 120 months at the beginning of the term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at Maturity/ARD.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or

"UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.


     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.


     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.


     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented and Annex A attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgage Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO(1)

                                                                                        WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE       % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE      LTV RATIO
                               MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
       RANGE OF DSCRS           LOANS        BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------- ----------- --------------- --------- ------------ ----------- ---------- ---------- ------------
1.12x - 1.19x ..............       3     $  6,093,041        0.7%      6.7227%      172         1.16x      73.4%       25.4%
1.20x - 1.24x ..............       7       53,621,318        5.8       6.4579%      153         1.22x      75.2%       41.3%
1.25x - 1.29x ..............       3       41,849,592        4.5       7.5046%      112         1.29x      72.2%       57.0%
1.30x - 1.39x ..............      27      177,638,603       19.1       6.2075%      120         1.36x      74.4%       59.5%
1.40x - 1.49x ..............      36      282,264,229       30.4       5.7723%      103         1.45x      74.6%       64.3%
1.50x - 1.59x ..............      19      141,424,722       15.2       5.6014%      105         1.53x      69.8%       58.0%
1.60x - 1.99x ..............      21      158,780,587       17.1       5.7089%       98         1.74x      68.5%       59.5%
2.00x - 3.49x ..............       5       61,649,751        6.6       5.8351%      117         2.85x      47.1%       39.7%
3.50x - 23.58x .............       1        6,500,000        0.7       5.5000%      117        23.58x       6.0%        6.0%
                                  --     ------------      -----
Total/Weighted Average .....     122     $929,821,844      100.0%      5.9446%      111         1.72x      70.4%       57.7%
                                 ===     ============      =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the anticipated principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made.


     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                     LTV RATIOS AS OF THE CUT-OFF DATE(1)

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                              AGGREGATE      % OF                   STATED                 CUT-OFF
                                NUMBER OF      CUT-OFF     INITIAL                REMAINING                 DATE      LTV RATIO
 LTV RATIOS AS OF THE CUT-OFF    MORTGAGE       DATE         POOL     MORTGAGE       TERM         UW         LTV         AT
            DATE(1)               LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)      DSCR       RATIO    MATURITY(1)
------------------------------ ----------- -------------- --------- ------------ ----------- ----------- ---------- ------------
6.0% - 29.9% .................       3     $ 16,600,814       1.8%      5.5413%      117         10.42x      17.7%       6.7%
30.0% - 49.9% ................       4       57,194,674       6.2       5.8754%      117          2.83x      47.3%      39.3%
50.0% - 59.9% ................      11       40,807,288       4.4       5.9672%      122          1.86x      55.1%      43.2%
60.0% - 69.9% ................      32      196,924,536      21.2       5.9750%      121          1.51x      66.3%      49.5%
70.0% - 74.9% ................      31      243,866,335      26.2       6.2049%      116          1.42x      73.0%      59.2%
75.0% - 80.1% ................      41      374,428,197      40.3       5.7851%       99          1.46x      78.4%      67.5%
                                    --     ------------     -----
Total/Weighted Average .......     122     $929,821,844     100.0%      5.9446%      111          1.72x      70.4%      57.7%
                                   ===     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.


             LTV RATIOS AS OF THE MORTGAGE LOAN MATURITY DATES(1)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                               AGGREGATE      % OF                   STATED                CUT-OFF
                                 NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE      LTV RATIO
 LTV RATIOS AS OF THE MORTGAGE    MORTGAGE       DATE         POOL     MORTGAGE       TERM        UW         LTV         AT
     LOAN MATURITY DATES(1)        LOANS        BALANCE     BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------- ----------- -------------- --------- ------------ ----------- ---------- ---------- ------------
0.0% - 29.9% ..................      15     $ 56,132,991       6.0%      5.8766%      173         4.05x      51.5%       6.6%
30.0% - 49.9% .................      19      121,948,668      13.1       5.9634%      120         2.11x      56.8%      43.1%
50.0% - 59.9% .................      28      193,608,240      20.8       5.9938%      121         1.54x      67.3%      55.4%
60.0% - 64.9% .................      27      234,144,237      25.2       6.2377%      110         1.43x      73.5%      62.6%
65.0% - 69.9% .................      24      181,967,936      19.6       6.0854%      115         1.42x      78.3%      66.9%
70.0% - 75.7% .................       9      142,019,772      15.3       5.2247%       59         1.55x      78.7%      73.5%
                                     --     ------------     -----
Total/Weighted Average ........     122     $929,821,844     100.0%      5.9446%      111         1.72x      70.4%      57.7%
                                    ===     ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                          TYPE OF MORTGAGED PROPERTIES

                                              AGGREGATE
                                NUMBER OF      CUT-OFF          % OF                     WTD. AVG.
                                MORTGAGED        DATE       INITIAL POOL   WTD. AVG.   CUT-OFF DATE    WTD. AVG.
        PROPERTY TYPE          PROPERTIES      BALANCE         BALANCE      UW DSCR      LTV RATIO    OCCUPANCY(1)
----------------------------- ------------ --------------- -------------- ----------- -------------- -------------
RETAIL:
 Anchored ...................       32      $302,008,270         32.5%        1.47x         74.0%         97.4%
 Shadow Unanchored ..........        1         6,494,613          0.7         1.73x         63.1%         89.6%
 Unanchored .................       11        37,616,421          4.0         1.44x         70.1%         99.5%
                                    --      ------------       ------
SUBTOTAL: ...................       44      $346,119,303         37.2%        1.47x         73.3%         97.5%

MULTIFAMILY:
 Conventional ...............       48      $279,417,635         30.1%        1.51x         72.9%         92.6%
 Cooperative ................        2         9,689,737          1.0        16.78x         12.7%        100.0%
                                    --      ------------       ------
SUBTOTAL: ...................       50      $289,107,372        31.10%        2.02x         70.9%         92.8%

OFFICE:
 CBD ........................        5      $ 65,096,714          7.0%        1.44x         67.2%         92.7%
 Suburban ...................       11       105,186,582         11.3         1.44x         74.2%         96.1%
                                    --      ------------       ------
SUBTOTAL: ...................       16      $170,283,296        18.30%        1.44x         71.5%         94.8%

INDUSTRIAL:
 Flex .......................        5      $ 27,855,932          3.0%        1.43x         70.6%         97.1%
 Warehouse/Distribution .....        1         3,289,809          0.4         1.44x         71.5%        100.0%
                                    --      ------------       ------
SUBTOTAL: ...................        6      $ 31,145,741         3.30%        1.43x         70.7%         97.4%

MANUFACTURED HOUSING
 COMMUNITY: .................        6      $ 34,670,799          3.7%        1.55x         66.6%         87.8%
                                    --      ------------       ------
STORAGE: ....................        3         7,652,273          0.8         1.59x         58.3%         86.4%
HOTEL: ......................        1        50,843,060          5.5         2.92x         48.4%         NAP
                                    --      ------------       ------
Total/Weighted Average ......      126      $929,821,844       100.00%        1.72x         70.4%         94.9%
                                   ===      ============       ======

----------
(1)   No occupancy is included for hotels.

                         MORTGAGED PROPERTIES BY STATE

                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                          AGGREGATE       % OF                   STATED                CUT-OFF
                            NUMBER OF      CUT-OFF      INITIAL                REMAINING                DATE         LTV
                            MORTGAGED        DATE         POOL     MORTGAGE       TERM        UW         LTV      RATIO AT
          STATE            PROPERTIES      BALANCE      BALANCE      RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------- ------------ --------------- --------- ------------ ----------- ---------- ---------- ------------
California ..............       24      $223,979,109      24.1%      5.7246%       98         1.54x      72.2%       62.7%
Florida .................       17       105,943,346      11.4       5.6987%       86         1.47x      73.6%       64.4%
Virginia ................        5       104,223,125      11.2       6.5685%      120         2.11x      61.2%       50.5%
Wisconsin ...............        8        47,098,931       5.1       6.4214%      111         1.42x      72.4%       61.7%
New Jersey ..............        5        38,872,482       4.2       5.8558%      117         1.67x      63.1%       48.6%
Pennsylvania ............        5        38,796,254       4.2       5.9194%      138         1.68x      63.5%       42.3%
Tennessee ...............        6        34,156,030       3.7       6.1220%      117         1.40x      72.1%       58.3%
North Carolina ..........        6        28,842,374       3.1       5.8828%      133         1.43x      75.3%       52.6%
Georgia .................        4        28,685,668       3.1       5.4769%       97         1.41x      78.8%       63.1%
Minnesota ...............        1        27,978,411       3.0       6.2700%      119         1.40x      77.7%       66.5%
Texas ...................        7        27,392,261       2.9       6.0889%      130         1.39x      74.7%       53.4%
Maryland ................        2        26,129,766       2.8       5.9743%      117         1.51x      77.0%       65.4%
Washington ..............        3        24,269,093       2.6       5.6355%      119         1.47x      75.1%       63.0%
Arizona .................        3        22,080,456       2.4       5.7500%      119         1.60x      71.6%       60.3%
Connecticut .............        2        21,560,004       2.3       6.2208%      116         1.41x      70.8%       55.2%
New York ................        4        19,577,801       2.1       5.6072%      117         8.84x      30.3%       17.2%
Illinois ................        2        16,943,287       1.8       5.4400%      117         1.57x      79.2%       66.2%
Michigan ................        2        15,439,705       1.7       6.1654%      102         1.34x      71.5%       59.1%
Oregon ..................        2        14,714,882       1.6       5.4943%      111         1.63x      72.4%       61.5%
Kentucky ................        3        12,321,683       1.3       5.9343%      158         1.26x      73.1%       36.4%
Montana .................        1        10,635,120       1.1       6.5000%      113         1.36x      79.4%       68.7%
Ohio ....................        5        10,172,797       1.1       6.4084%      137         1.52x      72.5%       46.6%
Indiana .................        2         8,773,676       0.9       6.0218%      117         1.45x      76.7%       65.3%
Louisiana ...............        2         6,502,693       0.7       5.5168%      127         1.40x      75.2%       53.1%
Nevada ..................        1         5,483,334       0.6       5.9500%      117         1.43x      62.1%       52.7%
West Virginia ...........        1         2,786,347       0.3       6.1300%      116         1.34x      73.3%       48.7%
South Carolina ..........        1         2,386,689       0.3       6.1100%      116         1.41x      74.6%       58.3%
Massachusetts ...........        1         2,095,546       0.2       6.1250%      118         1.33x      72.3%       61.6%
Utah ....................        1         1,980,973       0.2       7.0000%      115         1.31x      69.5%       47.8%
                                --      ------------     -----
Total/Weighted Average ..      126      $929,821,844     100.0%      5.9446%      111         1.72x      70.4%       57.7%
                               ===      ============     =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                       CURRENT OCCUPANCY RATES(1)(2)(3)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                            AGGREGATE      % OF                   STATED                CUT-OFF
                              NUMBER OF      CUT-OFF     INITIAL                REMAINING                DATE         LTV
          CURRENT             MORTGAGE        DATE         POOL     MORTGAGE       TERM        UW         LTV      RATIO AT
      OCCUPANCY RATES        PROPERTIES      BALANCE     BALANCE      RATE      (MOS.)(4)     DCSR       RATIO    MATURITY(4)
--------------------------- ------------ -------------- --------- ------------ ----------- ---------- ---------- ------------
68.1x - 84.9x .............        8      $ 54,322,984      6.2%      6.0858%      103         1.39x      66.2%       54.3%
85.0x - 89.9x .............       13        86,459,258      9.8%      5.6419%       92         1.51x      72.9%       64.6%
90.0x - 94.9x .............       28       245,975,251     28.0%      6.0475%      105         1.44x      73.6%       59.7%
95.0x - 100.0x ............       76       492,221,291     56.0%      5.9386%      117         1.81x      71.2%       57.5%
                                  --      ------------     ----       ------
Total/Weighted Average. ...      125      $878,978,784     94.5%      5.9490%      110         1.65x      71.7%       58.6%
                                 ===      ============     ====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3)   Excludes hotel properties.


(4) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.



                          YEARS BUILT/RENOVATED(1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                              AGGREGATE       % OF                   STATED                              LTV
                                NUMBER OF      CUT-OFF      INITIAL                REMAINING               CUT-OFF      RATIO
                                MORTGAGE         DATE         POOL     MORTGAGE       TERM        UW      DATE LTV       AT
   YEARS BUILT/RENOVATED(1)    PROPERTIES      BALANCE      BALANCE      RATE      (MOS.)(3)     DCSR       RATIO    MATURITY(3)
----------------------------- ------------ --------------- --------- ------------ ----------- ---------- ---------- ------------
1960 or earlier .............        1      $  2,492,285       0.3%      6.5900%      179         1.60x      53.0%       0.9%
1961 -- 1970 ................        7        34,694,610       3.7       5.6054%      123         5.66x      62.7%      49.5%
1971 -- 1980 ................       14        92,625,059      10.0       6.0678%      116         1.54x      69.3%      59.1%
1981 -- 1990 ................       26       236,681,725      25.5       6.1026%      101         1.48x      72.0%      61.4%
1991 -- 2000 ................       40       293,930,517      31.6       5.9681%      120         1.70x      69.0%      53.2%
2001 -- 2003 ................       38       269,397,648      29.0       5.7755%      105         1.49x      72.2%      60.3%
                                    --      ------------     -----
Total/Weighted Average ......      126      $929,821,844     100.0%      5.9446%      111         1.72x      70.4%      57.7%
                                   ===      ============     =====

----------
(1) Range of Years Built/Renovated references the earlier of the year built (or, with respect to renovated properties, the year of the most recent renovation) with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                             PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                   -------------------------------------------------------
                                            AGGREGATE       % OF                   STATED       STATED
                              NUMBER OF      CUT-OFF      INITIAL                REMAINING     REMAINING        STATED
                               MORTGAGE        DATE         POOL     MORTGAGE     LOCKOUT    LOCKOUT PLUS     REMAINING
    PREPAYMENT PROVISION        LOANS        BALANCE      BALANCE      RATE        (MOS.)     DEF (MOS.)    TERM (MOS.)(1)
---------------------------- ----------- --------------- --------- ------------ ----------- -------------- ---------------
Lockout with
 defeasance ................     115     $877,179,797       94.3%      5.9537%       24           106            110
Lockout period
 followed by yield
 maintenance ...............       6       41,656,225        4.5       5.7510%       58            58            130
Prepayment Premium .........       1       10,985,822        1.2       5.9500%       59                           59
                                 ---     ------------      -----
Total/Weighted
 Average. ..................     122     $929,821,844      100.0%      5.9446%       26           103            111
                                 ===     ============      =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase and Merrill Lynch. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Merrill Lynch is an affiliate of one of the Underwriters.


JPMORGAN CHASE

     JPMorgan Chase is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation, whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, JPMorgan Chase had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion. As of December 31, 2001, JPMorgan Chase had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.


MERRILL LYNCH

     Merrill Lynch is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and Federal regulatory authorities. As of December 27, 2002, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $7.0 billion.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan

Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent in payment of principal and/or interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date and there is no payment default and, to the Mortgage Loan Seller's knowledge, no other default under the mortgage loan which has a material adverse effect on the mortgage loan, in each case after giving effect to any applicable notice and grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and marketable fee simple or leasehold title to the Mortgaged Property subject only to permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first priority lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by anti-deficiency laws or bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally and by general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

          (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums, or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense;

          (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with all restrictive covenants of record applicable to the related Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent any material non-compliance with applicable zoning laws is insured by a lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy;

          (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or of a material document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase,
(2) all accrued and unpaid interest on the mortgage loan (or the related REO
Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, Fitch, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period.

Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase of Cross-Collateralized Mortgage Loans" below.


     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the Closing Date, and a current DSCR of not less than the current DSCR of the deleted mortgage loan;
(j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by Moody's or Fitch to any class of Certificates then rated by Moody's or Fitch, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);
(n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through
(d) and (f) through (p), and (z) the remaining term to stated maturity referred to in clause (e) above is required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.


     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective

Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


LOCK BOX ACCOUNTS


     With respect to 25 mortgage loans (the "Lock Box Loans"), representing approximately 30.9% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 12 Lock Box Loans, representing approximately 21.2% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 8 Lock Box loans, representing approximately 6.0% of the Initial Pool Balance, a cash management account, in which the related borrower has withdrawal rights, was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly. However, the borrower will lose withdrawal rights, or all cash will be swept to an account controlled by the lender, on the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 5 Lock Box Loans, representing approximately 3.8% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lock Box Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) required DSCR levels not being maintained or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-ML1 (the "Certificates") will consist of the following 19 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $929,821,844.
     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in April 2004, the sum of (a) the lesser of $361,658,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J and Class K Certificates;

          (2) after the Distribution Date in April 2004, through and including the Distribution Date in April 2005, the sum of (a) the lesser of $313,782,000 and the Certificate Balance of the Class A-1 Certificates and
     (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J and Class K Certificates;

          (3) after the Distribution Date in April 2005, through and including the Distribution Date in April 2006, the sum of (a) the lesser of $264,759,000 and the Certificate Balance of the Class A-1 Certificates and
     (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J and Class K Certificates;

          (4) after the Distribution Date in April 2006, through and including the Distribution Date in April 2007, the sum of (a) the lesser of $218,347,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class H Certificates and (c) the lesser of $3,626,000 and the Certificate Balance of the Class J Certificates;

          (5) after the Distribution Date in April 2007, through and including the Distribution Date in April 2008, the sum of (a) the lesser of $67,993,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $6,706,000 and the Certificate Balance of the Class H Certificates;

          (6) after the Distribution Date in April 2008, through and including the Distribution Date in April 2009, the sum of (a) the lesser of $20,707,000 and the Certificate Balance of the Class A-1 Certificates and
     (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates;

          (7) after the Distribution Date in April 2009, through and including the Distribution Date in April 2010, the sum of (a) the lesser of $373,751,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates and (c) the lesser of $19,893,000 and the Certificate Balance of the Class F Certificates;

          (8) after the Distribution Date in April 2010, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $876,638,000.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $97,630,844.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, societe anonyme ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in May 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans an amount equal to one day's interest at the Net Mortgage Rate (without regard to the proviso in the definition thereof in this prospectus supplement) for each mortgage loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Non-Offered Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and Fitch ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal for each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each mortgage loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges and prepayment premiums;

               (7) all amounts deposited in the Certificate Account in error;
          and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling
     Agreements--Certificate Account" in the prospectus; and

          (z) on the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to the Class R Certificates) and the Lower-Tier Distribution Account (as to the Class LR Certificates) respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1 and Class A-2 Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to the WAC Rate less   %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to the WAC Rate less   %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to %, subject to a maximum per annum rate equal to the WAC rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately   % and
  % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in April 2010, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;


          (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates; and


          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.


     For each Distribution Date after the Distribution Date in April 2010, all or a designated portion of the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance or designated portion thereof makes up the applicable Class X-1 Component.


     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in April 2010, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in April 2010, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:


          (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and


          (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
     (y) %.

CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
   A-1 ..................................              %
   A-2 ..................................              %
   B ....................................              %
   C ....................................              %
   D ....................................              %
   E ....................................              %
   F ....................................              %
   G ....................................              %
   H ....................................              %
   J ....................................              %
   K ....................................              %

     After the Distribution Date in April 2010, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each mortgage loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution

Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period) or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and

Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.


     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).


     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.


     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.


     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.


     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Trustee on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and
(ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     On any Distribution Date, prepayment premiums collected during the related Due Period will be required to be distributed by the Trustee to the holders of the Class X-1 Certificates.

     For a description of Yield Maintenance Charges and prepayment premiums, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges and prepayment premiums.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
--------------------- --------------------------------
 Class A-1 ..........           July 12, 2012
 Class A-2 ..........          March 12, 2013
 Class B ............          March 12, 2013
 Class C ............          March 12, 2013
 Class D ............          March 12, 2013
 Class E ............          March 12, 2013

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be May 12, 2035, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.


     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.


     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.


     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1 and Class A-2 Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, then to the Class A-2 Certificates until their Certificate Balance has been reduced to zero. Allocation to the Class A-1 and Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will be reduced. Thus, as principal is distributed to the holders of the Class A-1 and Class A-2 Certificates, the percentage interest in the trust fund evidenced by the Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 Certificates by the Subordinate Certificates.


     Following retirement of the Class A-1 and Class A-2 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than each class of the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the classes of Class A-1 and Class A-2 Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest.

     If an Appraisal Reduction has been made with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Trustee or Fiscal Agent will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal

Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the "Reimbursement Rate") (or with respect to any AB Mortgage Loan or Companion Loan, the rate provided in the related Intercreditor Agreement) accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicer, the Trustee or the Fiscal Agent will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 60 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or

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(B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of a Servicing Advance by the Master Servicer, the Trustee or the Fiscal Agent, as applicable).


     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The Determination Date for each Distribution Date is the fourth business day preceding such Distribution Date.


     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above.


     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Master Servicer, and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the holder of a Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, Moody's, Fitch and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Trustee) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X-1 Certificates allocable to Yield Maintenance Charges and prepayment premiums;

          (11) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;


          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges and prepayment premiums collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, beginning in May 2003, the Trustee may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Trustee will be required to make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information, to the extent in the Trustee's possession, with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, DSCR based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, Moody's, Fitch, any designee of the Depositor or any other person to whom the Trustee, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all written modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide or make available certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificates as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, to the Class X-1 Certificates and Class X-2 Certificates based on their respective Notional Amounts), and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balances of all classes of Certificates (other than the Class X-1 and Class X-2 Certificates and the Residual Certificates), each determined as of the prior Distribution Date. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificates will be allocated among the holders of such Certificates in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any

Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, ATTN:
Asset Backed Securities Trust Services Group -- JPMorgan 2003-ML1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The

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Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the Administrative Cost Rate (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. In addition, the Trustee will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, if applicable, the Retail AB Mortgage Loan Intercreditor Agreements and the Hyatt Regency Hotel Loan Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, any Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer; and

          (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 60-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Mortgage Loan Sellers, the Trustee, Moody's and Fitch. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if written objection has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

          (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

          (ii) any modification of a monetary term of a mortgage loan (excluding waivers of Default Interest and late penalties constituting additional servicing compensation);

          (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

          (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

          (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents; and

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     Notwithstanding the foregoing, so long as a Control Appraisal Period has not occurred or has occurred and is not continuing, then the Directing Certificateholder will not be entitled to exercise any of the rights and powers described above with respect to the Hyatt Regency Hotel Loan and the Hyatt Regency Hotel Companion Loan and, instead, the holder of the Hyatt Regency Hotel Companion Loan or its designee will be entitled, without the application of any deemed approval to proposed actions, to exercise the same or similar rights and powers with respect to the Hyatt Regency Hotel Loan and the Hyatt Regency Hotel Companion Loan. In addition to the above powers, the Master Servicer or Special Servicer will be required to (i) consult with the holder of the Hyatt Regency Hotel Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the release of any escrow held in conjunction with the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan to the borrower not expressly required by the terms of the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan or under applicable law; (C) material alterations on the Mortgaged Property if approval by the lender is required by the related loan documents; (D) material changes in any ancillary loan documents; or (E) the waiver of any notice provisions related to prepayment; (ii) consult with the holder of the Hyatt Regency Hotel Companion Loan or its designee (A) upon the occurrence of any event of default with respect to the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan and to consider alternative actions recommended by the holder of the Hyatt Regency Hotel Companion Loan or its designee and (B) at any time (whether or not an event of default with respect to the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan has occurred) with respect to proposals to take any significant action with respect to the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan or the related Mortgaged Property and to consider alternative actions recommended by the holder of the Hyatt Regency Hotel Companion Loan or its designee, and (iii) prior to taking any of the following actions, to notify in writing the holder of the Hyatt Regency Hotel Companion Loan or its designee of any proposal to take any of such actions and to receive the written approval of the holder of the Hyatt Regency Hotel Companion Loan or its designee: (A) any acceptance of substitute or additional collateral for the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan unless required by the loan documents; (B) any renewal or replacement of the insurance policies or any waiver, modification or amendment of any insurance requirements under the loan documents; (C) consenting to the execution, termination, material modification, assignment or renewal of any hotel franchise agreement or hotel management agreement or the substitution or replacement of the hotel management company; (D) any release of the related borrower, any guarantor or other obligor from liability with respect to the Hyatt Regency Hotel Loan or the Hyatt Regency Hotel Companion Loan; or (E) any modification or waiver of any provision of the related loan documents which restricts the related borrower or any of its constituent members, owners, or principals from incurring additional indebtedness.

     In addition, the holder of each Retail Companion Loan may exercise certain approval rights relating to a modification of the related Retail Companion Loan that materially and adversely affects the holder of the Retail Companion Loan prior to the expiration of the related repurchase period. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

          (b) may act solely in the interests of the holders of the Controlling Class,

          (c) does not have any duties to the holders of any class of certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates,

          (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

          (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

THE MASTER SERVICER

     Wachovia Bank, National Association (the "Master Servicer"), will be responsible for servicing the Mortgage Loans. Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of December 31, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 8,217 commercial and multifamily loans, totaling approximately $64.5 billion in aggregate outstanding principal amounts including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     Lennar Partners, Inc. (the "Special Servicer"), a Florida corporation, is a subsidiary of LNR Property Corporation ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2002, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 13,900 assets in most states with an original face value of over $85 billion, most of which are commercial real estate assets. Included in this managed portfolio are $83 billion of commercial real estate assets representing 103 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.04% to 0.14%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.05% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification and defeasance fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, (2) 50% of any assumption fees, in each case with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to receive a separate fee with respect to any Companion Loan if payable under the related intercreditor agreement. Otherwise, all references in this section to "mortgage loans" will include any Companion Loan.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications, all assumption fees and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of any assumption fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan. The Special Servicer will also be entitled to receive default interest paid by the borrowers on all mortgage loans. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan, in connection with the related Mortgage Loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related

Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to voluntary prepayments of principal for each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (i) subsequent to a default under the related mortgage loan documents, (ii) in connection with insurance proceeds or condemnation proceeds, (iii) pursuant to applicable law or a court order, or (iv) at the request or with the consent of the Directing Certificateholder), then, the Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses for such Due Period, but in no event greater than such Prepayment Interest Shortfalls. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property fire and hazard insurance required by the terms of the mortgage loan documents in the amounts, and from an insurer meeting the requirements set forth therein or, if the borrower does not so maintain such coverage, the Master Servicer will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standards. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest therein and the insurance is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (the "Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, (C) if the Special Servicer determines that insurance covering the Additional Exclusions is available at a commercially reasonable price in or around the region in which the Mortgaged Property is located, the Master Servicer shall require the borrower to maintain such insurance, and if the borrower fails to maintain such insurance, shall cause such insurance to be maintained and (D) if the Special Servicer, with the consent of the Directing Certificateholder, determines in accordance with the Servicing Standards that insurance covering the Additional Exclusions is not available at a commercially reasonable price, inform the Rating Agencies as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust. If the Special Servicer does not enforce a terrorism insurance requirement, the Special Servicer will forward to the related borrower a forbearance letter that reserves the Special Servicer's right to enforce the terrorism insurance requirement at a later date.


     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.


     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.


     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.


     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the Mortgage Loan Sellers, Moody's, Fitch and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the mortgage loan in default, plus accrued and unpaid interest on such balance, all Yield Maintenance Charges, prepayment premiums and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.


     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(d) and Treasury regulations thereunder. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Trustee or the Fiscal Agent on these Advances.


     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION


     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more once every 12 months and (B) less than $2,000,000 once every 24 months, in each case commencing in calendar year 2004 unless a physical inspection has been performed by the Special Servicer within the last 12 or 24 months, as applicable, and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.


     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.


     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Trustee will be available for review by

Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and Fitch that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or Fitch to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee shall have received a written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action, if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall have sixty (60) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates;

          (g) the Master Servicer fails to be rated at least "CMS3" by Fitch or the Special Servicer fails to be rated at least "CSS3" by Fitch;

          (h) Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

          (i) Moody's downgrades the then current ratings of any class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and

Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch, as evidenced by a letter from each of Moody's and Fitch;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and Fitch, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the

Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch, amend the Servicing Standards.


     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, prepayment premiums, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would affect the yield on the Class D and Class E Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods, Yield Maintenance Charges or prepayment premiums and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods. Yield Maintenance Charges and/or prepayment premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in May 2003;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan will be the payment required to be paid on each due date pursuant to the related mortgage loan documents until the maturity date or the Anticipated Repayment Date, as the case may be;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special

     Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (g) the Closing Date is April 11, 2003;

          (h) the ARD Loans prepay on their Anticipated Repayment Dates;

          (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................          97            97            97            97            97
April 12, 2005 .....................          93            93            93            93            93
April 12, 2006 .....................          89            89            89            89            89
April 12, 2007 .....................          85            85            84            84            84
April 12, 2008 .....................          39            39            39            39            39
April 12, 2009 .....................          35            35            35            34            34
April 12, 2010 .....................          29            29            28            28            27
April 12, 2011 .....................          25            24            23            22            22
April 12, 2012 .....................          12            11            10             9             8
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        5.70          5.67          5.64          5.61          5.58
Estimated Month of First Principal .   5/12/2003     5/12/2003     5/12/2003     5/12/2003     5/12/2003
Estimated Month of Maturity ........   7/12/2012     7/12/2012     7/12/2012     7/12/2012     6/12/2012

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................         100           100           100           100           100
April 12, 2005 .....................         100           100           100           100           100
April 12, 2006 .....................         100           100           100           100           100
April 12, 2007 .....................         100           100           100           100           100
April 12, 2008 .....................         100           100           100           100           100
April 12, 2009 .....................         100           100           100           100           100
April 12, 2010 .....................         100           100           100           100           100
April 12, 2011 .....................         100           100           100           100           100
April 12, 2012 .....................         100           100           100           100           100
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.72          9.71          9.70          9.70          9.69
Estimated Month of First Principal .   7/12/2012     7/12/2012     7/12/2012     7/12/2012     6/12/2012
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................         100           100           100           100           100
April 12, 2005 .....................         100           100           100           100           100
April 12, 2006 .....................         100           100           100           100           100
April 12, 2007 .....................         100           100           100           100           100
April 12, 2008 .....................         100           100           100           100           100
April 12, 2009 .....................         100           100           100           100           100
April 12, 2010 .....................         100           100           100           100           100
April 12, 2011 .....................         100           100           100           100           100
April 12, 2012 .....................         100           100           100           100           100
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.92          9.92          9.92          9.92          9.92
Estimated Month of First Principal .   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................         100           100           100           100           100
April 12, 2005 .....................         100           100           100           100           100
April 12, 2006 .....................         100           100           100           100           100
April 12, 2007 .....................         100           100           100           100           100
April 12, 2008 .....................         100           100           100           100           100
April 12, 2009 .....................         100           100           100           100           100
April 12, 2010 .....................         100           100           100           100           100
April 12, 2011 .....................         100           100           100           100           100
April 12, 2012 .....................         100           100           100           100           100
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.92          9.92          9.92          9.92          9.92
Estimated Month of First Principal .   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.


                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................         100           100           100           100           100
April 12, 2005 .....................         100           100           100           100           100
April 12, 2006 .....................         100           100           100           100           100
April 12, 2007 .....................         100           100           100           100           100
April 12, 2008 .....................         100           100           100           100           100
April 12, 2009 .....................         100           100           100           100           100
April 12, 2010 .....................         100           100           100           100           100
April 12, 2011 .....................         100           100           100           100           100
April 12, 2012 .....................         100           100           100           100           100
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.92          9.92          9.92          9.92          9.92
Estimated Month of First Principal .   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage .................         100           100           100           100           100
April 12, 2004 .....................         100           100           100           100           100
April 12, 2005 .....................         100           100           100           100           100
April 12, 2006 .....................         100           100           100           100           100
April 12, 2007 .....................         100           100           100           100           100
April 12, 2008 .....................         100           100           100           100           100
April 12, 2009 .....................         100           100           100           100           100
April 12, 2010 .....................         100           100           100           100           100
April 12, 2011 .....................         100           100           100           100           100
April 12, 2012 .....................         100           100           100           100           100
April 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (Years)(1) ...        9.92          9.92          9.92          9.92          9.92
Estimated Month of First Principal .   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013
Estimated Month of Maturity ........   3/12/2013     3/12/2013     3/12/2013     3/12/2013     3/12/2013

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC", and the "Lower-Tier REMIC", respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes.] It is also anticipated that the [Class A-1, Class A-2, Class B, Class C, Class D and Class E] Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges and prepayment premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or prepayment premium. Yield Maintenance Charges and prepayment premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges and prepayment premiums.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A)of the Code in the hands of a real estate investment trust or "REIT", and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of the Lower Tier REMIC and the Upper Tier REMIC (treating such REMICs as one REMIC) are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 56 mortgage loans representing approximately 34.8% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS") and Morgan Stanley & Co. Incorporated ("MSC," and together with JPMSI and MLPFS, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the

Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

CLASS                      JPMSI     MLPFS      MSC
-----------------------   -------   -------   -------
   Class A-1 ..........    $         $         $
   Class A-2 ..........    $         $         $
   Class B ............    $         $         $
   Class C ............    $         $         $
   Class D ............    $         $         $
   Class E ............    $         $         $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to
be approximately $    , will be   % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     JPMSI is an affiliate of the Depositor and JPMorgan Chase, a Mortgage Loan Seller. MLPFS is an affiliate of Merrill Lynch, a Mortgage Loan Seller.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP and for the Underwriters by Baker & McKenzie. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch"):

 CLASS     MOODY'S     FITCH
-------   ---------   ------
   A-1       Aaa        AAA
   A-2       Aaa        AAA
    B        Aa2        AA
    C        Aa3         AA-
    D         A2         A
    E         A3         A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, ratings adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity providers. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges, prepayment premiums or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by Moody's, Fitch or another nationally recognized statistical rating organization. No other class of certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Moody's, Fitch or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the ERISA Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and an ERISA Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute "Securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans or church plans for which no election has been made under Section 410(d) of the Code, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

3
30/360 ...................................           S-10
30/360 Basis .............................           S-54
A
AB Mortgage Loans ........................           S-58
Actual/360 Basis .........................           S-53
Additional Exclusions ....................          S-116
Administrative Cost Rate .................    S-91, S-113
Advances .................................           S-98
All Risk of Physical Loss ................           S-74
Anticipated Repayment Date ...............           S-53
Appraisal Reduction ......................           S-99
Appraisal Reduction Event ................           S-99
ARD Loans ................................           S-53
Asset Status Report ......................          S-109
Assumed Final Distribution Date ..........           S-94
Assumed Scheduled Payment ................           S-93
Authenticating Agent .....................          S-106
Available Distribution Amount ............           S-84
B
Base Interest Fraction ...................           S-94
C
Certain ERISA Considerations .............          S-137
Certificate Account ......................           S-83
Certificate Balance ......................           S-79
Certificate Owner ........................           S-80
Certificate Registrar ....................          S-106
Certificateholders .......................           S-49
Certificates .............................           S-79
Class A Certificates .....................           S-79
Class X Certificates .....................           S-79
Class X-1 Components .....................           S-89
Class X-1 Strip Rate .....................           S-89
Class X-2 Component ......................           S-90
Class X-2 Strip Rate .....................           S-90
Clearstream ..............................           S-80
Closing Date .............................           S-49
CMSA Investor Reporting Package ..........          S-103
Code .....................................          S-132
Collateral Support Deficit ...............           S-97
Companion Loans ..........................           S-58
Compensating Interest Payment ............          S-115
Constant Prepayment Rate .................          S-128
Control Appraisal Period .................           S-59
Controlling Class ........................          S-111
Controlling Class Certificateholder ......          S-111
Corrected Mortgage Loan ..................          S-108
CPR ......................................          S-128
Cross-Over Date ..........................           S-88

Cut-off Date Balance .....................           S-49
D
Defeasance ...............................           S-55
Defeasance Lockout Period ................           S-55
Depositor ................................           S-49
Depositories .............................           S-81
Determination Date .......................           S-83
Direct Participants ......................           S-81
Directing Certificateholder ..............          S-111
Discount Rate ............................           S-54
Distributable Certificate Interest .......           S-92
Distribution Account .....................           S-83
Distribution Date ........................           S-83
DSCR .....................................           S-49
DTC ......................................           S-80
Due Period ...............................           S-85
E
Effective Gross Income ...................           S-66
ERISA ....................................          S-136
ERISA Plan ...............................          S-136
ESA ......................................           S-73
Euroclear ................................           S-80
Events of Default ........................          S-122
Excess Interest ..........................           S-91
Excess Interest Distribution Account .....           S-84
Excluded Plan ............................          S-137
Exemption ................................          S-136
F
FIRREA ...................................           S-73
Fitch ....................................          S-135
Form 8-K .................................           S-63
G
Gain on Sale Reserve Account .............           S-84
H
Hyatt ....................................           S-52
Hyatt Regency Borrower ...................           S-52
Hyatt Regency Hotel Companion
Loan .....................................           S-52
Hyatt Regency Hotel Intercreditor
Agreement ................................           S-58
Hyatt Regency Hotel Loan .................           S-52
Hyatt Regency Property ...................           S-52
I
Indirect Participants ....................           S-81
Initial Pool Balance .....................           S-49
Initial Rate .............................           S-53
Initial Resolution Period ................           S-76
Insurance and Condemnation
Proceeds .................................           S-83

Interest Distribution Amount ...........     S-91
Interest Reserve Account ...............     S-83
IRS ....................................    S-119
J
JPMorgan Chase .........................     S-49
JPMSI ..................................    S-133
judicial action ........................     S-45
L
Liquidation Fee ........................    S-114
Liquidation Fee Rate ...................    S-114
Liquidation Proceeds ...................     S-83
LNR ....................................    S-112
Lock Box Accounts ......................     S-78
Lock Box Loans .........................     S-78
Lockout Period .........................     S-54
Lower-Tier Distribution Account ........     S-83
Lower-Tier REMIC .......................    S-132
Lower-Tier REMIC Regular Interests .....    S-132
LTV Ratio ..............................     S-67
M
MAI ....................................     S-77
Mall of Victor Valley Borrowers ........     S-51
Mall of Victor Valley Loan .............     S-51
Mall of Victor Valley Property .........     S-51
Master Servicer ........................    S-112
Master Servicer Remittance Date ........     S-97
McLearen Companion Loan ................     S-61
McLearen Loan ..........................     S-58
Merrill Lynch ..........................     S-49
MLPFS ..................................    S-133
Moody's ................................    S-135
Mortgage ...............................     S-49
Mortgage Asset Seller ..................     S-49
Mortgage Loan Seller ...................     S-49
Mortgage Note ..........................     S-49
Mortgage Rate ..........................     S-91
Mortgaged Property .....................     S-49
MSC ....................................    S-133
N
Net Aggregate Prepayment Interest
Shortfall ..............................     S-92
Net Mortgage Rate ......................     S-91
Net Operating Income ...................     S-66
NOI ....................................     S-66
Non-Offered Certificates ...............     S-79
Non-Offered Subordinate
Certificates ...........................     S-96
Nonrecoverable Advance .................     S-98
Notional Amount ........................     S-79
O
Offered Certificates ...................     S-79

OID ....................................    S-133
Operating Statements ...................     S-66
Option Price ...........................    S-118
P
PAR ....................................     S-74
P&I Advance ............................     S-97
Participants ...........................     S-80
Pass-Through Rate ......................     S-88
Percentage Interest ....................     S-80
Periodic Payments ......................     S-84
Permitted Investments ..................     S-84
Plan ...................................    S-136
PML ....................................     S-58
Pooling and Servicing Agreement ........     S-79
Prepayment Assumption ..................    S-133
Prepayment Interest Excess .............    S-115
Prepayment Interest Shortfall ..........    S-115
Prime Rate .............................     S-99
Principal Balance Certificates .........     S-79
Principal Distribution Amount ..........     S-92
Principal Shortfall ....................     S-93
Purchase Agreements ....................     S-49
Purchase Option ........................    S-118
Purchase Price .........................     S-76
Q
Qualified Substitute Mortgage Loan .....     S-77
R
Rated Final Distribution Date ..........     S-95
Record Date ............................     S-83
Reduction Percentage ...................     S-59
Regular Certificates ...................    S-132
regular interests ......................    S-132
Reimbursement Rate .....................     S-99
Related Proceeds .......................     S-98
Release Date ...........................     S-56
Release H.15 ...........................     S-54
REMIC ..................................    S-132
REMIC Provisions .......................    S-132
REO Account ............................    S-116
REO Loan ...............................     S-93
REO Property ...........................    S-108
Residual Certificates ..................     S-79
residual interests .....................    S-132
Restricted Group .......................    S-136
Retail Companion Loans .................     S-61
Retreat Village Companion Loan .........     S-61
Retreat Village Loan ...................     S-58
Revised Rate ...........................     S-53
Rules ..................................     S-82
S
S&P ....................................    S-136

Scheduled Principal Distribution
Amount ....................................     S-92
Senior Certificates .......................     S-79
Sequential Pay Event ......................     S-61
Servicing Advances ........................     S-98
Servicing Fee .............................    S-112
Servicing Fee Rate ........................    S-112
Similar Law ...............................    S-136
SMMEA .....................................    S-135
Special Servicer ..........................    S-112
Special Servicing Fee .....................    S-113
Special Servicing Fee Rate ................    S-113
Specially Serviced Mortgage Loans .........    S-108
Stated Principal Balance ..................     S-93
Statement to Certificateholders ...........    S-101
Subordinate Certificates ..................     S-79
Subordinate Offered Certificates ..........     S-79
T
Treasury Rate .............................     S-54
Trustee ...................................     S-49
Trustee Fee ...............................    S-105
Trustee Fee Rate ..........................    S-106
U
Underwriters ..............................    S-133

Underwriting Agreement ....................    S-133
Underwritten Cash Flow ....................     S-66
Underwritten Cash Flow Debt Service
Coverage Ratio ............................     S-65
Underwritten NOI ..........................     S-66
Unscheduled Principal Distribution
Amount ....................................     S-92
Upper-Tier Distribution Account ...........     S-83
Upper-Tier REMIC ..........................    S-132
UW DSCR ...................................     S-66
UW NCF ....................................     S-66
UW NOI ....................................     S-66
V
Voting Rights .............................    S-104
W
WAC Rate ..................................     S-91
Withheld Amounts ..........................     S-84
Workout Fee ...............................    S-113
Workout Fee Rate ..........................    S-113
Y
Yield Maintenance Charge ..................     S-54
Yield Maintenance Period ..................     S-54

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #   ORIGINATOR   PROPERTY NAME                                        STREET ADDRESS
------   ----------   -------------                                        --------------
     1      MLML      The Mall of Victor Valley                            14400 Bear Valley Raod
     2     JPMCB      Hyatt Regency Hotel                                  2799 Jefferson Davis Highway
     3     JPMCB      Janaf Shopping Center                                5750 East Virginia Beach Boulevard
     4     JPMCB      US Bank Center Building                              101 East 5th Street
     5     JPMCB      Cerritos Corporate Tower                             18000 Studebaker Road
     6     JPMCB      Overland Storage Campus                              4820 Overland Avenue
     7     JPMCB      North Nashville Industrial Portfolio                 Various
   7.1     JPMCB      North Nashville Industrial- Space Park               114 Cartwright Street
   7.2     JPMCB      North Nashville Industrial- Old Stone                Old Stone Bridge Road
     8     JPMCB      Jefferson at Birchwood Apartments                    1234 West Blaine Street
     9     JPMCB      5 Marine View Plaza                                  5 Marine View Plaza
    10     JPMCB      Whitnall Pointe Apartments                           10591 West Cortez Circle
    11     JPMCB      Hershey Heritage Village                             1330 Wabank Road
    12     JPMCB      Emerald Place Apartments                             40300 Washington Street
    13      MLML      Fairfield Center                                     1499 Boston Post Road
    14      MLML      El Mercado Shopping Center                           1601-1801 DeCoto Road and 34300-34396 Alvarado Niles Road
    15     JPMCB      Hessel on the Park                                   1601-1862 Valley Road
    16      MLML      High Ridge Center                                    2211 - 2429 South Green Bay Road
    17      MLML      Oxon Hill Plaza                                      5551-6195 Livingston Road
    18     JPMCB      The Plaza at Wells Lake                              335 Crossings Boulevard
    19      MLML      Lakewood Pavillion                                   5700 100th Street
    20      MLML      Emerald Pointe Apartments                            111 73rd Avenue North
    21     JPMCB      Mount Airy Shopping Center                           400 East Ridgeville Boulevard
    22     JPMCB      Lakes of Melbourne                                   4000 Hollywood Boulevard
    23      MLML      Sweetwater Cove Apartments                           5450 Memorial Highway
    24     JPMCB      Dearborn Shopping Center                             4910 Schaefer Road
    25      MLML      Grand Central Plaza                                  3590-3630 Central Avenue
    26      MLML      Sunrise Ridge Apartments                             4901 East Sunrise Drive
    27     JPMCB      Crossings at Mid-Rivers                              121-331 Costco Way
    28      MLML      Brigantine Town Center                               4200 Harbor Beach Boulevard
    29     JPMCB      Ramblers Rest                                        1300 North River Road
    30      MLML      Avondale Station Apartments                          703 Twin Oaks Drive
    31     JPMCB      Colonial Promenade                                   1425 Tuskawilla Road
    32      MLML      Biltmore Club Apartments                             4640 North 24th Street
    33     JPMCB      Greenpark II Office                                  7505 Main Street
    34     JPMCB      McLearen Shopping Center                             3043-3065 Centerville Road
    35     JPMCB      Briarcliff Villas Apts                               2505 Briarcliff Circle
    36      MLML      Retreat on Roswell Apartments                        5540 Roswell Road
    37     JPMCB      Oak Park Mall                                        Route 48 and Lincoln Way
    38     JPMCB      Hillsboro Promenade                                  7410-7558 Southwest Baseline Road
    39      MLML      Sailwind Apartments                                  350 24th Street Northwest
    40      MLML      Crosspointe Plaza                                    96 Cross Street
    41     JPMCB      631 Wilshire Boulevard                               631 Wilshire Boulevard
    42     JPMCB      Retreat Village Shopping Center                      Demere Road and Frederica Road
    43     JPMCB      149 Fifth Avenue                                     149 Fifth Avenue
    44      MLML      Valley View Office Park                              12062 Valley View Street
    45     JPMCB      201 East 66th Street                                 201 East 66th Street
    46      MLML      North Reading Plaza                                  5370 Allentown Pike
    47     JPMCB      Driftwood Village                                    2234-2254 Euclid Avenue
    48     JPMCB      La Ville & Johnson Apartments                        Various
  48.1     JPMCB      La Ville Apartments                                  431 West Gorham
  48.2     JPMCB      Johnson House                                        430 West Johnson
    49     JPMCB      Commerce Park South                                  1767 - 1791 Tribute Road
    50      MLML      Mill Run Office Center                               1275 Glenlivet Drive
    51      MLML      Cloverdale Apartments                                886 Harlow Road
    52     JPMCB      Foxcroft Apartments                                  8700 North Port Washington
    53     JPMCB      Gardenview Estates                                   3114 Northeast 57th Avenue
    54     JPMCB      Oak Creek Apartments                                 11412 Northeast 49th Street
    55      MLML      Storeyville Manufactured Housing Community           3755 North Nellis Road
    56     JPMCB      The Greenhouse Apartments                            3543 Tates Creek Road
    57     JPMCB      Eastgate Village Apartments                          3190 Mosley Drive
    58      MLML      Parkwood Apartments                                  1935-1945 East Garvey Avenue  North
    59     JPMCB      Whitehall Crossing                                   284 North Jacob Drive
    60     JPMCB      Pelican Bay Apartments                               2150 42nd Street
    61      MLML      One Carriage House Square                            164-170 West Shirley Avenue
    62     JPMCB      Hailey Walk Apartments                               501 Southwest 75th Street
    63     JPMCB      Imperial Beach Promenade                             800-894 Palm Avenue
    64      MLML      Alpine Village Apartments                            4 Center Street
    65     JPMCB      Shoppes @ Rivergate                                  2130 North Gallatin Pike
    66     JPMCB      Tarrant Parkway                                      8850 North Tarrant Parkway
    67      MLML      Haight Clayton Building                              1601-21 Haight Street & 601-9 Clayton Street
    68     JPMCB      3150 North Elm Street                                3150 North Elm Street
    69     JPMCB      Union County Business Center                         12777-12815 Independence Boulevard
    70     JPMCB      Walgreens - Hikes Point                              4019 and 4025 Taylorsville Road
    71      MLML      Wellington Estates                                   6623 Callaghan Road
    72      MLML      Solon Club Apartments                                26463 Solon Road
    73     JPMCB      331 North El Camino Real                             331 North El Camino Real
    74     JPMCB      Rite Aid - Ohio Portfolio                            Various
  74.1     JPMCB      Rite Aid #2340 Douglas                               5002 Douglas Road
  74.2     JPMCB      Rite Aid #2321 Glendale                              2430 Glendale Avenue
  74.3     JPMCB      Rite Aid #2354 McCord                                4018 North McCord Road
    75     JPMCB      Whispering Pines of Holland                          13706 Westwood Lane
    76     JPMCB      6405 7th Avenue                                      6405 64th Street
    77     JPMCB      Springs Corner Shopping Center                       2515 12th Avenue Northeast
    78      MLML      Sav-On Drug Store                                    44th Street & El Cajon Boulevard
    79      MLML      Edison 1 North 15                                    1055 Route 1 South
    80     JPMCB      Windgate Apts                                        4041 East Olive Road
    81     JPMCB      Westgate Plaza                                       5173 West Washington Street
    82      MLML      Presidential Self Storage                            5579 Wellington Road
    83     JPMCB      Hamilton Crossing                                    2200 Hamilton Place Boulevard, Site 3
    84      MLML      Northshore Woods Apartments                          1446 Northshore Woods Drive
    85     JPMCB      Champaign House                                      1507-1517  Kirby,1506-12 & 1521-29 Lincolnshire
    86     JPMCB      Packaging Corp of America Warehouse                  9575 Commission Drive
    87     JPMCB      Feather Sound Square                                 2325 Ulmerton Road
    88      MLML      101 Prospect Avenue                                  101 Prospect Avenue
    89      MLML      22601 Pacific Coast Highway                          22601 Pacific Coast Highway
    90      MLML      Cedar Regency Apartments                             300 North Cedar Street
    91     JPMCB      Live Oaks                                            102-420 Live Oaks Boulevard
    92     JPMCB      Kings Arms Apartments                                1317 Mahlmann Street
    93      MLML      Walgreens Drug Store - Cooper City                   11105 Stirling Road
    94     JPMCB      Best Buy                                             6 Mall Road
    95      MLML      Eckerd Drug Store - Deltona                          1250 Providence Boulevard
    96     JPMCB      The Meadows MHC                                      14100 Del Papa
    97      MLML      Islander Resort Apartments                           21205 Roscoe Boulevard
    98      MLML      Sante Fe Apartments                                  2401 South Sante Fe Avenue
    99     JPMCB      South Pine Island                                    100 South Pine Island Road
   100     JPMCB      Palm Desert Estates                                  43-101 Portola Avenue
   101      MLML      Serrano Avenue Apartments                            714 South Serrano Avenue
   102     JPMCB      Lyndon Crossings Apartments                          1201 Lyndon Crossings Way
   103      MLML      Eckerd Drug Store - Myrtle Beach                     5001 Socastee Boulevard
   104     JPMCB      Rivershire Apts Addition                             11215 West Morgan Avenue
   105     JPMCB      Fairview Bluff Apartments                            8800-8400 Colony Club Drive
   106      MLML      Northview Heights Apartments                         2324 East 43rd Street
   107      MLML      Stop & Stor Self Storage                             780 Gulf Avenue
   108     JPMCB      Riverwood Apartments                                 6431 Bridge Road
   109      MLML      Van Buren Apartments                                 625 North Van Buren Avenue
   110      MLML      County Green Apartments                              2050,2070 & 2100 County Street
   111      MLML      Silverleaf West Apartments                           2749 West Tharpe Street
   112      MLML      55 North Mar Vista Apartments                        55 North Mar Vista Avenue
   113     JPMCB      Triple Z Self Storage                                4317 South 300 West
   114      MLML      Whispering Palms Apartments                          16743 San Bernardino Road
   115     JPMCB      Eckerds Lawndale                                     806 South 75th
   116      MLML      Riverfront Village Manufactured Housing Community    2833 Junction Highway
   117     JPMCB      Brendan Court                                        3941 Brendan Lane
   118     JPMCB      University Plaza Shopping Center                     1313 North Road Street
   119     JPMCB      ITS/Caleb Brett                                      149 Pintail Street
   120     JPMCB      Desoto Square Shopping Center                        3300 US 27 South
   121     JPMCB      Avon Park Shopping Center                            906 US 27 South
   122     JPMCB      Blueberry Hill Apartments                            7201 Watts Road

LOAN #    CITY                                              STATE       ZIP CODE      COUNTY
------    ----                                              -----       --------      ------
     1    Victorville                                         CA          92392       San Bernardino
     2    Arlington                                           VA          22202       Arlington
     3    Norfolk                                             VA          23502       Norfolk
     4    St. Paul                                            MN          55101       Ramsey
     5    Cerritos                                            CA          90703       Los Angeles
     6    Kearny Mesa                                         CA          92123       San Diego
     7    Goodlettsville                                      TN          37072       Davidson
   7.1    Goodlettsville                                      TN          37072       Davidson
   7.2    Goodlettsville                                      TN          37072       Davidson
     8    Riverside                                           CA          92507       Riverside
     9    Hoboken                                             NJ          7030        Hudson
    10    Franklin                                            WI          53132       Milwaukee
    11    Lancaster                                           PA          17603       Lancaster
    12    Bermuda Dunes                                       CA          92201       Riverside
    13    Fairfield                                           CT          6430        Fairfield
    14    Union City                                          CA          94587       Alameda
    15    Champaign                                           IL          61820       Champaign
    16    Racine                                              WI          53406       Racine
    17    Oxon Hill                                           MD          20745       Prince George's
    18    Orange Park                                         FL          32073       Clay
    19    Lakewood                                            WA          98499       Pierce
    20    St. Petersburg                                      FL          33702       Pinellas
    21    Mount Airy                                          MD          21771       Carroll
    22    Melbourne                                           FL          32904       Brevard
    23    Tampa                                               FL          33634       Hillsborough
    24    Dearborn                                            MI          48126       Wayne
    25    Riverside                                           CA          92506       Riverside
    26    Tucson                                              AZ          85718       Pima
    27    St. Peters                                          MO          63376       Saint Charles
    28    Brigantine                                          NJ          8203        Atlantic
    29    Venice                                              FL          34293       Sarasota
    30    Decatur                                             GA          30030       DeKalb
    31    Winter Springs                                      FL          32708       Seminole
    32    Phoenix                                             AZ          85016       Maricopa
    33    Houston                                             TX          77030       Harris
    34    Herndon                                             VA          20171       Fairfax
    35    Wilmington                                          NC          28411       New Hanover
    36    Atlanta                                             GA          30328       Fulton
    37    White Oak                                           PA          15131       Allegheny
    38    Hillsboro                                           OR          97123       Washington
    39    Winter Haven                                        FL          33880       Polk
    40    Naugatuck                                           CT          6770        New Haven
    41    Santa Monica                                        CA          90401       Los Angeles
    42    St. Simons Island                                   GA          31522       Glynn
    43    New York                                            NY          10010       New York
    44    Garden Grove                                        CA          92845       Orange
    45    New York                                            NY          10021       New York
    46    Temple                                              PA          19560       Berks
    47    Ontario                                             CA          91762       San Bernadino
    48    Madison                                             WI          53703       Dane
  48.1    Madison                                             WI          53703       Dane
  48.2    Madison                                             WI          53703       Dane
    49    Sacramento                                          CA          95815       Sacramento
    50    Allentown                                           PA          18106       Lehigh
    51    Springfield                                         OR          97477       Lane
    52    Fox Point                                           WI          53217       Milwaukee
    53    Vancouver                                           WA          98661       Clark
    54    Vancouver                                           WA          98682       Clark
    55    Las Vegas                                           NV          89115       Clark
    56    Lexington                                           KY          40517       Fayette
    57    Greenville                                          NC          27858       Pitt
    58    West Covina                                         CA          91791       Los Angeles
    59    Bloomington                                         IN          47404       Monroe
    60    Kenner                                              LA          70065       Jefferson
    61    Warrenton                                           VA          20186       Fauqier
    62    Gainesville                                         FL          32607       Alachua
    63    Imperial Beach                                      CA          91932       San Diego
    64    Sussex                                              NJ          7461        Sussex
    65    Madison                                             TN          37115       Davidson
    66    North Richland Hills                                TX          76180       Tarrant
    67    San Francisco                                       CA          94117       San Francisco
    68    Greensboro                                          NC          27408       Guilford
    69    Stallings                                           NC          28105       Union
    70    Louisville                                          KY          40220       Jefferson
    71    San Antonio                                         TX          78229       Bexair
    72    Oakwood Village                                     OH          44146       Cuyahoga
    73    Encinitas                                           CA          92024       San Diego
    74    Various                                             OH         Various      Lucas
  74.1    Toledo                                              OH          43613       Lucas
  74.2    Toledo                                              OH          43614       Lucas
  74.3    Sylvania                                            OH          43560       Lucas
    75    Holland                                             MI          49424       Ottawa
    76    Brooklyn                                            NY          11220       Kings
    77    Hickory                                             NC          28601       Catawba
    78    San Diego                                           CA          92115       San Diego
    79    Edison                                              NJ          8837        Middlesex
    80    Pensacola                                           FL          32514       Escambia
    81    Indianapolis                                        IN          46241       Marion
    82    Gainesville                                         VA          20155       Prince William
    83    Chattanooga                                         TN          37421       Hamilton
    84    Knoxville                                           TN          37919       Knox
    85    Champaign                                           IL          61821       Champaign
    86    Mascot                                              TN          37806       Knox
    87    Clearwater                                          FL          34622       Pinellas
    88    Hackensack                                          NJ          7601        Bergen
    89    Malibu                                              CA          90265       Los Angeles
    90    Glendale                                            CA          91206       Los Angeles
    91    Casselberry                                         FL          32707       Seminole
    92    Rosenberg                                           TX          77471       Fort Bend
    93    Cooper City                                         FL          33328       Broward
    94    Barboursville                                       WV          25504       Cabell
    95    Deltona                                             FL          32725       Volusia
    96    Houston                                             TX          77047       Harris
    97    Canoga Park                                         CA          91304       Los Angeles
    98    Los Angeles                                         CA          90058       Orange
    99    Plantation                                          FL          33324       Broward
   100    Palm Desert                                         CA          92260       Riverside
   101    Los Angeles                                         CA          90005       Los Angeles
   102    Louisville                                          KY          40242       Jefferson
   103    Myrtle Beach                                        SC          29577       Horry
   104    Greenfield                                          WI          53228       Milwaukee
   105    Alpharetta                                          GA          30022       Fulton
   106    Erie                                                PA          16510       Erie
   107    Staten Island                                       NY          10314       Richmond
   108    Madison                                             WI          53713       Dane
   109    Tucson                                              AZ          85711       Pima
   110    Attleboro                                           MA          2703        Bristol
   111    Tallahassee                                         FL          32304       Leon
   112    Pasadena                                            CA          91106       Los Angeles
   113    Murray                                              UT          84107       Salt Lake
   114    Fontana                                             CA          92335       San Bernardino
   115    Houston                                             TX          77023       Harris
   116    Kerrville                                           TX          78028       Kerr
   117    North Olmsted                                       OH          44070       Cuyahoga
   118    Elizabeth City                                      NC          27909       Pasquotank
   119    St. Rose                                            LA          70087       Saint Charles
   120    Sebring                                             FL          33870       Highlands
   121    Avon Park                                           FL          33825       Highlands
   122    Madison                                             WI          53719       Dane

          NUMBER OF                                                                                                       YEAR
LOAN #   PROPERTIES    PROPERTY TYPE                         PROPERTY SUBTYPE                          YEAR BUILT       RENOVATED
------   ----------    -------------                         ----------------                          ----------       ---------
     1        1        Retail                                Anchored                                     1986
     2        1        Hotel                                 Full Service                                 1982            1996
     3        1        Retail                                Anchored                                     1959            1990
     4        1        Office                                CBD                                          1973            1995
     5        1        Office                                Suburban                                     1986
     6        1        Office                                Suburban                                     2002
     7        2        Industrial                            Flex                                       Various
   7.1        1        Industrial                            Flex                                         1979
   7.2        1        Industrial                            Flex                                         1986
     8        1        Multifamily                           Conventional                                 1986            2001
     9        1        Office                                CBD                                          1979            2002
    10        1        Multifamily                           Conventional                                 1975
    11        1        Multifamily                           Conventional                                 1973
    12        1        Multifamily                           Conventional                                 1989
    13        1        Retail                                Anchored                                     2001
    14        1        Retail                                Anchored                                     1981            2000
    15        1        Multifamily                           Conventional                                 1965
    16        1        Retail                                Anchored                                     1993
    17        1        Retail                                Anchored                                     1966            2000
    18        1        Office                                Suburban                                     2001
    19        1        Retail                                Anchored                                     1987            2001
    20        1        Multifamily                           Conventional                                 1973            2002
    21        1        Retail                                Anchored                                     1974            2002
    22        1        Manufactured Housing Community        Manufactured Housing Community               1983            1988
    23        1        Multifamily                           Conventional                                 1974            2000
    24        1        Retail                                Unanchored                                   1954            1995
    25        1        Office                                Suburban                                     1968            1999
    26        1        Multifamily                           Conventional                                 1983            2002
    27        1        Retail                                Anchored                                     2002
    28        1        Retail                                Anchored                                     1990
    29        1        Manufactured Housing Community        Manufactured Housing Community               1971            2002
    30        1        Multifamily                           Conventional                                 1954            2002
    31        1        Retail                                Anchored                                     1990
    32        1        Multifamily                           Conventional                                 1973
    33        1        Office                                Suburban                                     1985
    34        1        Retail                                Anchored                                     1997
    35        1        Multifamily                           Conventional                                 2001
    36        1        Multifamily                           Conventional                                 1969            1999
    37        1        Retail                                Anchored                                     1994            1997
    38        1        Retail                                Anchored                                     1998
    39        1        Multifamily                           Conventional                                 1978            1998
    40        1        Retail                                Anchored                                     1989
    41        1        Office                                CBD                                          1957            1999
    42        1        Retail                                Anchored                                     1978            2001
    43        1        Office                                CBD                                          1918            1987
    44        1        Office                                Suburban                                     1972            1999
    45        1        Multifamily                           Cooperative                                  1961
    46        1        Retail                                Shadow Anchored                              1990
    47        1        Retail                                Anchored                                     1982
    48        2        Multifamily                           Conventional                               Various
  48.1        1        Multifamily                           Conventional                                 1990
  48.2        1        Multifamily                           Conventional                                 1969
    49        1        Office                                CBD                                          1974
    50        1        Office                                Suburban                                     2001
    51        1        Multifamily                           Conventional                                 1992
    52        1        Multifamily                           Conventional                                 1978
    53        1        Multifamily                           Conventional                                 1977
    54        1        Multifamily                           Conventional                                 1985
    55        1        Manufactured Housing Community        Manufactured Housing Community               1972            2002
    56        1        Multifamily                           Conventional                                 1978
    57        1        Multifamily                           Conventional                                 1997
    58        1        Multifamily                           Conventional                                 1962            2000
    59        1        Retail                                Unanchored                                   1999
    60        1        Multifamily                           Conventional                                 2001
    61        1        Office                                Suburban                                     2001
    62        1        Multifamily                           Conventional                                 1977            2001
    63        1        Retail                                Anchored                                     1968            2002
    64        1        Multifamily                           Conventional                                 1967
    65        1        Retail                                Unanchored                                   1987            2002
    66        1        Retail                                Anchored                                     2000
    67        1        Retail                                Unanchored                                   1904            2000
    68        1        Office                                Suburban                                     1999
    69        1        Industrial                            Flex                                         1997            2001
    70        1        Retail                                Anchored                                     1999
    71        1        Multifamily                           Conventional                                 1971            2002
    72        1        Multifamily                           Conventional                                 1967            2001
    73        1        Retail                                Anchored                                     1996
    74        3        Retail                                Unanchored                                 Various
  74.1        1        Retail                                Unanchored                                   1999
  74.2        1        Retail                                Unanchored                                   2000
  74.3        1        Retail                                Unanchored                                   1999
    75        1        Multifamily                           Conventional                                 1988
    76        1        Office                                Suburban                                     2000
    77        1        Retail                                Anchored                                     1995            2001
    78        1        Retail                                Anchored                                     2002
    79        1        Retail                                Anchored                                     2000
    80        1        Multifamily                           Conventional                                 1982            2001
    81        1        Retail                                Anchored                                     1982            2002
    82        1        Self Storage                          Self Storage                                 2000
    83        1        Retail                                Anchored                                     1987            2002
    84        1        Multifamily                           Conventional                                 1982
    85        1        Multifamily                           Conventional                                 1965
    86        1        Industrial                            Warehouse                                    2001
    87        1        Retail                                Anchored                                     1981
    88        1        Multifamily                           Cooperative                                  1957            2001
    89        1        Retail                                Unanchored                                   2000
    90        1        Multifamily                           Conventional                                 1974
    91        1        Industrial                            Flex                                         1975
    92        1        Multifamily                           Conventional                                 1980
    93        1        Retail                                Anchored                                     2001
    94        1        Retail                                Anchored                                     2002
    95        1        Retail                                Anchored                                     1999
    96        1        Manufactured Housing Community        Manufactured Housing Community               1965            2002
    97        1        Multifamily                           Conventional                                 1962
    98        1        Multifamily                           Conventional                                 1906            1957
    99        1        Office                                Suburban                                     1980
   100        1        Manufactured Housing Community        Manufactured Housing Community               1966            2002
   101        1        Multifamily                           Conventional                                 1991            2001
   102        1        Multifamily                           Conventional                                 1999
   103        1        Retail                                Anchored                                     2000
   104        1        Multifamily                           Conventional                                 1999
   105        1        Multifamily                           Conventional                                 2000
   106        1        Multifamily                           Conventional                                 1972
   107        1        Self Storage                          Self Storage                                 1988
   108        1        Multifamily                           Conventional                                 1974            2002
   109        1        Multifamily                           Conventional                                 1972            2000
   110        1        Multifamily                           Conventional                                 1988
   111        1        Multifamily                           Conventional                                 1991
   112        1        Multifamily                           Conventional                                 1987
   113        1        Self Storage                          Self Storage                                 1968            1984
   114        1        Multifamily                           Conventional                                 1985
   115        1        Retail                                Unanchored                                   1999
   116        1        Manufactured Housing Community        Manufactured Housing Community               1979
   117        1        Multifamily                           Conventional                                 1967
   118        1        Retail                                Anchored                                     1988
   119        1        Industrial                            Flex                                         2002
   120        1        Retail                                Unanchored                                   1984
   121        1        Retail                                Unanchored                                   1984
   122        1        Multifamily                           Conventional                                 1994

                                       UNIT OF                             OCCUPANCY               APPRAISED      APPRAISAL
LOAN #         TOTAL SF/UNITS         MEASURE         OCCUPANCY (1,2)         DATE                 VALUE ($)        DATE
------         --------------         --------        ---------------         ----                 ---------        ----
     1                431,738     Square Feet              98.7             11/25/02               70,000,000     12/28/02
     2                    685     Units                    68.1             10/31/02              105,000,000     11/05/02
     3                582,722     Square Feet              94.6             03/13/03               49,000,000     01/29/02
     4                357,042     Square Feet              98.0             12/31/02               36,000,000     12/27/02
     5                187,105     Square Feet              98.6             01/06/03               30,300,000     11/20/02
     6                158,585     Square Feet             100.0             08/01/02               30,100,000     09/10/02
     7                957,691     Square Feet              99.5             11/30/02               26,800,000     08/13/02
   7.1                707,321     Square Feet              99.3             11/30/02               20,000,000     08/13/02
   7.2                250,370     Square Feet             100.0             11/30/02                6,800,000     08/13/02
     8                    296     Units                    92.2             02/20/03               22,200,000     02/24/03
     9                126,666     Square Feet              93.0             11/01/02               27,500,000     11/07/02
    10                    480     Units                    84.0             01/31/03               20,600,000     05/22/02
    11                    517     Units                    98.1             11/20/02               27,300,000     09/01/02
    12                    240     Units                    95.8             01/03/03               20,100,000     12/11/02
    13                 83,928     Square Feet              94.0             07/31/02               20,100,000     08/28/02
    14                 91,224     Square Feet              98.2             11/01/02               20,370,000     07/20/02
    15                    285     Units                    98.6             10/31/02               17,200,000     10/02/02
    16                260,664     Square Feet              94.8             09/25/02               17,900,000     09/01/01
    17                141,956     Square Feet              96.5             03/10/03               16,900,000     01/01/03
    18                130,000     Square Feet              92.2             12/20/02               16,700,000     12/27/02
    19                 91,075     Square Feet              92.8             02/01/03               17,000,000     01/20/03
    20                    441     Units                    85.5             01/29/03               16,400,000     12/10/02
    21                132,289     Square Feet              98.7             10/31/02               17,100,000     07/22/02
    22                    524     Pads                     91.2             12/01/02               18,500,000     01/06/03
    23                    288     Units                    88.2             01/29/03               14,550,000     11/21/02
    24                199,366     Square Feet             100.0             12/12/02               16,300,000     11/06/02
    25                129,337     Square Feet              92.0             02/10/03               15,500,000     11/20/02
    26                    340     Units                    89.4             01/18/03               15,100,000     01/10/03
    27                 93,985     Square Feet              94.1             11/30/02               13,400,000     08/05/02
    28                132,108     Square Feet              96.9             01/30/03               15,400,000     11/01/02
    29                    629     Pads                     79.2             01/01/03               14,800,000     11/15/02
    30                    212     Units                    90.6             01/25/03               12,850,000     11/19/02
    31                217,032     Square Feet              98.1             12/31/02               13,300,000     07/23/02
    32                    378     Units                    87.0             03/06/03               12,500,000     01/03/03
    33                 80,098     Square Feet             100.0             11/01/02               11,525,000     10/08/02
    34                 74,882     Square Feet             100.0             11/20/02               11,500,000     11/22/02
    35                    200     Units                    92.5             11/20/02               11,300,000     10/22/02
    36                    240     Units                    93.3             01/25/03               11,200,000     11/19/02
    37                157,890     Square Feet              97.8             12/11/02               12,800,000     10/21/02
    38                105,945     Square Feet             100.0             11/15/02               12,800,000     11/05/02
    39                    368     Units                    85.9             01/25/03               11,300,000     11/27/02
    40                 93,677     Square Feet             100.0             12/11/02               10,400,000     12/02/02
    41                 33,412     Square Feet              79.2             11/25/02               10,100,000     09/27/02
    42                108,244     Square Feet             100.0             11/22/02                8,950,000     12/13/02
    43                161,818     Square Feet              84.1             12/03/02               28,000,000     12/18/02
    44                 67,660     Square Feet              93.1             02/07/03                8,500,000     12/12/02
    45                    255     Units                   100.0             12/06/02              109,100,000     08/15/02
    46                181,526     Square Feet              89.6             12/13/02               10,300,000     11/26/02
    47                 82,859     Square Feet              98.6             12/31/02                8,400,000     09/01/02
    48                     98     Units                   100.0             12/31/02                8,250,000     11/12/02
  48.1                     56     Units                   100.0             12/31/02                5,800,000     11/12/02
  48.2                     42     Units                   100.0             12/31/02                2,450,000     11/12/02
    49                122,253     Square Feet              94.0             01/07/03                8,000,000     12/30/02
    50                 59,726     Square Feet              87.5             09/25/02                8,000,000     10/10/02
    51                    151     Units                    98.0             12/01/02                7,690,000     12/10/02
    52                    135     Units                    97.8             12/31/02                8,700,000     11/05/02
    53                    184     Units                    93.5             12/02/02                7,700,000     10/23/02
    54                    180     Units                    90.6             12/31/02                7,650,000     12/27/02
    55                    211     Pads                     88.6             01/31/03                8,830,000     09/30/02
    56                    180     Units                    77.8             12/18/02                7,900,000     11/11/02
    57                    182     Units                    92.9             10/31/02                7,500,000     10/02/02
    58                    165     Units                    97.0             11/25/02                8,400,000     11/13/02
    59                 52,525     Square Feet             100.0             11/04/02                6,950,000     11/05/02
    60                     72     Units                    97.2             10/22/02                6,500,000     10/02/02
    61                 38,448     Square Feet             100.0             03/10/03                6,600,000     01/20/03
    62                    126     Units                    98.4             12/20/02                6,875,000     10/22/02
    63                 54,072     Square Feet              97.3             11/30/02                7,400,000     08/17/02
    64                    132     Units                    97.0             01/28/03                6,700,000     01/06/03
    65                 81,624     Square Feet             100.0             03/11/03                6,700,000     10/16/02
    66                 33,057     Square Feet              94.2             11/12/02                6,500,000     12/01/02
    67                 17,200     Square Feet             100.0             03/01/03                6,150,000     01/05/03
    68                 46,351     Square Feet              96.1             01/23/03                6,100,000     09/10/02
    69                121,163     Square Feet              89.6             02/03/03                5,900,000     12/30/02
    70                 15,408     Square Feet             100.0             08/31/02                5,800,000     10/05/02
    71                    228     Units                    86.8             03/06/03                6,800,000     01/18/03
    72                    195     Units                    90.8             12/27/02                5,450,000     01/09/03
    73                 40,264     Square Feet             100.0             11/27/02                7,700,000     07/15/02
    74                 33,540     Square Feet             100.0             03/31/02                6,325,000     04/29/02
  74.1                 11,180     Square Feet             100.0             03/31/02                2,275,000     04/29/02
  74.2                 11,180     Square Feet             100.0             03/31/02                2,250,000     04/29/02
  74.3                 11,180     Square Feet             100.0             03/31/02                1,800,000     04/29/02
    75                    144     Units                    93.1             11/26/02                5,300,000     07/22/02
    76                 28,800     Square Feet             100.0             10/14/02                5,700,000     10/29/02
    77                 70,826     Square Feet              98.0             07/15/02                5,500,000     07/10/02
    78                 15,943     Square Feet             100.0             03/12/03                5,580,000     01/09/03
    79                 41,500     Square Feet             100.0             10/31/02                4,650,000     07/29/02
    80                    112     Units                    95.5             12/20/02                4,625,000     11/06/02
    81                 66,713     Square Feet             100.0             11/01/02                4,500,000     11/15/02
    82                    510     Units                    81.8             02/18/03                6,000,000     10/04/02
    83                 49,980     Square Feet             100.0             11/11/02                5,000,000     10/08/02
    84                    140     Units                    92.9             12/31/02                4,300,000     09/17/02
    85                     84     Units                    97.6             11/15/02                4,200,000     10/02/02
    86                130,560     Square Feet             100.0             11/05/02                4,600,000     10/29/02
    87                 48,434     Square Feet             100.0             12/01/02                5,100,000     10/30/02
    88                    115     Units                   100.0             02/01/03               12,100,000     10/23/02
    89                 22,279     Square Feet              93.9             02/01/03                5,500,000     02/03/03
    90                     80     Units                    97.5             10/31/02                5,800,000     10/16/02
    91                100,679     Square Feet              91.5             01/31/03                4,700,000     11/12/02
    92                    120     Units                    95.0             12/31/02                3,570,000     12/10/02
    93                 15,120     Square Feet             100.0             10/23/02                4,440,000     10/23/02
    94                 30,000     Square Feet             100.0             11/11/02                3,800,000     10/07/02
    95                 12,739     Square Feet             100.0             11/17/02                3,750,000     11/17/02
    96                    178     Pads                     88.8             01/31/03                3,500,000     09/02/02
    97                     80     Units                    98.8             11/11/02                4,400,000     10/17/02
    98                     58     Units                   100.0             01/28/03                4,700,000     12/09/02
    99                 40,210     Square Feet              82.4             01/01/03                3,400,000     09/06/02
   100                    144     Pads                     95.8             11/14/02                4,590,000     10/08/02
   101                     30     Units                   100.0             11/01/02                3,500,000     11/06/02
   102                     60     Units                    80.0             01/31/03                3,200,000     11/29/01
   103                 12,728     Square Feet             100.0             09/09/02                3,200,000     09/09/02
   104                     40     Units                    95.0             02/05/03                3,000,000     09/17/02
   105                     34     Units                    91.2             12/17/02                3,500,000     10/11/02
   106                    137     Units                    98.5             11/15/02                3,730,000     11/18/02
   107                    522     Units                    92.2             10/31/02                4,500,000     11/20/02
   108                    166     Units                    99.4             12/27/02                7,100,000     09/03/02
   109                     70     Units                    88.6             01/31/03                3,300,000     01/10/03
   110                     36     Units                    94.4             10/31/02                2,900,000     11/12/02
   111                    114     Units                    96.5             02/01/03                3,100,000     01/10/03
   112                     40     Units                    97.5             10/31/02                5,530,000     10/28/02
   113                    520     Units                    88.0             01/01/03                2,850,000     11/16/02
   114                     60     Units                    96.7             02/21/03                2,600,000     11/07/02
   115                 10,908     Square Feet             100.0             11/20/02                2,715,000     09/30/02
   116                     88     Pads                    100.0             01/01/03                2,250,000     10/04/02
   117                     83     Units                    92.8             11/30/02                2,400,000     08/20/02
   118                 45,800     Square Feet             100.0             11/30/02                2,110,000     10/02/02
   119                 19,844     Square Feet             100.0             09/30/02                2,300,000     10/02/02
   120                 57,187     Square Feet             100.0             11/01/02                1,850,000     10/08/02
   121                 47,492     Square Feet             100.0             11/01/02                1,590,000     10/08/02
   122                     34     Units                   100.0             11/14/02                2,135,000     12/04/02

                                      ORIGINAL       ORIGINAL LOAN         CURRENT     % OF INITIAL         CURRENT BAL.
LOAN #      CURRENT LTV              BAL ($) (3)      PSF/UNIT ($)        BAL ($)(3)   POOL BALANCE         PSF/UNIT ($)
------      -----------              -----------      ------------        ----------   ------------         ------------
     1         78.5%                 55,000,000                127       54,944,934        5.9%                      127
     2         48.4%                 51,000,000             74,453       50,843,060        5.5%                   74,223
     3         72.7%                 36,050,000                 62       35,640,332        3.8%                       61
     4         77.7%                 28,000,000                 78       27,978,411        3.0%                       78
     5         74.9%                 22,750,000                122       22,698,708        2.4%                      121
     6         66.1%                 20,000,000                126       19,906,314        2.1%                      126
     7         71.4%                 19,200,000                 20       19,144,318        2.1%                       20
   7.1         71.4%                 14,200,000                 20       14,158,818        1.5%                       20
   7.2         71.4%                  5,000,000                 20        4,985,499        0.5%                       20
     8         80.0%                 17,750,000             59,966       17,750,000        1.9%                   59,966
     9         60.1%                 16,650,000                131       16,535,345        1.8%                      131
    10         76.4%                 15,850,000             33,021       15,738,709        1.7%                   32,789
    11         54.9%                 15,000,000             29,014       15,000,000        1.6%                   29,014
    12         72.1%                 14,500,000             60,417       14,500,000        1.6%                   60,417
    13         69.1%                 14,000,000                167       13,882,463        1.5%                      165
    14         67.4%                 13,750,000                151       13,721,377        1.5%                      150
    15         79.0%                 13,640,000             47,860       13,594,496        1.5%                   47,700
    16         75.6%                 13,700,000                 53       13,525,036        1.5%                       52
    17         79.9%                 13,500,000                 95       13,500,000        1.5%                       95
    18         79.9%                 13,350,000                103       13,337,427        1.4%                      103
    19         76.5%                 13,000,000                143       13,000,000        1.4%                      143
    20         78.0%                 12,800,000             29,025       12,800,000        1.4%                   29,025
    21         73.9%                 12,700,000                 96       12,629,766        1.4%                       95
    22         65.3%                 12,100,000             23,092       12,088,661        1.3%                   23,070
    23         79.7%                 11,600,000             40,278       11,600,000        1.2%                   40,278
    24         70.3%                 11,500,000                 58       11,452,294        1.2%                       57
    25         70.9%                 11,000,000                 85       10,985,822        1.2%                       85
    26         70.8%                 10,700,000             31,471       10,690,538        1.1%                   31,443
    27         79.4%                 10,700,000                114       10,635,120        1.1%                      113
    28         67.9%                 10,500,000                 79       10,462,677        1.1%                       79
    29         69.8%                 10,350,000             16,455       10,325,533        1.1%                   16,416
    30         80.0%                 10,280,000             48,491       10,280,000        1.1%                   48,491
    31         77.2%                 10,520,000                 48       10,273,225        1.1%                       47
    32         74.3%                  9,300,000             24,603        9,291,776        1.0%                   24,581
    33         79.5%                  9,200,000                115        9,164,207        1.0%                      114
    34         79.2%                  9,135,000                122        9,108,861        1.0%                      122
    35         79.3%                  9,000,000             45,000        8,961,178        1.0%                   44,806
    36         80.0%                  8,960,000             37,333        8,960,000        1.0%                   37,333
    37         69.7%                  9,000,000                 57        8,924,502        1.0%                       57
    38         67.0%                  8,600,000                 81        8,570,166        0.9%                       81
    39         74.0%                  8,360,000             22,717        8,360,000        0.9%                   22,717
    40         73.8%                  7,700,000                 82        7,677,540        0.8%                       82
    41         74.0%                  7,500,000                224        7,476,925        0.8%                      224
    42         80.1%                  7,200,000                 67        7,169,715        0.8%                       66
    43         24.7%                  7,000,000                 43        6,911,078        0.7%                       43
    44         79.3%                  6,750,000                100        6,744,257        0.7%                      100
    45          6.0%                  6,500,000             25,490        6,500,000        0.7%                   25,490
    46         63.1%                  6,500,000                 36        6,494,613        0.7%                       36
    47         74.6%                  6,300,000                 76        6,266,050        0.7%                       76
    48         75.4%                  6,250,000             63,776        6,223,741        0.7%                   63,508
  48.1         75.4%                  4,260,000             76,071        4,242,102        0.5%                   75,752
  48.2         75.4%                  1,990,000             47,381        1,981,639        0.2%                   47,182
    49         77.4%                  6,200,000                 51        6,194,955        0.7%                       51
    50         77.2%                  6,200,000                104        6,177,140        0.7%                      103
    51         79.9%                  6,150,000             40,728        6,144,716        0.7%                   40,693
    52         68.7%                  6,000,000             44,444        5,980,757        0.6%                   44,302
    53         73.8%                  5,700,000             30,978        5,681,719        0.6%                   30,879
    54         73.0%                  5,600,000             31,111        5,587,374        0.6%                   31,041
    55         62.1%                  5,500,000             26,066        5,483,334        0.6%                   25,987
    56         69.3%                  5,500,000             30,556        5,475,216        0.6%                   30,418
    57         72.7%                  5,500,000             30,220        5,451,790        0.6%                   29,955
    58         63.0%                  5,300,000             32,121        5,288,528        0.6%                   32,052
    59         74.6%                  5,200,000                 99        5,185,006        0.6%                       99
    60         79.7%                  5,200,000             72,222        5,182,293        0.6%                   71,976
    61         78.0%                  5,150,000                134        5,150,000        0.6%                      134
    62         73.9%                  5,100,000             40,476        5,083,797        0.5%                   40,348
    63         67.9%                  5,050,000                 93        5,026,871        0.5%                       93
    64         74.6%                  5,000,000             37,879        4,995,578        0.5%                   37,845
    65         73.0%                  4,930,000                 60        4,888,860        0.5%                       60
    66         74.1%                  4,850,000                147        4,818,943        0.5%                      146
    67         76.8%                  4,725,000                275        4,725,000        0.5%                      275
    68         74.7%                  4,575,000                 99        4,557,955        0.5%                       98
    69         77.1%                  4,550,000                 38        4,550,000        0.5%                       38
    70         76.2%                  4,450,000                289        4,420,272        0.5%                      287
    71         64.6%                  4,400,000             19,298        4,396,109        0.5%                   19,281
    72         79.8%                  4,350,000             22,308        4,350,000        0.5%                   22,308
    73         55.6%                  4,300,000                107        4,279,734        0.5%                      106
    74         63.9%                  4,100,000                122        4,041,245        0.4%                      120
  74.1         63.9%                  1,540,000                138        1,517,931        0.2%                      136
  74.2         63.9%                  1,460,000                131        1,439,077        0.2%                      129
  74.3         63.9%                  1,100,000                 98        1,084,236        0.1%                       97
    75         75.2%                  4,000,000             27,778        3,987,411        0.4%                   27,690
    76         69.8%                  4,000,000                139        3,976,295        0.4%                      138
    77         69.6%                  3,850,000                 54        3,826,755        0.4%                       54
    78         66.3%                  3,700,000                232        3,700,000        0.4%                      232
    79         79.3%                  3,700,000                 89        3,689,146        0.4%                       89
    80         79.7%                  3,700,000             33,036        3,688,245        0.4%                   32,931
    81         79.7%                  3,600,000                 54        3,588,670        0.4%                       54
    82         58.0%                  3,500,000              6,863        3,480,871        0.4%                    6,825
    83         68.8%                  3,470,000                 69        3,440,320        0.4%                       69
    84         78.9%                  3,400,000             24,286        3,392,724        0.4%                   24,234
    85         79.7%                  3,360,000             40,000        3,348,791        0.4%                   39,867
    86         71.5%                  3,300,000                 25        3,289,809        0.4%                       25
    87         63.5%                  3,250,000                 67        3,236,560        0.3%                       67
    88         26.4%                  3,200,000             27,826        3,189,737        0.3%                   27,737
    89         54.5%                  3,000,000                135        3,000,000        0.3%                      135
    90         51.4%                  3,000,000             37,500        2,982,363        0.3%                   37,280
    91         60.5%                  2,850,000                 28        2,841,214        0.3%                       28
    92         78.3%                  2,800,000             23,333        2,796,356        0.3%                   23,303
    93         62.8%                  2,800,000                185        2,789,129        0.3%                      184
    94         73.3%                  2,810,000                 94        2,786,347        0.3%                       93
    95         69.1%                  2,600,000                204        2,592,378        0.3%                      203
    96         72.5%                  2,550,000             14,326        2,536,633        0.3%                   14,251
    97         56.6%                  2,500,000             31,250        2,492,553        0.3%                   31,157
    98         53.0%                  2,500,000             43,103        2,492,285        0.3%                   42,970
    99         73.2%                  2,500,000                 62        2,488,456        0.3%                       62
   100         53.2%                  2,450,000             17,014        2,441,918        0.3%                   16,958
   101         69.5%                  2,440,000             81,333        2,432,849        0.3%                   81,095
   102         75.8%                  2,475,000             41,250        2,426,195        0.3%                   40,437
   103         74.6%                  2,400,000                189        2,386,689        0.3%                      188
   104         77.9%                  2,350,000             58,750        2,338,490        0.3%                   58,462
   105         65.0%                  2,300,000             67,647        2,275,953        0.2%                   66,940
   106         59.0%                  2,200,000             16,058        2,200,000        0.2%                   16,058
   107         48.7%                  2,200,000              4,215        2,190,428        0.2%                    4,196
   108         30.6%                  2,200,000             13,253        2,175,036        0.2%                   13,103
   109         63.6%                  2,100,000             30,000        2,098,143        0.2%                   29,973
   110         72.3%                  2,100,000             58,333        2,095,546        0.2%                   58,210
   111         64.5%                  2,000,000             17,544        2,000,000        0.2%                   17,544
   112         35.9%                  2,000,000             50,000        1,986,149        0.2%                   49,654
   113         69.5%                  2,000,000              3,846        1,980,973        0.2%                    3,810
   114         74.7%                  1,950,000             32,500        1,941,516        0.2%                   32,359
   115         69.4%                  1,900,000                174        1,885,294        0.2%                      173
   116         79.8%                  1,800,000             20,455        1,794,720        0.2%                   20,395
   117         74.2%                  1,800,000             21,687        1,781,552        0.2%                   21,464
   118         70.8%                  1,500,000                 33        1,494,696        0.2%                       33
   119         57.4%                  1,340,000                 68        1,320,401        0.1%                       67
   120         67.3%                  1,250,000                 22        1,244,965        0.1%                       22
   121         75.1%                  1,200,000                 25        1,193,758        0.1%                       25
   122         52.3%                  1,125,000             33,088        1,117,163        0.1%                   32,858

                                                                             NET
          CROSSED           RELATED        INTEREST                        MORTGAGE                            MONTHLY DEBT
LOAN #      LOAN          BORROWER(4)       RATE %       ADMIN. FEE %      RATE %(5)      ACCRUAL TYPE         SERVICE ($)(6)
------      ----          -----------        ------       ------------      --------       ------------         -------------
     1                                      5.2500          0.0420         5.24958         Actual/360           303,712.04
     2                                      5.8689          0.0420         5.82700         Actual/360           301,486.11
     3                        4             7.7300          0.0420         7.68800         Actual/360           271,822.84
     4                                      6.2700          0.0420         6.22800         Actual/360           172,765.20
     5                                      5.7500          0.0420         5.70800         Actual/360           132,762.82
     6                                      6.1800          0.0420         6.13800         Actual/360           122,234.35
     7                                      6.1800          0.0420         6.13800         Actual/360           117,344.98
   7.1
   7.2
     8                                      5.0400          0.0920         5.45800         Actual/360           95,720.23
     9                                      5.5400          0.0420         5.49800         Actual/360           114,909.72
    10                                      6.8300          0.0420         6.78800         Actual/360           103,647.08
    11                                      5.9000          0.0420         5.85800         Actual/360           89,932.58
    12                                      5.7500          0.0420         5.70800         Actual/360           84,618.06
    13                                      6.2600          0.0420         6.25958         Actual/360           96,785.01
    14                                      6.2400          0.0420         6.23958         Actual/360           84,571.71
    15                        4             5.4400          0.1420         5.29800         Actual/360           76,933.73
    16                        9             6.9000          0.0420         6.89958         Actual/360           90,228.22
    17                        9             5.8100          0.0420         5.80958         Actual/360           79,297.65
    18                                      5.5000          0.0420         5.45800         Actual/360           75,799.83
    19                                      5.5800          0.0420         5.57958         Actual/360           74,466.40
    20                        6             5.1500          0.0420         5.14958         Actual/360           73,214.44
    21                                      6.1500          0.0420         6.10800         Actual/360           77,371.98
    22                                      5.5200          0.0420         5.47800         Actual/360           68,854.38
    23                        6             5.1500          0.0420         5.14958         Actual/360           66,350.58
    24                                      6.3100          0.0420         6.26800         Actual/360           76,289.05
    25                                      5.9500          0.0420         5.94958         Actual/360           70,537.33
    26                        7             5.7500          0.0420         5.74958         Actual/360           62,442.30
    27                                      6.5000          0.0420         6.45800         Actual/360           67,631.28
    28                        8             6.3750          0.0420         6.37458         Actual/360           65,506.34
    29                                      5.4600          0.0920         5.36800         Actual/360           58,506.68
    30                        6             5.1500          0.0420         5.14958         Actual/360           58,800.34
    31                                      7.2500          0.0420         7.20800         Actual/360           76,039.28
    32                        7             5.7500          0.0420         5.74958         Actual/360           54,272.28
    33                                      5.9400          0.0420         5.89800         Actual/360           54,804.26
    34                                      6.2500          0.0420         6.20800         Actual/360           56,245.77
    35                                      5.4300          0.0420         5.38800         Actual/360           50,706.44
    36                        6             5.1500          0.0420         5.14958         Actual/360           51,250.11
    37                                      5.7100          0.1220         5.58800         Actual/360           67,871.58
    38                        5             5.2300          0.1420         5.08800         Actual/360           47,383.04
    39                        6             5.1500          0.0420         5.14958         Actual/360           47,818.18
    40                        8             6.1500          0.0420         6.14958         Actual/360           46,910.57
    41                                      5.8700          0.0420         5.82800         Actual/360           44,341.37
    42                                      6.2200          0.0420         6.17800         Actual/360           47,362.77
    43                                      5.5300          0.0420         5.48800         Actual/360           76,072.49
    44                                      5.9000          0.0420         5.89958         Actual/360           40,036.71
    45                                      5.5000          0.0420         5.45800         Actual/360           29,791.67
    46                        8             6.0000          0.0420         5.99958         Actual/360           38,970.78
    47                                      6.2500          0.0420         6.20800         Actual/360           39,751.76
    48                                      5.7400          0.0920         5.64800         Actual/360           38,606.84
  48.1
  48.2
    49                                      6.0700          0.1420         5.92800         Actual/360           37,451.62
    50                                      6.2000          0.0420         6.19958         Actual/360           37,973.08
    51                                      5.8625          0.0420         5.86208         Actual/360           36,330.46
    52                                      5.6500          0.0420         5.60800         Actual/360           34,634.15
    53                                      5.6500          0.0420         5.60800         Actual/360           32,902.44
    54                                      5.7500          0.0420         5.70800         Actual/360           32,680.08
    55                                      5.9500          0.0420         5.94958         Actual/360           32,798.68
    56                                      5.7700          0.0920         5.67800         Actual/360           34,667.36
    57                                      5.8000          0.0420         5.75800         Actual/360           38,771.75
    58                                      6.0000          0.0420         5.99958         Actual/360           31,776.18
    59                                      6.2100          0.0420         6.16800         Actual/360           31,882.14
    60                                      5.3300          0.0420         5.28800         Actual/360           28,972.79
    61                                      6.2500          0.0420         6.24958         Actual/360           31,709.44
    62                        3             5.7000          0.0420         5.65800         Actual/360           29,600.42
    63                        5             6.2900          0.1420         6.14800         Actual/360           31,225.21
    64                        7             5.7500          0.0420         5.74958         Actual/360           29,178.64
    65                        2             6.2000          0.0920         6.10800         Actual/360           35,891.23
    66                                      6.1600          0.0420         6.11800         Actual/360           35,196.07
    67                                      5.5000          0.0420         5.49958         Actual/360           26,828.03
    68                                      6.1500          0.0420         6.10800         Actual/360           27,872.19
    69                                      5.9000          0.0420         5.85800         Actual/360           29,038.21
    70                                      5.8000          0.0920         5.70800         Actual/360           31,369.87
    71                        7             5.7500          0.0420         5.74958         Actual/360           25,677.21
    72                                      5.5000          0.0420         5.49958         Actual/360           24,698.82
    73                                      6.1500          0.1420         6.00800         Actual/360           26,196.81
    74                                      7.3900          0.0420         7.34800         Actual/360           32,754.10
  74.1
  74.2
  74.3
    75                                      5.7500          0.1420         5.60800         Actual/360           23,342.91
    76                                      5.7000          0.0420         5.65800         Actual/360           25,043.54
    77                                      6.5200          0.0420         6.47800         Actual/360           24,385.28
    78                                      5.8000          0.0420         5.79958         Actual/360           21,709.86
    79                                      6.1200          0.0420         6.11958         Actual/360           22,469.63
    80                        3             5.7000          0.0420         5.65800         Actual/360           21,474.82
    81                                      5.7500          0.0420         5.70800         Actual/360           21,008.62
    82                                      6.2000          0.0420         6.19958         Actual/360           22,980.37
    83                        2             6.0000          0.0920         5.90800         Actual/360           24,860.16
    84                                      6.0700          0.0420         6.06958         Actual/360           20,537.98
    85                        4             5.4400          0.1420         5.29800         Actual/360           18,951.42
    86                                      5.8500          0.0420         5.80800         Actual/360           19,468.05
    87                                      6.3300          0.0420         6.28800         Actual/360           21,600.25
    88                                      5.6500          0.0420         5.64958         Actual/360           18,471.55
    89                                      5.9300          0.0420         5.92958         Actual/360           17,851.73
    90                                      5.7500          0.0420         5.74958         Actual/360           18,873.19
    91                                      5.9500          0.0420         5.90800         Actual/360           18,275.58
    92                                      5.9000          0.0420         5.85800         Actual/360           17,869.67
    93                        10            5.9500          0.0420         5.94958         Actual/360           16,697.51
    94                        2             6.1300          0.0920         6.03800         Actual/360           20,343.02
    95                                      6.3200          0.1220         6.31878         Actual/360           17,264.08
    96                                      6.4000          0.0420         6.35800         Actual/360           15,950.40
    97                                      6.0400          0.0420         6.03958         Actual/360           15,053.12
    98                                      6.5900          0.0420         6.58958         Actual/360           21,901.57
    99                                      6.2500          0.0420         6.20800         Actual/360           15,392.93
   100                                      5.5000          0.0920         5.40800         Actual/360           13,910.83
   101                                      6.1250          0.0420         6.12458         Actual/360           14,825.70
   102                                      6.5500          0.0420         6.50800         Actual/360           16,788.79
   103                        10            6.1100          0.0420         6.10958         Actual/360           15,625.01
   104                                      5.9600          0.1120         5.84800         Actual/360           14,029.06
   105                                      5.9000          0.0420         5.85800         Actual/360           19,284.67
   106                                      5.8750          0.0420         5.87458         Actual/360           13,013.83
   107                                      6.0000          0.0420         5.99958         Actual/360           14,174.63
   108                                      5.5600          0.0920         5.46800         Actual/360           15,208.17
   109                        7             5.7500          0.0420         5.74958         Actual/360           12,255.03
   110                                      6.1250          0.0420         6.12458         Actual/360           12,759.82
   111                                      6.1500          0.0420         6.14958         Actual/360           17,039.64
   112                                      6.2500          0.0420         6.24958         Actual/360           17,148.46
   113                                      7.0000          0.0420         6.95800         Actual/360           15,505.98
   114                                      6.0000          0.0420         5.99958         Actual/360           12,563.88
   115                                      7.2500          0.1120         7.13800         Actual/360           16,351.68
   116                                      6.1200          0.0420         6.11958         Actual/360           10,931.17
   117                                      6.4000          0.0920         6.30800         Actual/360           13,314.56
   118                                      6.4000          0.0420         6.35800         Actual/360            9,382.59
   119                                      6.2500          0.0420         6.20800         Actual/360           11,899.51
   120                        1             6.5000          0.1120         6.38800         Actual/360            8,440.09
   121                        1             6.5000          0.1120         6.38800         Actual/360            8,102.49
   122                                      5.4400          0.0920         5.34800         Actual/360            7,700.66

              ANNUAL DEBT                               FIRST            INITIAL
LOAN #     SERVICE ($)(6,7,8)         NOTE DATE     PAYMENT DATE        I/O PERIOD        REM. TERM(9)      REM. AMORT
------     ------------------         ---------     ------------        ----------        ------------      ----------
     1       3,644,544.43              02/19/03       04/01/03                                59                359
     2       3,617,833.32              12/02/02       02/01/03                                117               357
     3       3,261,874.06              04/02/02       06/01/02                                109               289
     4       2,073,182.40              02/10/03       04/01/03                                119               359
     5       1,593,153.90              01/30/03       03/01/03                                118               358
     6       1,466,812.22              10/15/02       12/01/02                                136               355
     7       1,408,139.73              12/09/02       02/01/03                                117               357
   7.1
   7.2
     8       1,148,642.76              03/20/03       05/01/03                                60                360
     9       1,378,916.62              12/12/02       02/01/03                                117               237
    10       1,243,764.92              06/03/02       08/01/02                                111               351
    11       1,079,190.96              12/27/02       02/01/03              59                117               350
    12       1,015,416.77              01/29/03       03/01/03              36                118               360
    13       1,161,420.16              10/22/02       12/01/02                                115               265
    14       1,014,860.52              01/22/03       03/01/03                                118               358
    15        923,204.76               12/02/02       02/01/03                                117               357
    16       1,082,738.64              11/15/01       01/01/02                                104               344
    17        951,571.80               03/14/03       05/01/03                                120               360
    18        909,597.96               02/27/03       04/01/03                                59                359
    19        893,596.79               03/14/03       05/01/03                                120               360
    20        878,573.28               01/31/03       03/01/03              24                58                324
    21        928,463.76               09/06/02       11/01/02                                114               354
    22        826,252.56               02/21/03       04/01/03                                119               359
    23        796,206.96               01/31/03       03/01/03              24                58                324
    24        915,468.65               12/23/02       02/01/03                                117               297
    25        846,447.97               02/13/03       04/01/03                                59                299
    26        749,307.55               02/27/03       04/01/03                                119               359
    27        811,575.34               08/29/02       10/01/02                                113               353
    28        786,076.08               11/26/02       01/01/03                                116               356
    29        702,080.11               01/24/03       03/01/03                                58                358
    30        705,604.08               01/31/03       03/01/03              24                58                324
    31        912,471.39               09/06/01       10/01/01                                102               281
    32        651,267.31               02/27/03       04/01/03                                119               359
    33        657,651.11               11/05/02       01/01/03                                116               356
    34        674,949.20               12/31/02       02/01/03                                177               357
    35        608,477.29               11/25/02       01/01/03                                116               356
    36        615,001.32               01/31/03       03/01/03              24                58                324
    37        814,458.94               12/18/02       02/01/03                                207               207
    38        568,596.50               12/13/02       02/01/03                                105               357
    39        573,818.14               01/31/03       03/01/03              24                58                324
    40        562,926.84               12/27/02       02/01/03                                117               357
    41        532,096.42               12/11/02       02/01/03                                117               357
    42        568,353.19               12/30/02       02/01/03                                177               297
    43        912,869.91               01/24/03       03/01/03                                118               118
    44        480,440.52               02/07/03       04/01/03                                119               359
    45        362,465.28               12/12/02       02/01/03              120               117
    46        467,649.36               02/06/03       04/01/03                                119               359
    47        477,021.17               10/30/02       12/01/02                                115               331
    48        463,282.08               12/23/02       02/01/03                                117               309
  48.1
  48.2
    49        449,419.44               02/24/03       04/01/03                                119               359
    50        455,676.96               11/27/02       01/01/03                                116               356
    51        435,965.52               02/05/03       04/01/03                                119               359
    52        415,609.77               12/02/02       02/01/03                                117               357
    53        394,829.28               12/13/02       02/01/03                                117               357
    54        392,160.96               01/31/03       03/01/03                                118               358
    55        393,584.16               12/23/02       02/01/03                                117               357
    56        416,008.27               12/30/02       02/01/03                                117               297
    57        465,261.04               11/14/02       01/01/03                                236               236
    58        381,314.16               01/22/03       03/01/03                                118               358
    59        382,585.65               12/20/02       02/01/03                                117               357
    60        347,673.52               12/09/02       02/01/03                                117               357
    61        380,513.23               03/14/03       05/01/03                                120               360
    62        355,205.06               12/31/02       02/01/03                                117               357
    63        374,702.52               10/01/02       11/01/02               1                115               355
    64        350,143.71               02/28/03       04/01/03                                119               359
    65        430,694.79               11/15/02       01/01/03                                116               236
    66        422,352.81               12/17/02       02/01/03                                177               237
    67        321,936.36               03/13/03       05/01/03                                120               360
    68        334,466.26               11/06/02       01/01/03                                116               356
    69        348,458.52               03/07/03       05/01/03                                84                300
    70        376,438.48               12/02/02       02/01/03                                237               237
    71        308,126.52               02/27/03       04/01/03                                119               359
    72        296,385.86               03/13/03       05/01/03                                120               360
    73        314,361.73               10/23/02       12/01/02                                115               355
    74        393,049.20               07/15/02       09/01/02                                112               232
  74.1
  74.2
  74.3
    75        280,114.97               12/11/02       02/01/03                                57                357
    76        300,522.45               11/27/02       01/01/03                                116               296
    77        292,623.36               08/30/02       10/01/02                                113               353
    78        260,518.35               03/14/03       05/01/03                                120               360
    79        269,635.56               12/13/02       02/01/03                                117               357
    80        257,697.79               12/31/02       02/01/03                                117               357
    81        252,103.47               12/24/02       02/01/03                                117               357
    82        275,764.44               11/21/02       01/01/03                                116               296
    83        298,321.89               11/15/02       01/01/03                                116               236
    84        246,455.76               01/14/03       03/01/03                                118               358
    85        227,416.99               12/02/02       02/01/03                                117               357
    86        233,616.61               12/10/02       02/01/03                                117               357
    87        259,203.03               12/19/02       02/01/03                                117               297
    88        221,658.60               12/06/02       02/01/03                                117               357
    89        214,220.71               03/03/03       05/01/03                                120               360
    90        226,478.28               11/08/02       01/01/03                                116               296
    91        219,307.00               01/13/03       03/01/03                                118               298
    92        214,436.04               02/05/03       04/01/03                                119               299
    93        200,370.12               11/27/02       01/01/03                                116               356
    94        244,116.28               11/15/02       01/01/03                                116               236
    95        207,168.96               01/09/03       03/01/03                                118               298
    96        191,404.81               09/30/02       11/01/02                                78                354
    97        180,637.44               12/06/02       02/01/03                                117               357
    98        262,818.79               02/20/03       04/01/03                                179               179
    99        184,715.16               10/25/02       12/01/02                                115               355
   100        166,929.97               12/26/02       02/01/03                                117               357
   101        177,908.40               12/27/02       02/01/03                                117               357
   102        201,465.44               12/18/01       02/01/02                                105               285
   103        187,500.12               11/14/02       01/01/03                                116               296
   104        168,348.72               10/31/02       12/01/02                                115               355
   105        231,416.00               12/20/02       02/01/03                                177               177
   106        156,165.97               03/14/03       05/01/03                                120               360
   107        170,095.56               12/23/02       02/01/03                                117               297
   108        182,498.05               10/28/02       12/01/02                                115               235
   109        147,060.36               02/27/03       04/01/03                                119               359
   110        153,117.84               01/17/03       03/01/03                                118               358
   111        204,475.73               03/14/03       05/01/03                                180               180
   112        205,781.52               01/09/03       03/01/03                                118               178
   113        186,071.74               10/04/02       12/01/02                                115               235
   114        150,766.56               12/20/02       02/01/03                                117               297
   115        196,220.12               12/04/02       02/01/03                                198               198
   116        131,174.04               12/23/02       02/01/03                                117               357
   117        159,774.67               10/23/02       12/01/02                                235               235
   118        112,591.06               11/12/02       01/01/03                                116               356
   119        142,794.12               11/22/02       01/01/03                                166               166
   120        101,281.07               12/19/02       02/01/03                                117               297
   121        97,229.83                11/27/02       01/01/03                                116               296
   122        92,407.90                12/30/02       02/01/03                                117               237

                          PAYMENT       GRACE         MATURITY/                         FINAL           MATURITY/ARD
LOAN #    SEASONING       DUE DATE      PERIOD      ARD DATE(10)       ARD LOAN       MAT DATE          BAL. ($)(9)
------    ---------       --------      ------      ------------       --------       --------          ----------
     1        1              1            5           03/01/08             No                          50,923,667.16
     2        3              1            7           01/01/13             No                          43,083,350.02
     3       11              1            5           05/01/12             No                          29,494,986.79
     4        1              1            5           03/01/13             No                          23,941,869.20
     5        2              1            7           02/01/13             No                          19,148,110.52
     6        5              1            10          08/01/14             No                          16,313,564.37
     7        3              1            7           01/01/13             No                          16,368,425.43
   7.1                                                                                                 12,105,814.79
   7.2                                                                                                  4,262,610.63
     8        0              1            7           04/01/08             No                          16,382,603.03
     9        3              1            10          01/01/13             No                          10,721,442.52
    10        9              1            7           07/01/12             No                          13,764,456.54
    11        3              1            10          01/01/13             No                          13,929,290.48
    12        2              1            7           02/01/13             No                          13,037,378.33
    13        5              1            5           11/01/12             No                          10,209,961.76
    14        2              1            5           02/01/13             No                          11,741,069.17
    15        3              1            7           01/01/13             No                          11,372,820.76
    16       16              1            5           12/01/11            Yes          12/01/31        11,914,343.50
    17        0              1            5           04/01/13             No                          11,387,072.46
    18        1              1            7           03/01/08            Yes          03/01/33        12,405,405.13
    19        0              1            5           04/01/13             No                          10,888,769.48
    20        2              1            5           02/01/08             No                          12,118,303.45
    21        6              1            7           10/01/12             No                          10,819,133.00
    22        1              1            7           03/01/13             No                          10,117,081.36
    23        2              1            5           02/01/08             No                          10,982,212.75
    24        3              1            7           01/01/13             No                           8,997,556.00
    25        1              1            5           03/01/08             No                           9,940,698.25
    26        1              1            5           03/01/13             No                           9,009,868.55
    27        7              1            7           09/01/12             No                           9,205,761.66
    28        4              1            5           12/01/12             No                           9,002,611.02
    29        2              1            7           02/01/08             No                           9,609,228.74
    30        2              1            5           02/01/08             No                           9,732,512.74
    31       19              1            7           10/01/11             No                           8,431,189.81
    32        1              1            5           03/01/13             No                           7,831,007.16
    33        4              1            8           12/01/12             No                           7,789,170.05
    34        3              1            7           01/01/18             No                           6,746,003.14
    35        4              1            7           12/01/12             No                           7,502,401.46
    36        2              1            5           02/01/08             No                           8,482,812.34
    37        3              1            7           07/01/20             No                             147,950.40
    38        3              1            10          01/01/12             No                           7,307,714.56
    39        2              1            5           02/01/08             No                           7,914,766.99
    40        3              1            5           01/01/13             No                           6,558,726.38
    41        3              1            10          01/01/13             No                           6,335,990.64
    42        3              1            7           01/01/18             No                           4,362,053.12
    43        2              1            7           02/01/13             No                              42,822.93
    44        1              1            5           03/01/13             No                           5,709,503.65
    45        3              1            7           01/01/13             No                           6,500,000.00
    46        1              1            5           03/01/13             No                           5,514,391.85
    47        5              1            7           11/01/12             No                           5,221,294.63
    48        3              1            7           01/01/13             No                           4,906,590.32
  48.1                                                                                                  3,344,332.34
  48.2                                                                                                  1,562,258.07
    49        1              1            7           03/01/13             No                           5,270,729.09
    50        4              1            5           12/01/12             No                           5,289,297.10
    51        1              1            5           03/01/13             No                           5,196,159.61
    52        3              1            7           01/01/13             No                           5,035,243.83
    53        3              1            7           01/01/13             No                           4,783,482.04
    54        2              1            7           02/01/13             No                           4,713,380.85
    55        3              1            5           01/01/13             No                           4,657,451.93
    56        3              1            8           01/01/13             No                           4,225,782.79
    57        4              1            7           12/01/22             No                             121,459.91
    58        2              1            5           02/01/13             No                           4,494,225.65
    59        3              1            7           01/01/13             No                           4,436,951.46
    60        3              1            7           01/01/13             No                           4,320,736.24
    61        0              1            5           04/01/13             No                           4,400,553.61
    62        3              1            7           01/01/13             No                           4,286,479.93
    63        6              1            10          11/01/12             No                           4,318,968.59
    64        1              1            5           03/01/13             No                           4,210,219.74
    65        4              1            7           12/01/12             No                           3,257,359.58
    66        3              1            7           01/01/18             No                           1,897,022.86
    67        0              1            5           04/01/13             No                           3,947,860.10
    68        4              1            7           12/01/12             No                           3,897,347.98
    69        0              1            5           04/01/10             No                           3,890,918.70
    70        3              1            7           01/01/23             No                              96,976.30
    71        1              1            10          03/01/13             No                           3,704,992.27
    72        0              1            5           04/01/13             No                           3,634,538.07
    73        5              1            10          11/01/12             No                           3,662,756.04
    74        8              1            7           08/01/12            Yes          08/01/22         2,830,859.20
  74.1                                                                                                  1,063,298.33
  74.2                                                                                                  1,008,062.06
  74.3                                                                                                    759,498.81
    75        3              1            7           01/01/08             No                           3,728,966.54
    76        4              1            7           12/01/12             No                           3,066,259.46
    77        7              1            7           09/01/12             No                           3,314,202.87
    78        0              1            5           04/01/13            Yes          04/01/33         3,119,961.98
    79        3              1            5           01/01/13            Yes          01/01/33         3,148,853.17
    80        3              1            7           01/01/13             No                           3,109,798.27
    81        3              1            7           01/01/13             No                           3,030,337.51
    82        4              1            5           12/01/12             No                           2,728,820.77
    83        4              1            7           12/01/12             No                           2,275,208.89
    84        2              1            5           02/01/13             No                           2,889,006.75
    85        3              1            7           01/01/13             No                           2,801,515.54
    86        3              1            7           01/01/13            Yes          01/01/23         2,786,171.22
    87        3              1            7           01/01/13             No                           2,544,460.20
    88        3              1            5           01/01/13             No                           2,685,462.84
    89        0              1            5           04/01/13             No                           2,539,559.33
    90        4              1            5           12/01/12             No                           2,303,663.88
    91        2              1            8           02/01/13             No                           2,202,922.16
    92        1              1            7           03/01/13             No                           2,161,779.15
    93        4              1            5           12/01/12            Yes          12/01/32         2,371,320.04
    94        4              1            7           12/01/12            Yes          12/01/22         1,851,675.36
    95        2              1            5           02/01/13            Yes          02/01/28         2,034,612.76
    96        6              1            7           10/01/09             No                           2,322,042.70
    97        3              1            5           01/01/13             No                           2,122,640.94
    98        1              1            5           03/01/18             No                              42,525.60
    99        5              1            7           11/01/12             No                           2,135,656.96
   100        3              1            7           01/01/13             No                           2,046,589.14
   101        3              1            5           01/01/13             No                           2,076,842.48
   102       15              1            7           01/01/12             No                           1,951,134.81
   103        4              1            5           12/01/12            Yes          12/01/27         1,865,584.84
   104        5              1            7           11/01/12             No                           1,990,636.80
   105        3              1            7           01/01/18             No                              30,462.51
   106        0              1            5           04/01/13             No                           1,859,293.11
   107        3              1            5           01/01/13             No                           1,703,591.65
   108        5              1            7           11/01/12             No                           1,417,809.92
   109        1              1            5           03/01/13             No                           1,768,292.10
   110        2              1            5           02/01/13             No                           1,787,244.49
   111        0              1            5           04/01/18             No                              29,600.25
   112        2              1            5           02/01/13             No                             901,000.36
   113        5              1            7           11/01/12             No                           1,361,227.05
   114        3              1            5           01/01/13             No                           1,510,001.13
   115        3              1            7           10/01/19             No                              45,121.52
   116        3              1            5           01/01/13             No                           1,531,874.74
   117        5              1            7           11/01/22             No                              47,832.25
   118        4              1            7           12/01/12             No                           1,286,996.98
   119        4              1            7           02/01/17             No                              18,068.22
   120        3              1            7           01/01/13             No                             984,081.55
   121        4              1            7           12/01/12             No                             944,856.31
   122        3              1            7           01/01/13             No                             721,563.28

                                                 REMAINING
                                                 PREPAYMENT                                                            MOST RECENT
LOAN #         MATURITY LTV                PROVISION (PAYMENTS)(11)             2000 NOI ($)        2001 NOI ($)            NOI ($)
------         ------------                ------------------------             ------------        ------------            -------
     1             72.7%                     LO(24),Def(32),O(3)                  6,066,271           6,127,294          6,647,136
     2             41.0%                     LO(24),Def(91),O(2)                 13,197,436          11,725,811         12,574,847
     3             60.2%                     LO(24),Def(81),O(4)                  6,393,744           5,110,708          5,148,632
     4             66.5%                     LO(24),Def(91),O(4)                  3,503,768           3,407,022          3,764,534
     5             63.2%                     LO(24),Def(90),O(4)                                      1,712,918          2,982,605
     6             54.2%                    LO(24),Def(105),O(7)
     7             61.1%                     LO(24),Def(89),O(4)                  2,673,034           2,494,968          2,557,917
   7.1             61.1%                                                          1,951,879           1,917,396          1,930,216
   7.2             61.1%                                                            721,155             577,572            627,701
     8             73.8%                     LO(24),Def(33),O(3)                                      1,288,693          1,517,130
     9             39.0%                 LO(44),Grtr1%orYM(69),O(4)               1,599,165           1,875,295          2,505,167
    10             66.8%                     LO(24),Def(83),O(4)                  1,882,714           1,835,261          1,669,052
    11             51.0%                     LO(24),Def(89),O(4)                  2,545,145           2,519,058          2,603,472
    12             64.9%                     LO(24),Def(90),O(4)                  1,332,649           1,347,354          1,445,256
    13             50.8%                     LO(24),Def(88),O(3)                                        726,847          1,585,220
    14             57.6%                     LO(24),Def(90),O(4)                                        725,512          1,604,437
    15             66.1%                     LO(24),Def(89),O(4)                  1,310,840           1,466,039          1,502,806
    16             66.6%                     LO(24),Def(77),O(3)                  1,636,030           1,638,528          2,024,857
    17             67.4%                     LO(24),Def(92),O(4)                    780,878           1,224,034          1,183,264
    18             74.3%                     LO(24),Def(33),O(2)                                        653,996          1,045,139
    19             64.1%                     LO(24),Def(92),O(4)                  1,119,884           1,164,155          1,273,447
    20             73.9%                     LO(24),Def(32),O(2)                    489,496           1,005,133          1,254,670
    21             63.3%                     LO(24),Def(86),O(4)                    629,977             906,272          1,618,989
    22             54.7%                     LO(24),Def(89),O(6)                  1,234,824           1,267,916          1,307,284
    23             75.5%                     LO(24),Def(32),O(2)                  1,251,644           1,214,995          1,141,198
    24             55.2%                     LO(24),Def(89),O(4)                  1,456,538           1,458,755          1,588,081
    25             64.1%              LO(22),3%(12),2%(12),1%(12),O(1)              912,430           1,363,029          1,559,255
    26             59.7%                     LO(24),Def(91),O(4)                  1,389,615           1,348,882          1,138,040
    27             68.7%                     LO(24),Def(85),O(4)                                                         1,346,119
    28             58.5%                     LO(24),Def(90),O(2)                  1,367,299           1,488,450          1,526,452
    29             64.9%                     LO(24),Def(32),O(2)                  1,053,495           1,117,287          1,142,532
    30             75.7%                     LO(24),Def(32),O(2)                  1,169,029           1,113,150          1,123,927
    31             63.4%                     LO(24),Def(74),O(4)                  1,366,167           1,366,066          1,278,628
    32             62.6%                     LO(24),Def(91),O(4)                  1,298,152           1,281,055          1,180,144
    33             67.6%                     LO(24),Def(88),O(4)                  1,010,433           1,139,102          1,222,161
    34             58.7%                    LO(24),Def(140),O(13)                   827,138             832,647
    35             66.4%                     LO(24),Def(88),O(4)                                         -9,308            563,854
    36             75.7%                     LO(24),Def(32),O(2)                    383,702             765,599            941,745
    37             1.2%                     LO(24),Def(170),O(13)                 1,149,208           1,047,217          1,129,447
    38             57.1%                     LO(24),Def(77),O(4)                  1,195,216           1,236,886          1,232,734
    39             70.0%                     LO(24),Def(32),O(2)                  1,042,974             943,877            881,037
    40             63.1%                     LO(24),Def(91),O(2)                    896,161             949,200            970,484
    41             62.7%                     LO(24),Def(89),O(4)                                      1,078,078          1,030,325
    42             48.7%                    LO(24),Def(149),O(4)                    617,950             635,063            620,786
    43             0.2%                      LO(24),Def(90),O(4)                  1,869,706           1,469,054          1,250,951
    44             67.2%                     LO(24),Def(91),O(4)                    319,568             549,821            742,805
    45             6.0%                      LO(24),Def(89),O(4)
    46             53.5%                     LO(24),Def(93),O(2)                    748,080             978,974            988,702
    47             62.2%                     LO(24),Def(87),O(4)                    632,358             691,981            729,964
    48             59.5%                     LO(24),Def(89),O(4)                    687,406             682,723            695,169
  48.1             59.5%                                                            467,037             475,036            465,667
  48.2             59.5%                                                            220,369             207,687            229,502
    49             65.9%                 LO(58),Grtr1%orYM(57),O(4)                 536,393             579,443            731,304
    50             66.1%                     LO(24),Def(90),O(2)                                                           299,567
    51             67.6%                     LO(24),Def(91),O(4)                    674,597             694,380            700,216
    52             57.9%                     LO(24),Def(89),O(4)                    692,315             720,476            735,510
    53             62.1%                 LO(57),Grtr1%orYM(56),O(4)                 504,172             554,413            566,244
    54             61.6%                 LO(58),Grtr1%orYM(56),O(4)                 729,773             754,967            683,226
    55             52.7%                     LO(24),Def(89),O(4)                    542,886             565,211            572,025
    56             53.5%                     LO(24),Def(89),O(4)                    691,183             752,701            715,084
    57             1.6%                     LO(24),Def(187),O(25)                   374,085             485,098            515,467
    58             53.5%                     LO(24),Def(90),O(4)                                        618,881            820,825
    59             63.8%                     LO(24),Def(89),O(4)                                                           341,708
    60             66.5%                     LO(24),Def(89),O(4)                                                           210,084
    61             66.7%                     LO(24),Def(92),O(4)                                                           311,051
    62             62.3%                     LO(24),Def(87),O(6)                    680,220             609,858            484,262
    63             58.4%                     LO(24),Def(87),O(4)                                                           634,371
    64             62.8%                     LO(24),Def(91),O(4)                    420,581             443,740            514,450
    65             48.6%                     LO(24),Def(88),O(4)
    66             29.2%                    LO(24),Def(140),O(13)                    66,479             470,830            653,847
    67             64.2%                     LO(24),Def(94),O(2)                    558,774             531,881            554,431
    68             63.9%                     LO(24),Def(88),O(4)                    286,456             482,973            591,040
    69             65.9%                     LO(24),Def(57),O(3)                    367,639             390,799            553,718
    70             1.7%                 LO(117),Grtr1%orYM(95),O(25)
    71             54.5%                     LO(24),Def(91),O(4)                    558,649             559,510            516,911
    72             66.7%                     LO(24),Def(92),O(4)                                        365,018            455,883
    73             47.6%                     LO(24),Def(87),O(4)                    595,054             614,176            637,597
    74             44.8%                     LO(24),Def(84),O(4)                    585,586             599,535            612,881
  74.1             44.8%                                                            210,680             204,682            213,219
  74.2             44.8%                                                            199,370             218,608            223,790
  74.3             44.8%                                                            175,536             176,245            175,872
    75             70.4%                     LO(24),Def(31),O(2)                    382,325             450,535            400,253
    76             53.8%                     LO(24),Def(88),O(4)                    224,449             434,041            446,481
    77             60.3%                     LO(24),Def(85),O(4)                    456,323             479,363            516,175
    78             55.9%                     LO(24),Def(92),O(4)
    79             67.7%                     LO(24),Def(91),O(2)                    301,318             356,021            389,775
    80             67.2%                     LO(24),Def(87),O(6)                    371,995             436,447            381,722
    81             67.3%                     LO(24),Def(86),O(7)                    338,013             316,962            256,009
    82             45.5%                     LO(24),Def(88),O(4)                     32,581             291,210            432,173
    83             45.5%                     LO(24),Def(88),O(4)
    84             67.2%                     LO(24),Def(90),O(4)                    341,746             378,325            415,524
    85             66.7%                     LO(24),Def(89),O(4)                    334,101             370,767            375,784
    86             60.6%                     LO(24),Def(89),O(4)                                                           314,622
    87             49.9%                 LO(57),Grtr1%orYM(56),O(4)                 382,112             320,761            381,230
    88             22.2%                     LO(24),Def(89),O(4)                    335,636             336,028            294,306
    89             46.2%                     LO(24),Def(92),O(4)                    401,874             466,081            509,532
    90             39.7%                     LO(24),Def(88),O(4)                    416,151             444,837            476,663
    91             46.9%                     LO(24),Def(90),O(4)                    505,927             426,421            405,181
    92             60.6%                     LO(24),Def(91),O(4)                    278,092             315,964            273,072
    93             53.4%                     LO(24),Def(89),O(3)
    94             48.7%                     LO(24),Def(88),O(4)
    95             54.3%                     LO(24),Def(92),O(2)
    96             66.3%                     LO(24),Def(51),O(3)                    239,927             303,080            280,774
    97             48.2%                     LO(24),Def(89),O(4)                    308,615             332,124            357,689
    98             0.9%                     LO(24),Def(151),O(4)                    455,191             481,491            459,563
    99             62.8%                     LO(24),Def(87),O(4)                    423,971             418,706            263,628
   100             44.6%                     LO(24),Def(89),O(4)                    402,460             398,183            432,847
   101             59.3%                     LO(24),Def(89),O(4)                    172,783             236,101            281,857
   102             61.0%                     LO(24),Def(77),O(4)                    222,809             274,283            253,088
   103             58.3%                     LO(24),Def(89),O(3)
   104             66.4%                     LO(24),Def(87),O(4)                    241,124             245,400            230,929
   105             0.9%                     LO(24),Def(140),O(13)                                       286,424            403,971
   106             49.8%                     LO(24),Def(92),O(4)                    358,819             368,853            384,824
   107             37.9%                     LO(24),Def(89),O(4)                    386,004             380,813            376,643
   108             20.0%                     LO(24),Def(87),O(4)                    405,689             520,769            672,346
   109             53.6%                     LO(24),Def(91),O(4)                    280,035             285,659            260,130
   110             61.6%                     LO(24),Def(90),O(4)                    220,399             229,114            249,143
   111             1.0%                     LO(24),Def(152),O(4)                    365,676             358,244            382,749
   112             16.3%                     LO(24),Def(90),O(4)                    324,758             343,633            433,304
   113             47.8%                     LO(24),Def(87),O(4)                    216,093             268,236            252,703
   114             58.1%                     LO(24),Def(89),O(4)                    195,008             212,899            215,360
   115             1.7%                     LO(24),Def(149),O(25)                                       240,890            233,624
   116             68.1%                     LO(24),Def(89),O(4)                                        174,469            196,239
   117             2.0%                     LO(24),Def(186),O(25)                   260,800             238,025            230,197
   118             61.0%                     LO(24),Def(88),O(4)                    202,414             188,822            188,789
   119             0.8%                     LO(24),Def(129),O(13)                                                          204,471
   120             53.2%                     LO(24),Def(89),O(4)                                        143,685            238,820
   121             59.4%                     LO(24),Def(88),O(4)                                        135,453            186,517
   122             33.8%                     LO(24),Def(89),O(4)                    188,362             193,786            191,182

            MOST RECENT                                                                UW
LOAN #       NOI DATE                 UW NOI ($)           UW NCF ($)(12)           DSCR(7,13)   TITLE TYPE         PML
------       --------                 ----------           --------------           ----------   ----------         ---
     1       10/30/02                6,625,157                6,155,326                1.69         Fee            16.0%
     2       12/31/02               12,231,254               10,550,139                2.92         Fee
     3       11/30/02                4,534,314                4,230,952                1.30   Leasehold & Fee
     4       12/31/02                3,274,379                2,893,343                1.40         Fee
     5       10/31/02                2,551,486                2,252,120                1.41         Fee            17.0%
     6                               2,297,715                2,087,665                1.42         Fee            12.0%
     7       06/30/02                2,366,249                2,031,057                1.44         Fee
   7.1       06/30/02                1,749,689                1,502,127                             Fee
   7.2       06/30/02                  616,559                  528,930                             Fee
     8       02/28/03                1,690,225                1,604,385                1.40         Fee            14.0%
     9       09/30/02                2,324,836                2,095,976                1.52         Fee
    10       12/31/02                1,653,510                1,533,510                1.23         Fee
    11       10/30/02                2,312,735                2,157,635                2.00         Fee
    12       12/31/02                1,453,133                1,393,133                1.37         Fee            12.0%
    13       07/30/02                1,744,881                1,607,684                1.38   Leasehold & Fee
    14       09/30/02                1,736,407                1,632,540                1.61         Fee            18.0%
    15       09/30/02                1,507,797                1,437,513                1.56         Fee
    16       10/31/02                1,570,100                1,488,488                1.37         Fee
    17       04/30/02                1,465,472                1,372,437                1.44         Fee
    18       12/31/02                1,469,169                1,345,669                1.48         Fee
    19       12/31/02                1,424,601                1,330,494                1.49         Fee            15.0%
    20       10/31/02                1,411,156                1,300,906                1.48         Fee
    21       10/31/02                1,544,837                1,466,797                1.58         Fee
    22       12/31/02                1,304,383                1,278,183                1.55         Fee
    23       10/31/02                1,251,577                1,179,577                1.48         Fee
    24       11/30/02                1,390,811                1,232,294                1.35         Fee
    25       08/31/02                1,414,228                1,250,305                1.48         Fee            16.8%
    26       12/31/02                1,221,765                1,108,545                1.48         Fee
    27       11/30/02                1,146,601                1,106,701                1.36         Fee
    28       09/30/02                1,463,053                1,353,892                1.72         Fee
    29       10/31/02                1,098,722                1,067,272                1.52         Fee
    30       10/31/02                1,131,248                1,064,892                1.51         Fee
    31       12/31/02                1,269,407                1,137,018                1.25         Fee
    32       12/31/02                1,236,568                1,142,068                1.75         Fee
    33       09/30/02                1,059,776                  945,575                1.44         Fee
    34                                 952,596                  898,681                1.33         Fee
    35       10/31/02                  952,460                  912,460                1.50         Fee
    36       10/31/02                  992,003                  932,003                1.52         Fee
    37       09/30/02                1,087,700                  985,072                1.21         Fee
    38       10/31/02                1,082,571                1,003,008                1.76         Fee            8.0%
    39       10/31/02                  920,487                  825,911                1.44         Fee
    40       12/31/02                  881,361                  814,423                1.45         Fee
    41       08/30/02                  813,657                  769,945                1.45         Fee            19.0%
    42       12/31/02                  730,246                  688,030                1.21         Fee
    43       12/31/02                1,655,719                1,371,730                1.50         Fee
    44       12/31/02                  814,743                  722,561                1.50         Fee            15.0%
    45                               8,609,362                8,545,612               23.58         Fee
    46       12/31/02                  917,260                  807,043                1.73         Fee
    47       12/31/02                  691,147                  627,952                1.32   Leasehold & Fee      19.0%
    48       12/31/02                  652,894                  622,244                1.34         Fee
  48.1       12/31/02                  440,911                  423,397                             Fee
  48.2       12/31/02                  211,983                  198,847                             Fee
    49       12/31/02                  699,538                  601,736                1.34         Fee            17.0%
    50       09/30/02                  801,079                  669,381                1.47         Fee
    51       11/30/02                  681,206                  632,735                1.45         Fee            10.0%
    52       12/31/02                  668,586                  628,369                1.51         Fee
    53       10/29/02                  627,243                  581,243                1.47         Fee            14.0%
    54       12/31/02                  619,685                  565,685                1.44         Fee            10.0%
    55       12/31/02                  571,627                  561,077                1.43         Fee
    56       11/30/02                  605,811                  550,637                1.32         Fee
    57       09/30/02                  664,290                  614,240                1.32         Fee
    58       09/30/02                  758,374                  717,124                1.88         Fee            18.2%
    59       11/30/02                  600,649                  557,459                1.46         Fee
    60       07/31/02                  515,848                  501,448                1.44         Fee
    61       12/31/02                  580,013                  535,928                1.41         Fee
    62       11/30/02                  572,343                  534,543                1.50         Fee
    63       11/30/02                  588,361                  548,989                1.47         Fee            15.0%
    64       12/31/02                  550,562                  517,562                1.48         Fee
    65                                 575,719                  543,070                1.26         Fee
    66       09/30/02                  559,862                  510,014                1.21         Fee
    67       12/31/02                  506,490                  486,820                1.51         Fee            19.0%
    68       12/31/02                  559,516                  470,522                1.41         Fee
    69       12/31/02                  506,399                  459,145                1.32         Fee
    70                                 456,945                  453,401                1.20         Fee
    71       12/31/02                  557,775                  482,307                1.57         Fee
    72       11/30/02                  597,417                  548,277                1.85         Fee
    73       11/30/02                  567,389                  520,712                1.66         Fee            10.0%
    74       03/31/02                  548,041                  524,487                1.33   Leasehold & Fee
  74.1       03/31/02                  203,066                  194,234                              Fee
  74.2       03/31/02                  201,093                  192,261                              Fee
  74.3       03/31/02                  143,882                  137,993                           Leasehold
    75       10/31/02                  408,653                  370,663                1.32         Fee
    76       09/30/02                  468,590                  428,580                1.43         Fee
    77       06/30/02                  520,152                  467,458                1.60         Fee
    78                                 401,200                  398,808                1.53         Fee            14.0%
    79       10/30/02                  372,191                  372,191                1.38         Fee
    80       11/30/02                  388,633                  360,633                1.40         Fee
    81       10/31/02                  388,378                  361,726                1.43         Fee
    82       09/30/02                  470,169                  459,482                1.67         Fee
    83                                 439,701                  415,401                1.39         Fee
    84       08/31/02                  413,068                  340,548                1.38         Fee
    85       09/30/02                  393,556                  370,334                1.63         Fee
    86       10/31/02                  367,011                  335,677                1.44         Fee
    87       11/30/02                  410,467                  358,135                1.38         Fee
    88       10/31/02                  694,734                  647,469                2.92         Fee
    89       12/31/02                  498,172                  472,526                2.21         Fee            16.0%
    90       08/31/02                  424,448                  404,448                1.79         Fee            19.0%
    91       12/31/02                  422,969                  354,383                1.62         Fee
    92       12/31/02                  319,397                  283,397                1.32         Fee
    93                                 314,261                  311,993                1.56         Fee
    94                                 337,955                  325,955                1.34         Fee
    95                                 305,313                  303,402                1.46         Fee
    96       11/30/02                  293,666                  284,766                1.49         Fee
    97       10/31/02                  351,486                  326,315                1.81         Fee            19.0%
    98       12/31/02                  440,734                  420,734                1.60         Fee            19.0%
    99       11/30/02                  294,138                  257,145                1.39         Fee
   100       12/31/02                  343,929                  336,729                2.02         Fee            13.0%
   101       08/31/02                  254,591                  246,911                1.39         Fee            16.0%
   102       08/31/02                  255,809                  240,809                1.20         Fee
   103                                 267,116                  264,570                1.41         Fee
   104       12/31/02                  233,876                  225,876                1.34         Fee
   105       08/31/03                  292,377                  284,664                1.23         Fee
   106       09/30/02                  322,054                  287,804                1.84         Fee
   107       10/31/02                  299,821                  293,437                1.73         Fee
   108       12/31/02                  582,938                  540,543                2.96         Fee
   109       12/31/02                  257,369                  232,309                1.58         Fee
   110       10/31/02                  212,251                  203,251                1.33         Fee
   111       12/31/02                  327,496                  288,850                1.41         Fee
   112       09/30/02                  366,723                  354,283                1.72         Fee            17.0%
   113       12/31/02                  259,154                  243,108                1.31         Fee            10.0%
   114       10/31/02                  232,672                  215,707                1.43         Fee            17.0%
   115       08/31/02                  225,712                  223,748                1.14         Fee
   116       09/30/02                  203,312                  197,328                1.50         Fee
   117       10/31/02                  203,731                  178,831                1.12         Fee
   118       09/30/02                  184,990                  163,303                1.45         Fee
   119       09/29/02                  193,772                  178,889                1.25         Fee
   120       08/31/02                  197,157                  172,567                1.70         Fee
   121       08/31/02                  163,817                  142,445                1.47         Fee
   122       12/31/02                  173,095                  164,595                1.78         Fee

                                                         UPFRONT ESCROW
              --------------------------------------------------------------------------------------------------------------------

              UPFRONT CAPEX      UPFRONT ENVIR.     UPFRONT TI/LC        UPFRONT RE TAX       UPFRONT INS.           UPFRONT OTHER
LOAN #          RESERVE ($)         RESERVE ($)       RESERVE ($)           RESERVE ($)        RESERVE ($)             RESERVE ($)
------          -----------         -----------       -----------           -----------        -----------             -----------
     1              156,344                             1,500,000                62,090            25,500
     2              151,625                                                     167,730           119,570
     3                                                                          170,000             19,000
     4              250,000                                                     396,642             41,397
     5              225,000                                                                         16,406
     6                                                                           34,515             10,000
     7              102,750                                                                         12,983
   7.1               62,000
   7.2               40,750
     8               57,706
     9                                                                           93,265             43,188
    10              120,000                                                     103,517            143,713
    11              100,000                                                     215,455
    12              180,000                                                                         12,649
    13                                                    200,000                45,049             22,584                  49,500
    14              241,625                                                      78,571             11,310                 113,435
    15               49,694                                                      39,789             41,990
    16               87,500                                                     223,890              1,813
    17              192,938                                                      12,500              1,333
    18                                                                            4,105             11,881
    19               15,625                                                      11,917              2,917                 750,000
    20               98,982                                                      94,527             43,215
    21                                                                           38,473              8,603
    22                                                                          133,253
    23               90,171                                                      74,981             37,301
    24                                                                           32,760             10,407                 100,000
    25                                                    350,000                                    5,313
    26               97,625                                                                         47,400
    27                                                                           55,216
    28               35,838              78,000                                  39,122              3,063
    29                                                                           44,223             48,979                 468,053
    30              143,734                                                      52,641             19,416
    31               58,813                                                     168,058             11,071
    32               75,250                                                                         47,700
    33               55,000                               186,722                                    3,225
    34                                                                           20,557              7,295
    35                                                                                              31,025
    36              211,911                                                      42,310             16,343
    37                                                                          189,887
    38                                                                           13,534             17,394
    39               94,491                                                      76,655             31,079
    40                                                                            6,830             4,962
    41                                                    200,000                 9,172              9,092                 800,000
    42               13,750                                                      15,810             10,887
    43            1,375,000                                                     114,173             18,658
    44                                                    100,000                22,205              1,852                  65,700
    45
    46                1,875                               200,000               161,923             12,504                 250,000
    47                9,250                                                      17,212              3,331
    48                                                                                               6,000
  48.1
  48.2
    49                                                    100,000                 7,537             28,342
    50                                                                           34,344              3,952
    51                                                                            6,611             19,830
    52                                                                          117,242             24,798
    53               98,920                                                      39,336             20,769
    54               10,500                                                      49,208             22,158
    55               95,000                                                       5,865             10,130
    56                                                                           20,494              6,781
    57                                                                           35,815             29,596
    58                                                                           32,200             15,139
    59                                                                           52,648              8,547                  50,000
    60                                                                            9,947
    61                                                                            3,188                833
    62               13,063                                                      23,302              8,135
    63               20,000                                60,000                36,345              7,626
    64               26,075             131,438                                  23,632             37,800
    65                                                                           56,795
    66                                                                            9,933              2,810
    67
    68                                                    150,000                16,748              2,013
    69                                                                           22,800              6,638
    70
    71              377,988                                                      50,575             79,050                 100,000
    72               49,250                                                       7,083             2,083
    73                                                                           12,103              3,221
    74                                                                           49,256              4,606
  74.1
  74.2
  74.3
    75               77,226                                                      44,896             47,853
    76                                                                            8,636              4,853
    77                6,250                                                      32,095              7,120
    78
    79
    80               18,250                                                      14,657              7,457
    81                                                                           27,727              5,950
    82                7,188                                                       3,745              2,325
    83                                                                           14,490
    84              207,788              10,500                                                     20,535
    85               57,063                                                      10,606              9,766
    86
    87               31,347                                                      30,833              1,467                  42,496
    88                                                                                              21,357
    89                                                                            3,297
    90                                                                           14,982              1,667
    91               71,000                                                      26,998             17,036
    92              127,441                                                      17,571             33,621
    93                                                                            6,717              1,771
    94                                                                           19,875
    95                3,816                                                      10,470             10,200
    96               11,861                                                       7,733              7,203
    97                                                                            6,078             13,900
    98                                    1,250                                                     17,709
    99                                                                           58,500              6,337
   100               13,125                                                      10,031              4,661
   101                                                                            6,280              3,036
   102                                                                            4,264
   103                                                                            6,727              2,887                  17,798
   104                                                                           43,167              2,133
   105               15,250                                                      11,312              2,472
   106               47,834                                                       7,083              2,083
   107                                                                            2,386
   108
   109                                                                                              22,600
   110              112,250                                                       5,115              3,180
   111                                                                            4,155              7,213
   112                                                                           12,494              5,016                   3,231
   113                6,250                                                       3,819              1,856
   114               85,681                                                      11,240             12,839
   115                                                                            2,386
   116                                                                            7,500
   117                                                                           24,284             14,504
   118               11,188                                                      13,734              3,678
   119
   120                                                                            8,788              2,689
   121                                                                            3,959                992
   122

                                                          MONTHLY ESCROW
               -------------------------------------------------------------------------------------------------------------------

               MONTHLY CAPEX       MONTHLY ENVIR.       MONTHLY TI/LC        MONTHLY RE TAX      MONTHLY INS.       MONTHLY OTHER
LOAN #           RESERVE ($)          RESERVE ($)     RESERVE ($)(14)           RESERVE ($)       RESERVE ($)         RESERVE ($)
------           -----------          -----------     ---------------           -----------       -----------         -----------
     1                 7,946                                    9,000                62,090            12,750
     2               138,750                                                         73,566             9,964
     3                 5,333                                   18,000                53,914             9,500
     4                 4,688                                                         79,328             5,914
     5                 2,339                                   22,650                22,899             2,734
     6                   750
     7                                                                               33,534             6,491              50,000
   7.1
   7.2
     8                 7,153
     9                 1,655                                                         31,088             3,599
    10                10,000                                                         51,758            13,065
    11                                                                               32,162
    12                                                                               23,264             4,216
    13                 1,740                                   10,000                15,016             1,882              16,500
    14                 1,216                1,667               7,439                15,714             2,827
    15                 5,833                                                         19,894             6,853
    16                 3,307                                                         37,315               907
    17                 1,894                                    5,000                12,500             1,333
    18                 1,625                                    5,417                   821             1,697
    19                 1,138                                    5,195                11,917             2,917
    20                                                                               23,632            10,804
    21                                                                               12,824             1,075
    22                                                                               19,036
    23                                                                               18,745             9,325
    24                 2,267                                    8,334                10,165               902
    25                 2,153                                   11,250                 7,604             1,771
    26                 9,435                                                          9,608             4,740
    27                 1,175                                    5,000
    28                 1,651                                    6,667                19,561             3,063
    29                 2,620                                                          8,845            10,771               58,507
    30                                                                               13,160             4,854
    31                 5,275                                    5,788                14,005             3,690
    32                 7,875                                                         10,104             4,770
    33                                                          8,382                10,048             3,225
    34                 1,375                                    2,500                10,279             1,824
    35                 3,333                                                          4,591             7,756
    36                                                                                8,462             4,086
    37                   798                                                         24,277
    38                                                                                3,383             1,739
    39                                                                               15,331             7,770
    40                 1,771                                    5,208                 6,830             2,481
    41                   425                                                          1,834               827
    42                 1,350                                    1,667                 5,270             3,629
    43                                                                               57,087             6,219
    44                 1,410                                    6,250                 4,441             1,852
    45
    46                 2,283                                    7,150                20,240             4,168
    47                 1,094                                    3,000                 5,737             1,110
    48                                                                                                  3,009
  48.1
  48.2
    49                 2,038                                    6,114                 7,537             2,362
    50                 1,045                                    7,700                 6,869               494
    51                 4,039                                                          7,924             2,833
    52                 3,351                                                         16,742             3,188
    53                 3,648                                                          7,867             2,308
    54                 4,500                                                          8,201             2,216
    55                   879                                                          2,932             1,013
    56                                                                                5,123             3,390
    57                 3,728                                                          5,969             2,691
    58                 3,438                                                          8,050             3,028
    59                   429                                    2,962                 5,265             2,849
    60                 1,200                                                          3,316
    61                   641                                    2,292                 3,188               833
    62                 3,150                                                          7,767
    63                                                                                4,038               763
    64                 2,750                                                         11,816             4,200
    65                   813                                                          5,163
    66                   271                                    3,880                 9,933               937
    67                   330                                    1,410                 5,826             1,516
    68                   357                                    6,837                 4,187               201
    69                 1,009                                    2,928                 2,533               738
    70
    71                 6,289                                                         10,115             7,905
    72                 4,095                                                          7,083             2,083
    73                   504                                    3,000                 4,034             1,074
    74                   419                                     833
  74.1
  74.2
  74.3
    75                 3,166                                                          9,766             4,350
    76                   480                                    2,988                 1,439               693
    77                   725                                    1,500                 3,014
    78                   199
    79
    80                    21                                                          4,886             3,729
    81                   831                                    1,385                 6,932               850
    82                   891                                                          3,745               465
    83                   492                                                          4,980
    84                 6,043                                                          8,634             4,107
    85                 1,932                                                          5,303             2,825
    86
    87                   729                                    3,633                 7,708             1,467
    88                 2,395                                                         19,567             2,136
    89                                                                                3,297
    90                                                                                3,746             1,667
    91                 2,917                                                          6,749             2,233
    92                 3,000                                                          5,857             3,883
    93                   189                                                          6,717             1,771
    94                   210                                                          6,625
    95
    96                   220                                                            773               600
    97                 2,098                                                          3,039             1,390
    98                 1,667                                                          2,199             1,610
    99                   503                                    2,583                 4,875               905
   100                   336                                                          2,006               518
   101                   640                                                          2,093               759
   102                                                                                2,132
   103                   212                                                            961             2,887
   104                   667                                                          6,167               267
   105                   643                                                          2,262               824
   106                 2,854                                                          7,083             2,083
   107                   532                                                          2,386             1,059
   108
   109                 2,088                                                          3,294             2,260
   110                   750                                                          1,669             1,060
   111                 3,221                                                          4,155             1,202
   112                 1,037                                                          4,165               836
   113                   426                                                          1,909               371
   114                 1,414                                                          2,810             1,293
   115                   165                                                          2,386
   116                   455                                                            619               500
   117                 1,702                                                          4,047             1,612
   118                   613                                                          2,289               460
   119
   120
   121                   594                                    1,979                 1,979               496
   122

                                                                    LARGEST TENANT
                   -----------------------------------------------------------------------------------------------------------

         SINGLE                                                                                                       LEASE
LOAN #   TENANT    LARGEST TENANT                                                                    UNIT SIZE      EXPIRATION
------   ------    --------------                                                                    ---------      ----------
     1      No      Sears                                                                                78,212      10/24/09
     2      No
     3      No      Sports Authority                                                                     42,500      08/31/16
     4      No      Firstar Bank                                                                        139,450      10/31/08
     5      No      Marina Medical                                                                       44,070      02/28/09
     6     Yes      Overland Data Systems (R&D)                                                          98,250      02/28/14
     7      No
   7.1      No      Oneida                                                                              292,930      11/30/04
   7.2      No      Garrard Enterprises                                                                 151,870      04/30/06
     8      No
     9      No      Applied Housing Management                                                           18,917      04/30/06
    10      No
    11      No
    12      No
    13      No      Borders Books, Inc                                                                   27,713      06/30/16
    14      No      Marina Foods                                                                         29,929      11/15/25
    15      No
    16      No      Home Depot                                                                          107,597      04/30/18
    17      No      Shoppers Food Warehouse                                                              57,109      01/31/21
    18      No      HCA                                                                                  80,000      03/31/11
    19      No      Rite Aid                                                                             17,253      01/31/18
    20      No
    21      No      Safeway                                                                              56,156      01/31/22
    22      No
    23      No
    24      No      Midwest Health                                                                       63,600      12/31/06
    25      No      County of Riverside - Department of Public Services                                  23,643      02/28/05
    26      No
    27      No      Ultimate Electronics                                                                 33,305      02/28/18
    28      No      Fleming Companies                                                                    30,724      07/31/10
    29      No
    30      No
    31      No      K Mart                                                                               86,479      07/31/15
    32      No
    33      No      MD Anderson                                                                          24,064      02/28/06
    34      No      Food Lion                                                                            36,890      09/04/17
    35      No
    36      No
    37      No      Shop-N-Save                                                                          55,000      05/29/14
    38      No      Albertsons                                                                           55,068      05/05/23
    39      No
    40      No      Waldbaum, Inc.                                                                       52,582      02/28/10
    41      No      Asylum Visual Effects                                                                12,307      06/30/04
    42      No      Winn Dixie                                                                           46,381      06/17/12
    43      No      Sound Lounge LLC                                                                     15,243      12/31/08
    44      No      Shakey's                                                                              6,146      08/31/03
    45      No
    46      No      Ollie's                                                                              60,000      06/21/07
    47      No      Food 4 Less of California, Inc.                                                      46,890      03/12/87
    48      No
  48.1      No
  48.2      No
    49      No      Mackay & Somps Civil Engineering                                                     11,125      03/31/06
    50      No      Selective Insurance                                                                  18,440      10/30/09
    51      No
    52      No
    53      No
    54      No
    55      No
    56      No
    57      No
    58      No
    59      No      MC Sporting Goods                                                                    31,465      01/31/10
    60      No
    61      No      State of Virginia, Department of Social Services                                     12,826      06/30/11
    62      No
    63      No      Wally's IGA Grocery                                                                  16,800      03/31/09
    64      No
    65      No      American Signature Furniture                                                         50,000      01/31/18
    66      No      Hallmark                                                                              5,933      02/28/06
    67      No      Happy Trails                                                                          3,100      03/01/04
    68      No      Silverstream                                                                          9,932      12/31/05
    69      No      Snug Seat                                                                            36,700      06/30/07
    70      No      Walgreens                                                                            15,120      01/31/60
    71      No
    72      No
    73      No      Michaels                                                                             21,964      08/31/10
    74     Yes
  74.1     Yes      Rite Aid of Ohio                                                                     11,180      09/30/19
  74.2     Yes      Rite Aid of Ohio                                                                     11,180      01/31/20
  74.3     Yes      Rite Aid of Ohio                                                                     11,180      08/31/19
    75      No
    76      No      Metropolitan Jewish Geriatric                                                        20,800      04/30/15
    77      No      Winn Dixie                                                                           44,000      11/15/15
    78     Yes      Sav-On Drug Store                                                                    15,943      02/06/23
    79     Yes      Worldwide Crossroads                                                                 41,500      08/01/49
    80      No
    81      No      Kroger                                                                               49,213      08/31/12
    82      No
    83      No      Home Goods (TJX Company)                                                             26,355      07/31/10
    84      No
    85      No
    86     Yes      Packaging Corp of America                                                           130,560      08/31/11
    87      No      Grill at Feather Sound                                                                6,525      02/28/06
    88      No
    89      No      Malibu Greens                                                                         8,587      07/31/05
    90      No
    91      No      Fern Park, Inc.                                                                      10,498      10/31/07
    92      No
    93     Yes      Walgreens Drug Store                                                                 15,120      12/31/60
    94     Yes      Best Buy                                                                             30,000      01/31/13
    95     Yes      Eckerd Drug Store                                                                    12,739      09/30/19
    96      No
    97      No
    98      No
    99      No      Coldwell Banker Residential R/E                                                       8,800      12/31/04
   100      No
   101      No
   102      No
   103     Yes      Eckerd Drug Store                                                                    12,728      07/29/20
   104      No
   105      No
   106      No
   107      No
   108      No
   109      No
   110      No
   111      No
   112      No
   113      No
   114      No
   115     Yes      Eckerd Drug Store                                                                    10,908      09/16/19
   116      No
   117      No
   118      No      Food Lion                                                                            33,800      05/14/16
   119     Yes      Caleb Brett USA, Inc.                                                                19,844      02/28/17
   120      No      Cross Country                                                                        37,187      05/31/06
   121      No      Tractor Supply                                                                       24,352      04/30/10
   122      No

                                              2ND LARGEST TENANT
              ----------------------------------------------------------------------------------------------

                                                                                                  LEASE
LOAN #        2ND LARGEST TENANT                                                   UNIT SIZE   EXPIRATION(15)
------        ------------------                                                   ---------   -------------
     1         Harris-Gottschalks                                                     70,822     10/31/06
     2
     3         TJ Maxx                                                                37,383     01/31/04
     4         ECMC                                                                   85,610     01/15/09
     5         Western Union                                                          39,153     10/31/09
     6         Overland Data Systems (Office)                                         60,335     02/28/14
     7
   7.1         Anchor Industries Inc.                                                117,141     10/31/04
   7.2         Remedpar                                                               53,500     12/31/07
     8
     9         Andover Brokerage                                                      13,602     01/31/11
    10
    11
    12
    13         IMS Health Incorporated                                                15,137     07/31/09
    14         Lucky Palace                                                            7,353     12/31/12
    15
    16         Big Kmart                                                              90,855     01/31/18
    17         AJ Wright                                                              23,057     09/30/11
    18         The University of Phoenix/Apollo Group, Inc.                           19,525     09/30/09
    19         Petco                                                                  15,000     01/31/08
    20
    21         Rite Aid                                                                9,073     04/30/05
    22
    23
    24         Gold's Gym                                                             34,000     12/31/11
    25         Coco's Restaurants, Inc.                                               19,600     12/31/04
    26
    27         Marshall's                                                             30,201     01/31/13
    28         Flagship Resort                                                        15,900     09/30/03
    29
    30
    31         Albertson's                                                            62,942     01/21/18
    32
    33         Texas Orthopedic                                                       15,280     12/31/07
    34         CVS - Pad                                                              10,125     01/31/13
    35
    36
    37         Busy Beaver                                                            31,000     04/30/15
    38         Blockbuster Video                                                       6,000     06/03/08
    39
    40         Family Dollar Stores                                                    6,483     12/31/06
    41         Teknion, Inc.                                                           4,000     08/31/04
    42         Crafts & Stuff                                                         10,180     05/31/08
    43         JStore                                                                 11,075     01/21/13
    44         On the Go Transportation                                                3,804     03/31/03
    45
    46         ShurFine (AWI)                                                         37,500     04/15/06
    47         Sav-On                                                                  8,067     11/06/03
    48
  48.1
  48.2
    49         Crossroads Diversified                                                  9,000     02/28/05
    50         Layton D. Dobson Inc.                                                   9,519     04/30/11
    51
    52
    53
    54
    55
    56
    57
    58
    59         Comfort Solutions                                                      13,500     08/11/07
    60
    61         Bio-Medical Applications                                                9,921     11/30/11
    62
    63         Sav-On Drugs (Albertsons)                                              14,884     03/12/27
    64
    65         DSW Shoe Warehouse                                                     31,624     11/30/17
    66         Blockbuster Video                                                       3,978     07/31/05
    67         Haight Natural Foods                                                    2,500     06/30/08
    68         Morgan Stanley Dean Witter                                              8,700     03/15/05
    69         Parnell-Martin Companies                                               10,000     12/31/04
    70         Bank One                                                                  288     09/30/04
    71
    72
    73         Hollywood Video                                                         7,500     01/31/06
    74
  74.1
  74.2
  74.3
    75
    76         MMC Doctors Offices                                                     4,750     09/30/17
    77         CVS (sub of Dollar General)                                             8,450     10/31/05
    78
    79
    80
    81         Dollar Tree                                                             6,000     01/31/07
    82
    83         Michaels                                                               23,645     05/30/17
    84
    85
    86
    87         Automated Petroleum                                                     5,925     03/31/07
    88
    89         Donna Jackson                                                           2,164     07/25/04
    90
    91         PC Lan Vad of Orlando, Inc.                                             4,960     11/30/04
    92
    93
    94
    95
    96
    97
    98
    99         Jewish Family Services                                                  8,000     09/30/07
   100
   101
   102
   103
   104
   105
   106
   107
   108
   109
   110
   111
   112
   113
   114
   115
   116
   117
   118         Dollar General                                                          7,500     11/30/04
   119
   120         Tractor Supply                                                         20,000     04/30/10
   121         Bealls Outlet                                                          13,140     04/30/06
   122

                                  3RD LARGEST TENANT
               ----------------------------------------------------------------------

                                                                             LEASE
LOAN #         3RD LARGEST TENANT                              UNIT SIZE   EXPIRATION
------         ------------------                              ---------   ----------
     1          JC Penny                                          49,965    11/30/06
     2
     3          Janaf Office (groundlease)                        37,329    12/31/19
     4          TCF National Bank of MN                           18,051    01/31/05
     5          The Bascom Group                                  17,870    05/31/07
     6
     7
   7.1          J & M Trading                                     30,000    01/31/07
   7.2          JCS International                                  7,200    06/30/06
     8
     9          TMP Worldwide                                     11,497    10/31/06
    10
    11
    12
    13          Merrill Lynch, Pierce, Fenner & Smith             15,106    06/30/21
    14          Kragen                                             6,748    04/30/06
    15
    16          Office Max                                        25,000    12/31/07
    17          Family Dollar                                     10,639    12/31/07
    18          Townes Telecommunications                          8,780    01/30/08
    19          WA State Liqour                                    4,913    12/31/07
    20
    21          Fashion Bug                                        8,357    08/31/11
    22
    23
    24          Medwestern Dental Center                          30,000    12/31/05
    25          Keenan & Associates                               12,350    12/31/03
    26
    27          Home Goods (TJX)                                  24,939    01/31/13
    28          Reynolds Brothers, Inc.                           10,150    02/28/07
    29
    30
    31          Outback                                            6,100    02/28/03
    32
    33          Neurology Center                                   6,289    12/31/05
    34          United Flooring                                    4,817    09/09/06
    35
    36
    37          Eckerd Drug Store                                 10,209    05/31/09
    38          Hallmark Cards                                     3,750    02/28/03
    39
    40          St. Mary's Hospital                                4,760    03/31/04
    41          Cox PCS (Sprint)                                   2,625    12/31/03
    42          Brownlees Furniture                                8,450    05/31/05
    43          Residence Management Services, Inc.               10,000    08/31/08
    44          California Wellness Center                         3,681    05/31/08
    45
    46          Big Lot (Sears)                                   26,100    04/30/03
    47          D'Todo                                             7,000    10/31/06
    48
  48.1
  48.2
    49          American Medical Response                          8,480    11/30/07
    50          PMA                                                6,031    07/31/07
    51
    52
    53
    54
    55
    56
    57
    58
    59          The Oak Gallery                                    4,560    07/12/06
    60
    61          Children of America                                8,500    08/30/22
    62
    63          Factory 2 U Stores, Inc.                          12,500    01/31/04
    64
    65
    66          Dr. Rodney Munsell, DVM                            2,467    03/21/06
    67          Hobson's Choice                                    2,286    06/30/08
    68          Re/Max Realty                                      8,504    03/02/05
    69          Atlanta Rubber & Hydraulics                        9,870    02/08/04
    70
    71
    72
    73          Pro Golf Discount                                  5,000    12/31/06
    74
  74.1
  74.2
  74.3
    75
    76          GSA for USDA                                       3,000    08/31/10
    77          Prime Time Video                                   3,600    12/01/06
    78
    79
    80
    81          Rent A Center                                      3,500    10/31/06
    82
    83
    84
    85
    86
    87          Clinique of Plastic Surgery                        5,793    04/30/06
    88
    89          Spina's Moving & Storage                           1,936    08/09/06
    90
    91          Easy Trim Technologies, Inc.                       4,345    11/30/04
    92
    93
    94
    95
    96
    97
    98
    99          BNC Mortgage                                       3,718    11/30/04
   100
   101
   102
   103
   104
   105
   106
   107
   108
   109
   110
   111
   112
   113
   114
   115
   116
   117
   118          Shun Xing Chinese Restaurant                       3,000    09/30/05
   119
   120
   121          Dollar General                                    10,000    07/31/06
   122

                              FOOTNOTES TO ANNEX A

(1) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Occupancy Rate is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units.

(2) For Loan Number 17, the third largest tenant, Family Dollar is expected to open for business on March 20, 2003. For purposes of calculating the occupancy percentage, Family Dollar is included as being in occupancy.

(3) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Original Balance and Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4)  Each number identifies a group of related borrowers.

(5) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(6) Loan Number 45 is interest-only for the full term with no amortization. Annual Debt Service is calculated as the product of (I) the Current Balance, (ii) the Interest Rate %, and (iii) 365/360.

(7) Loan Numbers 63, 11, 12, 30, 23, 20, 36, and 39 are interest-only for the first 1, 59, 36, 24, 24, 24,24, and 24 periods, respectively. As of the Cut-Off Date, Loan Numbers 63, 11, 12, 30, 23, 20, 36, and 39 have 0, 56,
     34, 22, 22, 22, 22, and 22 periods remaining in the interest-only period, respectively; Annual Debt Service and UW DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

(8) The Monthly Debt Service for Loan Number 45 represents the May 1, 2003 interest payment.

(9)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10) For ARD Loans, the related Anticipated Repayment Date.

(11) The "LO" component of the prepayment provision represents remaining lockout payments.

(12) Underwritten Net Cash Flow for Loan Numbers 45 and 88 represent projected cash flow at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of the loan, assuming such property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of exisiting rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to Loan Number 45, it was assumed that 100% of the cooperative property would be available for lease and with respect to Loan Number 88, it was assumed that 60% of the cooperative property would be available for lease.

(13) Calculated as the ratio of UW NCF to the Annual Debt Service.

(14) The ongoing TI/LC reserve for Loan Number 1 in the amount of $9,000 only reflects the TI/LC reserve for in-line tenants. An additional reserve (not funded at origination) in respect of anchor tenants was established that requires deposits of $5 PSF for each anchor tenant upon the occurrence of certain events, to be funded from the cash-flow relating to the mortgaged property pursuant to the mortgage loan documents. The upfront TI/LC reserve for the Mall of Victor Valley mortgage loan in the amount of $1,500,000, may be released to the borrower upon the satisfaction of certain conditions in the mortgage loan documents, including the receipt of certain tenant estoppels from the tenants relating to certain designated leases in respect of which such reserve was established, the funds in the reserve in respect of each such tenant (which, in the aggregate, may be all the funds in such reserve.)

(15) For Loan Number 44, On the Go Transportation is a month-to-month tenant.

(16) The mortgaged property securing Loan Number 79 does not include the improvements thereon and consists of the fee simple interest in the related land parcel. Certain of the characteristics set forth in this Annex and the Prospectus Supplement, inlclude the improvements on the mortgaged property, which are not inlcuded in the collateral which secures Loan Number 79.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

        % OF INITIAL
LOAN #  POOL BALANCE   ORIGINATOR  PROPERTY NAME                                     STREET ADDRESS
------  ------------   ----------  -------------                                     --------------
  8         1.9%       JPMCB       Jefferson at Birchwood Apartments                 1234 West Blaine Street
  10        1.7%       JPMCB       Whitnall Pointe Apartments                        10591 West Cortez Circle
  11        1.6%       JPMCB       Hershey Heritage Village                          1330 Wabank Road
  12        1.6%       JPMCB       Emerald Place Apartments                          40300 Washington Street
  15        1.5%       JPMCB       Hessel on the Park                                1601-1862 Valley Road
  20        1.4%       Merrill     Emerald Pointe Apartments                         111 73rd Avenue North
  22        1.3%       JPMCB       Lakes of Melbourne                                4000 Hollywood Boulevard
  23        1.2%       Merrill     Sweetwater Cove Apartments                        5450 Memorial Highway
  26        1.1%       Merrill     Sunrise Ridge Apartments                          4901 East Sunrise Drive
  29        1.1%       JPMCB       Ramblers Rest                                     1300 North River Road
  30        1.1%       Merrill     Avondale Station Apartments                       703 Twin Oaks Drive
  32        1.0%       Merrill     Biltmore Club Apartments                          4640 North 24th Street
  35        1.0%       JPMCB       Briarcliff Villas Apts                            2505 Briarcliff Circle
  36        1.0%       Merrill     Retreat on Roswell Apartments                     5540 Roswell Road
  39        0.9%       Merrill     Sailwind Apartments                               350 24th Street Northwest
  45        0.7%       JPMCB       201 East 66th Street                              201 East 66th Street
  48        0.7%       JPMCB       La Ville & Johnson Apartments                     Various
 48.1       0.5%       JPMCB       La Ville Apartments                               431 West Gorham
 48.2       0.2%       JPMCB       Johnson House                                     430 West Johnson
  51        0.7%       Merrill     Cloverdale Apartments                             886 Harlow Road
  52        0.6%       JPMCB       Foxcroft Apartments                               8700 North Port Washington
  53        0.6%       JPMCB       Gardenview Estates                                3114 Northeast 57th Avenue
  54        0.6%       JPMCB       Oak Creek Apartments                              11412 Northeast 49th Street
  55        0.6%       Merrill     Storeyville Manufactured Housing Community        3755 North Nellis Road
  56        0.6%       JPMCB       The Greenhouse Apartments                         3543 Tates Creek Road
  57        0.6%       JPMCB       Eastgate Village Apartments                       3190 Mosley Drive
  58        0.6%       Merrill     Parkwood Apartments                               1935-1945 East Garvey Avenue  North
  60        0.6%       JPMCB       Pelican Bay Apartments                            2150 42nd Street
  62        0.5%       JPMCB       Hailey Walk Apartments                            501 Southwest 75th Street
  64        0.5%       Merrill     Alpine Village Apartments                         4 Center Street
  71        0.5%       Merrill     Wellington Estates                                6623 Callaghan Road
  72        0.5%       Merrill     Solon Club Apartments                             26463 Solon Road
  75        0.4%       JPMCB       Whispering Pines of Holland                       13706 Westwood Lane
  80        0.4%       JPMCB       Windgate Apts                                     4041 East Olive Road
  84        0.4%       Merrill     Northshore Woods Apartments                       1446 Northshore Woods Drive
  85        0.4%       JPMCB       Champaign House                                   1507-1517  Kirby,1506-12 & 1521-29 Lincolnshire
  88        0.3%       Merrill     101 Prospect Avenue                               101 Prospect Avenue
  90        0.3%       Merrill     Cedar Regency Apartments                          300 North Cedar Street
  92        0.3%       JPMCB       Kings Arms Apartments                             1317 Mahlmann Street
  96        0.3%       JPMCB       The Meadows MHC                                   14100 Del Papa
  97        0.3%       Merrill     Islander Resort Apartments                        21205 Roscoe Boulevard
  98        0.3%       Merrill     Sante Fe Apartments                               2401 South Sante Fe Avenue
 100        0.3%       JPMCB       Palm Desert Estates                               43-101 Portola Avenue
 101        0.3%       Merrill     Serrano Avenue Apartments                         714 South Serrano Avenue
 102        0.3%       JPMCB       Lyndon Crossings Apartments                       1201 Lyndon Crossings Way
 104        0.3%       JPMCB       Rivershire Apts Addition                          11215 West Morgan Avenue
 105        0.2%       JPMCB       Fairview Bluff Apartments                         8800-8400 Colony Club Drive
 106        0.2%       Merrill     Northview Heights Apartments                      2324 East 43rd Street
 108        0.2%       JPMCB       Riverwood Apartments                              6431 Bridge Road
 109        0.2%       Merrill     Van Buren Apartments                              625 North Van Buren Avenue
 110        0.2%       Merrill     County Green Apartments                           2050,2070 & 2100 County Street
 111        0.2%       Merrill     Silverleaf West Apartments                        2749 West Tharpe Street
 112        0.2%       Merrill     55 North Mar Vista Apartments                     55 North Mar Vista Avenue
 114        0.2%       Merrill     Whispering Palms Apartments                       16743 San Bernardino Road
 116        0.2%       Merrill     Riverfront Village Manufactured Housing Community 2833 Junction Highway
 117        0.2%       JPMCB       Brendan Court                                     3941 Brendan Lane
 122        0.1%       JPMCB       Blueberry Hill Apartments                         7201 Watts Road


   LOAN #    CITY                      STATE        ZIP CODE    COUNTY              PROPERTY TYPE
   ------    ----                      -----        --------    ------              -------------
     8       Riverside                  CA           92507      Riverside           Multifamily
     10      Franklin                   WI           53132      Milwaukee           Multifamily
     11      Lancaster                  PA           17603      Lancaster           Multifamily
     12      Bermuda Dunes              CA           92201      Riverside           Multifamily
     15      Champaign                  IL           61820      Champaign           Multifamily
     20      St. Petersburg             FL           33702      Pinellas            Multifamily
     22      Melbourne                  FL           32904      Brevard             Manufactured Housing Community
     23      Tampa                      FL           33634      Hillsborough        Multifamily
     26      Tucson                     AZ           85718      Pima                Multifamily
     29      Venice                     FL           34293      Sarasota            Manufactured Housing Community
     30      Decatur                    GA           30030      DeKalb              Multifamily
     32      Phoenix                    AZ           85016      Maricopa            Multifamily
     35      Wilmington                 NC           28411      New Hanover         Multifamily
     36      Atlanta                    GA           30328      Fulton              Multifamily
     39      Winter Haven               FL           33880      Polk                Multifamily
     45      New York                   NY           10021      New York            Multifamily
     48      Madison                    WI           53703      Dane                Multifamily
    48.1     Madison                    WI           53703      Dane                Multifamily
    48.2     Madison                    WI           53703      Dane                Multifamily
     51      Springfield                OR           97477      Lane                Multifamily
     52      Fox Point                  WI           53217      Milwaukee           Multifamily
     53      Vancouver                  WA           98661      Clark               Multifamily
     54      Vancouver                  WA           98682      Clark               Multifamily
     55      Las Vegas                  NV           89115      Clark               Manufactured Housing Community
     56      Lexington                  KY           40517      Fayette             Multifamily
     57      Greenville                 NC           27858      Pitt                Multifamily
     58      West Covina                CA           91791      Los Angeles         Multifamily
     60      Kenner                     LA           70065      Jefferson           Multifamily
     62      Gainesville                FL           32607      Alachua             Multifamily
     64      Sussex                     NJ            7461      Sussex              Multifamily
     71      San Antonio                TX           78229      Bexair              Multifamily
     72      Oakwood Village            OH           44146      Cuyahoga            Multifamily
     75      Holland                    MI           49424      Ottawa              Multifamily
     80      Pensacola                  FL           32514      Escambia            Multifamily
     84      Knoxville                  TN           37919      Knox                Multifamily
     85      Champaign                  IL           61821      Champaign           Multifamily
     88      Hackensack                 NJ            7601      Bergen              Multifamily
     90      Glendale                   CA           91206      Los Angeles         Multifamily
     92      Rosenberg                  TX           77471      Fort Bend           Multifamily
     96      Houston                    TX           77047      Harris              Manufactured Housing Community
     97      Canoga Park                CA           91304      Los Angeles         Multifamily
     98      Los Angeles                CA           90058      Orange              Multifamily
    100      Palm Desert                CA           92260      Riverside           Manufactured Housing Community
    101      Los Angeles                CA           90005      Los Angeles         Multifamily
    102      Louisville                 KY           40242      Jefferson           Multifamily
    104      Greenfield                 WI           53228      Milwaukee           Multifamily
    105      Alpharetta                 GA           30022      Fulton              Multifamily
    106      Erie                       PA           16510      Erie                Multifamily
    108      Madison                    WI           53713      Dane                Multifamily
    109      Tucson                     AZ           85711      Pima                Multifamily
    110      Attleboro                  MA            2703      Bristol             Multifamily
    111      Tallahassee                FL           32304      Leon                Multifamily
    112      Pasadena                   CA           91106      Los Angeles         Multifamily
    114      Fontana                    CA           92335      San Bernardino      Multifamily
    116      Kerrville                  TX           78028      Kerr                Manufactured Housing Community
    117      North Olmsted              OH           44070      Cuyahoga            Multifamily
    122      Madison                    WI           53719      Dane                Multifamily

                                                                             CURRENT
   LOAN #    PROPERTY SUBTYPE                                               BALANCE ($)               TOTAL UNITS
   ------    ----------------                                               -----------               -----------
     8       Conventional                                                  17,750,000.00                  296
     10      Conventional                                                  15,738,709.41                  480
     11      Conventional                                                  15,000,000.00                  517
     12      Conventional                                                  14,500,000.00                  240
     15      Conventional                                                  13,594,496.27                  285
     20      Conventional                                                  12,800,000.00                  441
     22      Manufactured Housing Community                                12,088,660.95                  524
     23      Conventional                                                  11,600,000.00                  288
     26      Conventional                                                  10,690,537.56                  340
     29      Manufactured Housing Community                                10,325,533.46                  629
     30      Conventional                                                  10,280,000.00                  212
     32      Conventional                                                   9,291,775.64                  378
     35      Conventional                                                   8,961,177.86                  200
     36      Conventional                                                   8,960,000.00                  240
     39      Conventional                                                   8,360,000.00                  368
     45      Cooperative                                                    6,500,000.00                  255
     48      Conventional                                                   6,223,741.33                   98
    48.1     Conventional                                                   4,242,102.09                   56
    48.2     Conventional                                                   1,981,639.24                   42
     51      Conventional                                                   6,144,716.36                  151
     52      Conventional                                                   5,980,756.81                  135
     53      Conventional                                                   5,681,718.98                  184
     54      Conventional                                                   5,587,374.26                  180
     55      Manufactured Housing Community                                 5,483,333.67                  211
     56      Conventional                                                   5,475,216.24                  180
     57      Conventional                                                   5,451,790.35                  182
     58      Conventional                                                   5,288,527.92                  165
     60      Conventional                                                   5,182,292.89                   72
     62      Conventional                                                   5,083,796.66                  126
     64      Conventional                                                   4,995,578.30                  132
     71      Conventional                                                   4,396,108.90                  228
     72      Conventional                                                   4,350,000.00                  195
     75      Conventional                                                   3,987,410.85                  144
     80      Conventional                                                   3,688,244.62                  112
     84      Conventional                                                   3,392,723.98                  140
     85      Conventional                                                   3,348,790.86                   84
     88      Cooperative                                                    3,189,736.96                  115
     90      Conventional                                                   2,982,363.38                   80
     92      Conventional                                                   2,796,355.89                  120
     96      Manufactured Housing Community                                 2,536,633.41                  178
     97      Conventional                                                   2,492,553.09                   80
     98      Conventional                                                   2,492,285.24                   58
    100      Manufactured Housing Community                                 2,441,917.92                  144
    101      Conventional                                                   2,432,848.82                   30
    102      Conventional                                                   2,426,195.33                   60
    104      Conventional                                                   2,338,489.67                   40
    105      Conventional                                                   2,275,952.98                   34
    106      Conventional                                                   2,200,000.00                  137
    108      Conventional                                                   2,175,035.97                  166
    109      Conventional                                                   2,098,142.89                   70
    110      Conventional                                                   2,095,546.03                   36
    111      Conventional                                                   2,000,000.00                  114
    112      Conventional                                                   1,986,149.22                   40
    114      Conventional                                                   1,941,515.93                   60
    116      Manufactured Housing Community                                 1,794,719.50                   88
    117      Conventional                                                   1,781,552.35                   83
    122      Conventional                                                   1,117,162.53                   34

                      STUDIO/PAD                                ONE BEDROOM                               TWO BEDROOM
            -----------------------------------             ----------------------------              ----------------------------

             NO. OF                  AVERAGE                 NO. OF             AVERAGE                 NO. OF           AVERAGE
LOAN #      STUDIO/PAD          STUDIO/PAD RENT             1-BR UNITS         1-BR RENT              2-BR UNITS         2-BR RENT
------      ----------          ---------------             ----------         ---------              ----------         ---------
  8                 80                      691                     96               774                     118             1,005
  10                 0                        0                    177               614                     302               723
  11                 0                        0                    200               660                     285               789
  12                 0                        0                    104               735                     136               874
  15                 0                        0                      0                 0                     165               697
  20                54                      464                    144               528                     213               637
  22               524                      445                      0                 0                       0                 0
  23                 0                        0                     16               630                     227               730
  26                 0                        0                    148               608                     195               719
  29               629                      345                      0                 0                       0                 0
  30                 0                        0                     32               793                     180               835
  32               192                      511                    186               630                       0                 0
  35                 0                        0                     72               501                      64               605
  36                 0                        0                    140               650                     100               725
  39                68                      304                    184               417                     116               503
  45                 0                        0                    255             1,094                       0                 0
  48                 0                        0                     21               706                      77             1,116
 48.1                0                        0                      7               806                      49             1,402
 48.2                0                        0                     14               606                      28               829
  51                 0                        0                      0                 0                     151               621
  52                 0                        0                     69               782                      54               949
  53                 0                        0                     43               496                     108               561
  54                 0                        0                     64               516                     116               628
  55               211                      358                      0                 0                       0                 0
  56                12                      877                     48               585                      60               638
  57                 0                        0                      0                 0                     178               473
  58                14                      574                    149               708                       2               775
  60                 0                        0                     36               829                      36             1,035
  62                 0                        0                      8               575                       8               673
  64                 0                        0                     48               623                      84               731
  71                24                      399                     60               488                     116               588
  72                 1                      490                    130               479                      64               594
  75                 0                        0                      0                 0                     144               587
  80                 0                        0                     48               510                      64               616
  84                 0                        0                     52               478                      78               554
  85                 0                        0                      6               494                      67               606
  88                 1                      900                     45               998                      53             1,249
  90                 0                        0                     68               741                      12               914
  92                 0                        0                     49               515                      71               636
  96               178                      269                      0                 0                       0                 0
  97                 1                      455                     41               627                      37               756
  98                58                      796                      0                 0                       0                 0
 100               144                      311                      0                 0                       0                 0
 101                 0                        0                     14               921                      16             1,213
 102                 0                        0                      0                 0                      60               616
 104                 0                        0                      0                 0                      40               859
 105                 0                        0                      0                 0                      26               997
 106                 0                        0                     77               388                      59               486
 108                 0                        0                     32               518                     134               626
 109                 0                        0                     42               599                      24               744
 110                 0                        0                      6               642                      30               767
 111                 0                        0                    113               406                       1               575
 112                 0                        0                      0                 0                      40             1,162
 114                16                      495                     28               573                      16               655
 116                88                      267                      0                 0                       0                 0
 117                 0                        0                      0                 0                      64               541
 122                 4                      551                     22               698                       8               958

                      THREE BEDROOM                             FOUR BEDROOM
                   ----------------------------              ----------------------------

                       NO. OF           AVERAGE                  NO. OF           AVERAGE    UTILITIES              ELEVATOR
LOAN #             3-BR UNITS         3-BR RENT              4-BR UNITS         4-BR RENT    TENANT PAYS             PRESENT
------             ----------         ---------              ----------         ---------    -----------             -------
  8                         2             1,380                       0                 0    0                         No
  10                        1               870                       0                 0    0                         No
  11                       32             1,000                       0                 0    0                         No
  12                        0                 0                       0                 0    0                         No
  15                        0                 0                       0                 0    0                         No
  20                       30               710                       0                 0    E,W,S                     Yes
  22                        0                 0                       0                 0    0                          0
  23                       45               821                       0                 0    E,G,W,S                   No
  26                        0                 0                       0                 0    0                         No
  29                        0                 0                       0                 0    0                          0
  30                        0                 0                       0                 0    E                         No
  32                        0                 0                       0                 0    E,G,H,HW,W,S              No
  35                       64               709                       0                 0    E                         No
  36                        0                 0                       0                 0    E,W,S                     No
  39                        0                 0                       0                 0    E,G,W,S                   No
  45                        0                 0                       0                 0    0                         Yes
  48                        0                 0                       0                 0    0                         Yes
 48.1                       0                 0                       0                 0    0                         Yes
 48.2                       0                 0                       0                 0    0                         Yes
  51                        0                 0                       0                 0    E                         No
  52                       12             1,068                       0                 0    E                         Yes
  53                       33               680                       0                 0    E                         No
  54                        0                 0                       0                 0    E,W,S                     No
  55                        0                 0                       0                 0    E,G,W,S                   No
  56                       50               773                      10               824    0                         No
  57                        4               775                       0                 0    E,W,S                     No
  58                        0                 0                       0                 0    E                         No
  60                        0                 0                       0                 0    E,W,S,G                   No
  62                       56               776                      53               865    E                         No
  64                        0                 0                       0                 0    E,H,W                     No
  71                       28               700                       0                 0    E,G                       No
  72                        0                 0                       0                 0    E                         Yes
  75                        0                 0                       0                 0    0                         No
  80                        0                 0                       0                 0    E                         No
  84                       10               634                       0                 0    E                         No
  85                       11               727                       0                 0    E                         No
  88                       16             1,607                       0                 0    E                         Yes
  90                        0                 0                       0                 0    E                         Yes
  92                        0                 0                       0                 0    E                         No
  96                        0                 0                       0                 0    0                          0
  97                        1             1,051                       0                 0    E                         No
  98                        0                 0                       0                 0    E,G                       Yes
 100                        0                 0                       0                 0    E                          0
 101                        0                 0                       0                 0    E,G                       Yes
 102                        0                 0                       0                 0    E                         No
 104                        0                 0                       0                 0    E                         No
 105                        5             1,270                       3             1,308    E                         No
 106                        1                 0                       0                 0    E,W,S                     No
 108                        0                 0                       0                 0    E                         No
 109                        4               934                       0                 0    E                         Yes
 110                        0                 0                       0                 0    E                         No
 111                        0                 0                       0                 0    E                         No
 112                        0                 0                       0                 0    E,G                       No
 114                        0                 0                       0                 0    E,G                       No
 116                        0                 0                       0                 0    G                         No
 117                       19               669                       0                 0    E                         No
 122                        0                 0                       0                 0    E                         No

MARCH 19, 2003                                                    JPMCC 2003-ML1

--------------------------------------------------------------------------------

                    STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                                  $832,191,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-ML1

                      ------------------------------------

                               JPMORGAN CHASE BANK
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                              Mortgage Loan Sellers

                      ------------------------------------



JPMORGAN                                                     MERRILL LYNCH & CO.
                                 MORGAN STANLEY

The analyses in this report are based upon information provided by JPMorgan Chase Bank and Merrill Lynch Mortgage Lending, Inc. (the "Sellers"). J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded in its entirety by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE ISSUER OF THE SECURITIES HAS NOT PREPARED, REVIEWED OR PARTICIPATED IN THE PREPARATION OF THIS INFORMATION AND IS NOT RESPONSIBLE FOR THE ACCURACY OF THIS INFORMATION. THE UNDERWRITERS ARE NOT ACTING AS AGENTS FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

-----------------------------------------------------------------------------------------------------------------------------------
                                                                KEY FEATURES
-----------------------------------------------------------------------------------------------------------------------------------

         CO-LEAD MANAGERS:                        J.P. Morgan Securities Inc. (Joint Bookrunner)
                                                  Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Bookrunner)

         CO-MANAGER:                              Morgan Stanley & Co. Incorporated

         MORTGAGE LOAN SELLERS:                   JPMorgan Chase Bank (63.6%) ("JPMCB")
                                                  Merrill Lynch Mortgage Lending, Inc. (36.4%) ("MLML")

         MASTER SERVICER:                         Wachovia Bank, National Association

         SPECIAL SERVICER:                        Lennar Partners, Inc.

         TRUSTEE:                                 LaSalle Bank National Association

         FISCAL AGENT:                            ABN AMRO Bank N.V.

         RATING AGENCIES:                         Moody's Investors Service, Inc.
                                                  Fitch, Inc.

         PRICING DATE:                            On or about March 31, 2003

         CLOSING DATE:                            On or about April 11, 2003

         CUT-OFF DATE:                            With respect to each mortgage loan, the related due date of such mortgage loan in April 2003

         DISTRIBUTION DATE:                       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in May 2003

         PAYMENT DELAY:                           11 days

         TAX STATUS:                              REMIC

         RATED FINAL DISTRIBUTION DATE:           May 12, 2035

         ERISA ELIGIBLE:                          The Class A-1, A-2, B, C, D & E certificates

         OPTIONAL TERMINATION:                    1.0% (Clean-up Call)

         MINIMUM DENOMINATIONS:                   $10,000 (among the publicly offered classes)

         SETTLEMENT TERMS:                        DTC, Euroclear and Clearstream

-----------------------------------------------------------------------------------------------------------------------------------
                                                          COLLATERAL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------------------

         INITIAL POOL BALANCE (IPB):                                                    $929,821,844
         NUMBER OF MORTGAGE LOANS:                                                               122
         NUMBER OF MORTGAGED PROPERTIES:                                                         126
         AVERAGE CUT-OFF BALANCE PER LOAN:                                                $7,621,491
         AVERAGE CUT-OFF BALANCE PER MORTGAGED PROPERTY:                                  $7,379,538
         WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                                        5.9446%
         WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                                              1.72x
         WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                                    70.4%
         WEIGHTED AVERAGE MATURITY OR ARD DATE LTV:                                            57.7%
         WEIGHTED AVERAGE REMAINING TERM TO MATURITY OR ARD (MONTHS):                            111
         WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):                                   336
         WEIGHTED AVERAGE SEASONING (MONTHS):                                                      3
         10 LARGEST MORTGAGE LOANS AS % OF IPB:                                                30.2%
         % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                                              7.2%
         % OF MORTGAGE LOANS WITH SINGLE TENANTS:                                               5.2%

                                    2 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

------------------------------------------------------------------------------------------------------------------------------------

                                                  APPROXIMATE SECURITIES STRUCTURE

------------------------------------------------------------------------------------------------------------------------------------


PUBLICLY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
               EXPECTED RATINGS         APPROXIMATE FACE      CREDIT SUPPORT         EXPECTED WEIGHTED       EXPECTED PAYMENT WINDOW
    CLASS      (MOODY'S/FITCH)             AMOUNT(1)         (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)           (YEARS)(3)
------------------------------------------------------------------------------------------------------------------------------------
A-1                Aaa/AAA              $373,000,000                18.250%               5.70                     5/03-7/12
A-2                Aaa/AAA              $387,129,000                18.250%               9.72                     7/12-3/13
B                   Aa2/AA               $26,733,000                15.375%               9.92                     3/13-3/13
C                  Aa3/AA-               $10,460,000                14.250%               9.92                     3/13-3/13
D                    A2/A                $22,084,000                11.875%               9.92                     3/13-3/13
E                   A3/A-                $12,785,000                10.500%               9.92                     3/13-3/13
------------------------------------------------------------------------------------------------------------------------------------


PRIVATELY OFFERED CLASSES

------------------------------------------------------------------------------------------------------------------------------------
               EXPECTED RATINGS        APPROXIMATE FACE        CREDIT SUPPORT        EXPECTED WEIGHTED     EXPECTED PAYMENT WINDOW
    CLASS      (MOODY'S/FITCH)            AMOUNT(1)           (% OF BALANCE)(2)     AVG. LIFE (YEARS)(3)          (YEARS)(3)
------------------------------------------------------------------------------------------------------------------------------------
X-1                Aaa/AAA              $929,821,844(4)                 N/A                N/A                     N/A
X-2                Aaa/AAA              $876,638,000(4)                 N/A                N/A                     N/A
F                  Baa2/BBB              $23,245,000                 8.000%                N/A                     N/A
G                 Baa3/BBB-               $9,298,000                 7.000%                N/A                     N/A
H                  Ba1/BB+               $16,272,000                 5.250%                N/A                     N/A
J                   Ba2/BB               $10,461,000                 4.125%                N/A                     N/A
K                  Ba3/BB-                $5,811,000                 3.500%                N/A                     N/A
L                   B1/B+                 $5,811,000                 2.875%                N/A                     N/A
M                    B2/B                 $6,974,000                 2.125%                N/A                     N/A
N                   B3/B-                 $4,649,000                 1.625%                N/A                     N/A
NR                    NR                 $15,109,844                    N/A                N/A                     N/A
------------------------------------------------------------------------------------------------------------------------------------

(1)  Initial Certificate Balance or Notional Amount.

(2) The credit support percentages set forth for the Class A-1 and Class A-2 certificates are represented in the aggregate.

(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in the preliminary prospectus supplement, and on the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(4)  Notional Amount.



                                    3 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Interest payments will be pro-rata to the Class A-1, A-2, X-1 and X-2 certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D and E certificates and then to the non-offered certificates.

o The pass-through rate for the Class A-1, A-2, B, C, D, and E certificates and the non-offered certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates.

o    All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D and E certificates and then to the non-offered certificates until each Class is retired. The Class X-1 and X-2 certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 certificates) in reverse sequential order, from the non-offered certificates up to the Class B certificates and then pro-rata to the Class A-1 and A-2 certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1 and Class A-2 certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates and the Class F and G certificates, according to a specified formula, with any remaining amount payable to the Class X-1 certificates. For the amount payable to any of the foregoing classes, the formula is as follows:


                 Principal Paid to Class    (Pass-Through Rate on Class - Discount Rate)
     YM Charge X -----------------------  X --------------------------------------------
                  Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o    Prepayment premiums received will be payable to the Class X-1 certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for distressed or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I advance will be reduced in proportion to such adjustment.







                                    4 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1


------------------------------------------------------------------------------------------------------------------------------------
                                                             TOP 5 STATES(1,2)
------------------------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF            CUT-OFF DATE
              STATE                PROPERTIES            BALANCE                  % OF IPB               WA LTV         WA UW DSCR
------------------------------- ----------------- ----------------------- ----------------------- ------------------- --------------
CALIFORNIA                             24               $223,979,109                  24.1%                72.2%          1.54x
        Northern California(3)          3                 24,641,333                   2.7                 71.7%          1.52x
        Southern California(3)         21                199,337,776                  21.4                 72.2%          1.55x
FLORIDA                                17                105,943,346                  11.4                 73.6%          1.47x
VIRGINIA                                5                104,223,125                  11.2                 61.2%          2.11x
WISCONSIN                               8                 47,098,931                   5.1                 72.4%          1.42x
NEW JERSEY                              5                 38,872,482                   4.2                 63.1%          1.67x
OTHER STATES                           67                409,704,851                  44.1                 71.5%          1.82x
------------------------------- ----------------- ----------------------- ----------------------- ------------------- --------------
TOTAL/WEIGHTED AVERAGE                126               $929,821,844                 100.0%                70.4%          1.72X
------------------------------- ----------------- ----------------------- ----------------------- ------------------- --------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    PROPERTY TYPE DISTRIBUTION(1,2)
------------------------------------------------------------------------------------------------------------------------------------
                                                           NUMBER OF         CUT-OFF DATE
          PROPERTY TYPE            PROPERTY SUBTYPE       PROPERTIES          BALANCE          % OF IPB      WA LTV      WA UW DSCR
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
RETAIL                                      Anchored           32         $302,008,270           32.5%      74.0%         1.47x
                                          Unanchored           11           37,616,421            4.0       70.1%         1.44x
                                     Shadow Anchored            1            6,494,613            0.7       63.1%         1.73x
                                            Subtotal           44         $346,119,303           37.2%      73.3%         1.47x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
MULTIFAMILY                             Conventional           48         $279,417,635           30.1%      72.9%         1.51x
                                               Co-op            2            9,689,737            1.0       12.7%        16.78x
                                            Subtotal           50         $289,107,372           31.1%      70.9%         2.02x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
OFFICE                                      Suburban           11         $105,186,582           11.3%      74.2%         1.44x
                                                 CBD            5           65,096,714            7.0       67.2%         1.44x
                                            Subtotal           16         $170,283,296           18.3%      71.5%         1.44x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
HOTEL                                   Full Service            1          $50,843,060            5.5%      48.4%         2.92x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
MANUFACTURED HOUSING            Manufactured Housing            6          $34,670,799            3.7%      66.6%         1.55x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
INDUSTRIAL                                      Flex            5          $27,855,932            3.0%      70.6%         1.43x
                              Warehouse/Distribution            1            3,289,809            0.4       71.5%         1.44x
                                            Subtotal            6          $31,145,741            3.3%      70.7%         1.43x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
SELF STORAGE                                                    3           $7,652,273            0.8       58.3%         1.59x
----------------------------- ------------------------ ----------------- ------------------ ------------ ------------- -------------
TOTAL/WEIGHTED AVERAGE                                        126         $929,821,844          100.0%      70.4%         1.72X
------------------------------------------------------------------------------------------------------------------------------------

(1) All information presented (including loan-to-value ratios and debt service coverage ratios) with respect to mortgage loans with companion loans is calculated without regard to the related companion loan.

(2) The loan-to-value ratios and debt service coverage ratios for the mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.

(3) For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California.




                                    5 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

------------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL STATISTICS(1,2)
------------------------------------------------------------------------------------------------------------------------------------
                                                      CUT-OFF DATE PRINCIPAL BALANCE

      PRINCIPAL BALANCE          NUMBER OF LOANS      PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
$1,117,163 - $2,999,999               33                $71,600,147             7.7%           64.6%                  1.54x
$3,000,000 - $4,999,999               26                102,859,027            11.1            70.3%                  1.51x
$5,000,000 - $9,999,999               32                215,898,103            23.2            70.5%                  2.13x
$10,000,000 - $14,999,999             20                243,284,436            26.2            74.2%                  1.47x
$15,000,000 - $24,999,999              7                126,773,394            13.6            69.6%                  1.48x
$25,000,000 - $54,944,934              4                169,406,738            18.2            68.1%                  1.93x
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844             100%           70.4%                  1.72X
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
AVERAGE PER LOAN:             $7,621,491
AVERAGE PER PROPERTY:         $7,379,538
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                              MORTGAGE RATES

        MORTGAGE RATES         NUMBER OF LOANS        PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
5.0000% - 5.4999%                     14               $175,794,553            18.9%           77.5%                  1.57x
5.5000% - 5.9999%                     51                380,100,476            40.9            65.7%                  2.09x
6.0000% - 6.4999%                     44                269,022,924            28.9            71.2%                  1.45x
6.5000% - 6.9999%                      8                 51,082,823             5.5            74.9%                  1.36x
7.0000% - 7.4999%                      4                 18,180,736             2.0            72.6%                  1.26x
7.5000% - 7.7400%                      1                 35,640,332             3.8            72.7%                  1.30x
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844           100.0%           70.4%                  1.72X
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
WEIGHTED AVERAGE MORTGAGE RATE:                              5.9446%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                   ORIGINAL TERM TO MATURITY IN MONTHS

 ORIGINAL TERM TO MATURITY
           (MOS)                NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
60 - 110                              14               $178,987,927            19.2%           77.0%                  1.55x
111 - 120                             93                663,977,942            71.4            68.5%                  1.82x
121 - 180                             10                 64,392,566             6.9            71.3%                  1.34x
181 - 240                              5                 22,463,410             2.4            72.1%                  1.22x
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844           100.0%           70.4%                  1.72X
---------------------------- --------------------- ---------------------- -------------- ------------------- -----------------------
WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY:          114
------------------------------------------------------------------------------------------------------------------------------------

(1) All information presented (including loan-to-value ratios and debt service coverage ratios) with respect to mortgage loans with companion loans is calculated without regard to the related companion loan.

(2) The loan-to-value ratios and debt service coverage ratios for the mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.



                                    6 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1



------------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL STATISTICS(1,2)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

    REMAINING TERMS TO
         MATURITY               NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB         WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
55 - 109                              18               $240,852,715             25.9%           76.3%                  1.48x
100 - 119                             83                567,788,249             61.1            67.5%                  1.88x
120 - 240                             21                121,180,881             13.0            72.6%                  1.41x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844            100.0%           70.4%                  1.72X
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
WEIGHTED AVERAGE REMAINING TERM TO MATURITY/ARD:                111
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL AMORTIZATION TERM IN MONTHS (3)

   ORIGINAL AMORTIZATION
           TERM                 NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB         WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
118 - 240                             20                $81,233,505             8.8%           61.7%                  1.41x
241 - 300                             21                132,718,657            14.4            71.0%                  1.37x
300 - 330                              6                 58,223,741             6.3            78.2%                  1.47x
331 - 360                             74                651,145,941            70.5            71.3%                  1.63x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              121               $923,321,844           100.0%           70.9%                  1.56X
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:                    336
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                 REMAINING AMORTIZATION TERM IN MONTHS (3)

   REMAINING AMORTIZATION
           TERM                 NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
118 - 240                             20            $81,233,505                 8.8%         61.7%                     1.41x
241 - 300                             21            132,718,657                14.4          71.0%                     1.37x
300 - 330                              6            58,2223,741                 6.3          78.2%                     1.47x
331 - 360                             74            651,145,941                70.5          71.3%                     1.63x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              121           $929,821,844               100.0%         70.9%                     1.72X
---------------------------------------------------- ------- ------------ -------------- ------------------- -----------------------
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:         333
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                            AMORTIZATION TYPES

       AMORTIZED TYPES          NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS                         94               $752,221,514              80.9%         70.9%                  1.59x
PARTIAL INTEREST-ONLY                  7                 81,500,000               8.8          73.0%                  1.56x
ARD LOANS                             10                 52,137,204               5.6          73.9%                  1.43x
FULLY AMORTIZING                      10                 37,463,126               4.0          60.7%                  1.31x
INTEREST ONLY                          1                  6,500,000               0.7           6.0%                 23.58x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844             100.0%         70.4%                  1.72X
------------------------------------------------------------------------------------------------------------------------------------


(1) All information presented (including loan-to-value ratios and debt service coverage ratios) with respect to mortgage loans with companion loans is calculated without regard to the related companion loan.

(2) The loan-to-value ratios and debt service coverage ratios for the mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.

(3) Excludes the full interest only loan, representing 0.7% of the Initial Pool Balance.

                                    7 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1


------------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL STATISTICS(1,2)
------------------------------------------------------------------------------------------------------------------------------------
                                                UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

            DSCR                NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
1.12X - 1.19X                          3                 $6,093,041              0.7%            73.4%                1.16x
1.20X - 1.24X                          7                 53,621,318              5.8             75.2%                1.22x
1.25X - 1.29X                          3                 41,849,592              4.5             72.2%                1.29x
1.30X - 1.39X                         27                177,638,603             19.1             74.4%                1.36x
1.40X - 1.49X                         36                282,264,229             30.4             74.6%                1.45x
1.50X - 1.59X                         19                144,424,722             14.2             69.8%                1.53x
1.60X - 1.99X                         21                158,780,587             17.1             68.5%                1.74x
2.00X - 3.49X                          5                 61,649,751              6.6             47.1%                2.85x
3.50X - 23.58X                         1                  6,500,000              0.7              6.0%               23.58x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844            100.0%            70.4%                1.72X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    LTV RATIOS AS OF THE CUT-OFF DATE

             LTV                NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
5.0% - 37.2%                           5                $20,762,000              2.2%           20.8%                  8.81x
37.3% - 49.9%                          2                 53,033,488              5.7            48.4%                  2.87x
50.0% - 59.9%                         11                 40,807,288              4.4            55.1%                  1.86x
60.0% - 69.9%                         32                196,924,536             21.2            66.3%                  1.51x
70.0% - 74.9%                         31                243,866,335             26.2            73.0%                  1.42x
75.0% - 80.1%                         41                374,428,197             40.3            78.4%                  1.46x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844            100.0%           70.4%                  1.72X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    LTV RATIOS AS OF THE MATURITY DATE

             LTV                NUMBER OF LOANS       PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
0.0% - 29.9%                          15                $56,132,991              6.0%           51.5%                  4.05x
30.0% - 49.9%                         19                121,948,668             13.1            56.8%                  2.11x
50.0% - 59.9%                         28                193,608,240             20.8            67.3%                  1.54x
60.0% - 64.9%                         27                234,144,237             25.2            73.5%                  1.43x
65.0% - 69.9%                         24                181,967,936             19.6            78.3%                  1.42x
70.0% - 75.7%                          9                142,019,772             15.3            78.7%                  1.55x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844            100.0%           70.4%                  1.72X
------------------------------------------------------------------------------------------------------------------------------------


(1) All information presented (including loan-to-value ratios and debt service coverage ratios) with respect to mortgage loans with companion loans is calculated without regard to the related companion loan.

(2) The loan-to-value ratios and debt service coverage ratios for the mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.


                                    8 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1


------------------------------------------------------------------------------------------------------------------------------------
                                                        COLLATERAL STATISTICS (1,2)
------------------------------------------------------------------------------------------------------------------------------------
                                                        CURRENT OCCUPANCY RATES (3)

                                 NUMBER OF
   CURRENT OCCUPANCY RATES       PROPERTIES           PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
77.8 - 84.9                            8                $54,322,984             6.2%           66.2%                  1.39x
85.0 - 89.9                           13                 86,459,258             9.8            72.9%                  1.51x
90.0 - 94.9                           28                245,975,251            28.0            73.6%                  1.44x
95.0 - 100.0                          76                492,221,291            56.0            71.2%                  1.81x
--------------------------- ---------------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              125               $878,978,784           100.0%           71.7%                  1.65X
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                           YEAR BUILT/RENOVATED

                                    NUMBER OF
       YEAR BUILT/RENOVATED         PROPERTIES        PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
(less than or equal to) 1960           1                 $2,492,285             0.3%           53.0%                  1.60x
1961 - 1970                            7                 34,694,610             3.7            62.7%                  5.66x
1971 - 1980                           14                 92,625,059            10.0            69.3%                  1.54x
1981 - 1990                           26                236,681,725            25.5            72.0%                  1.48x
1991 - 2000                           40                293,930,517            31.6            69.0%                  1.70x
2001 - 2003                           38                269,397,648            29.0            72.2%                  1.49x
--------------------------------- ---------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              126               $929,821,844           100.0%           70.4%                  1.72X
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                          PREPAYMENT PROTECTION

                                      NUMBER OF
       PREPAYMENT PROTECTION           LOANS          PRINCIPAL BALANCE       % OF IPB          WA LTV              WA UW DSCR
------------------------------------------------------------------------------------------------------------------------------------
DEFEASANCE                           115               $877,179,798            94.3%           70.5%                  1.74x
YIELD MAINTENANCE                      6                 41,656,225             4.5            68.3%                  1.43x
DECLINING PERCENTAGE                   1                 10,985,822             1.2            70.9%                  1.48x
--------------------------------- ---------------- ---------------------- -------------- ------------------- -----------------------
TOTAL/WEIGHTED AVERAGE:              122               $929,821,844           100.0%           70.4%                  1.72X
------------------------------------------------------------------------------------------------------------------------------------

(1) All information presented (including loan-to-value ratios and debt service coverage ratios) with respect to mortgage loans with companion loans is calculated without regard to the related companion loan.

(2) The loan-to-value ratios and debt service coverage ratios for the mortgage loans secured by residential cooperatives are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. With respect to 1 of these mortgage loans, representing approximately 0.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 60% of the cooperative property would be available for lease and with respect to 1 of these mortgage loans, representing approximately 0.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, it was assumed that 100% of the cooperative property would be available for lease.

(3)  Occupancy rates for each property are as-of the date specified in "Annex A
     - Certain Characteristics of the Mortgage Loans and Mortgaged Properties" in the Prospectus Supplement and excludes the hotel loan representing 5.5% of the Initial Pool Balance.

                                    9 of 53

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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

------------------------------------------------------------------------------------------------------------------------------------
                                                       TOP 10 MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
 LOAN
SELLER               LOAN NAME                CUT-OFF DATE     % OF      SQUARE FEET/    LOAN PER    UW     CUTOFF LTV   PROPERTY
  (1)                (LOCATION)                  BALANCE        IPB           UNIT       SF/UNIT    DSCR      RATIO        TYPE
------------------------------------------------------------------------------------------------------------------------------------
 MLML   The Mall of Victor Valley              $54,944,934      5.9%      431,738 SF        $127    1.69x     78.5%      Retail
        (Victorville, California)

 JPMCB  Hyatt Regency Hotel                     50,843,060      5.5           685 Suites $74,223    2.92x(2)  48.4%(2)   Hotel
        (Arlington, Virginia)

 JPMCB  Janaf Shopping Center                   35,640,332      3.8       582,722 SF         $61    1.30x     72.7%      Retail
        (Norfolk, Virginia)

 JPMCB  US Bank Center Building                 27,978,411      3.0       357,042 SF         $78    1.40x     77.7%      Office
        (St. Paul, Minnesota)

 JPMCB  Cerritos Corporate Tower                22,698,708      2.4       187,105 SF        $121    1.41x     74.9%      Office
        (Cerritos, California)

 JPMCB  Overland Storage Campus                 19,906,314      2.1       158,585 SF        $126    1.42x     66.1%      Office
        (Kearney, California)

 JPMCB  North Nashville Industrial Portfolio    19,144,318      2.1       957,691 SF         $20    1.44x     71.4%      Industrial
        (Goodlettsville, Tennessee)

 JPMCB  Jefferson at Birchwood Apartments       17,750,000      1.9           296 Units  $59,966    1.40x     80.0%      Multifamily
        (Hyattsville,  Maryland)

 JPMCB  5 Marine View Plaza                     16,535,344      1.8       126,666 SF        $131    1.52x     60.1%      Office
        (Springfield, Virginia)

 JPMCB  Whitnall Pointe Apartments              15,738,709      1.7           480 Units  $32,789    1.23x     76.4%      Multifamily
        (Franklin, Wisconsin)
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE:               $281,180,132     30.2%                                1.72X     69.5%
------------------------------------------------------------------------------------------------------------------------------------

1    "JPMCB" = JPMorgan Chase Bank; "MLML" = Merrill Lynch Mortgage Lending,
     Inc.

2    Does not include the related companion loan.


                                    10 of 53

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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                              JPMCC 2003-ML1

















                      [THIS PAGE INTENTIONALLY LEFT BLANK]




















                                    11 of 53

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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


                           THE MALL OF VICTOR VALLEY







                         [PHOTOS OF MORTGAGED PROPERTY]









                                    12 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1
--------------------------------------------------------------------------------
                            THE MALL OF VICTOR VALLEY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $55,000,000

CUT-OFF PRINCIPAL BALANCE:           $54,944,934

% OF POOL BY IPB:                    5.9%

LOAN SELLER:                         Merrill Lynch Mortgage Lending

BORROWER:                            SIP Victor Valley, LLC, Spear Investors
                                     II, LLC & TPII Victor Valley, LLC

SPONSOR:                             Somera Investment Partners

ORIGINATION DATE:                    February 19, 2003

INTEREST RATE:                       5.2500%

INTEREST ONLY PERIOD:                NAP

MATURITY DATE:                       March 1, 2008

AMORTIZATION (ORIG/REM):             360/359

CALL PROTECTION:                     LO(24),Def(32),O(3)

CROSS-COLLATERALIZATION:             NAP

LOCK BOX:                            Hard

ADDITIONAL DEBT (TYPE):              NAP

LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL             MONTHLY

                           Taxes:               $62,090            $62,090

                           Insurance:           $25,500            $12,750

                           TI/LC:            $1,500,000(1)         $9,000(2)

                           CapEx:              $156,344            $7,946
---------------------------------------- ------------------- -------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Regional Mall

TOTAL SQUARE FEET:               431,738

LOCATION:                        Victorville, California

YEAR BUILT/RENOVATED:            1986/NAP

TOTAL OCCUPANCY:                 98.7% as of 11/25/2002


HISTORICAL NOI:
                       2000:     $6,066,271

                       2001:     $6,127,294

            Annualized 2002:     $6,647,136 as of 10/30/2002

UW NOI:                          $6,625,157

UW NET CASH FLOW:                $6,155,326

APPRAISED VALUE:                 $70,000,000 as of 12/28/2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN PSF:           $127

CUT OFF DATE LTV:                78.5%

MATURITY LTV:                    72.7%

UW DSCR:                         1.69x

--------------------------------------------------------------------------------
(1) Upon the satisfaction of certain conditions in the mortgage loan documents, including the receipt of tenant estoppels from the tenants relating to certain designated leases in respect of which such reserve was established, the funds in the reserve in respect of each such tenant (which, in the aggregate, may be all the funds in such reserve) will be released to the borrower.

(2) Such amount only reflects the TI/LC reserve for in-line tenants. An additional reserve (not funded at origination) in respect of anchor tenants was established that requires deposits of $5 PSF for each anchor tenant upon the occurrence of certain events, to be funded from the cash-flow relating to the mortgaged property pursuant to the mortgage loan documents.


----------------------------------------------------------------------------------------------------------------
               ANCHOR TENANTS/SIGNIFICANT NATIONAL IN-LINE TENANTS

    TENANT NAME                          PARENT COMPANY                           MOODY'S/S&P (3)   SQUARE FEET
----------------------------------------------------------------------------------------------------------------
SEARS                          Sears, Roebuck & Company (NYSE: S)                    Baa1/BBB          78,212

MERVYN'S(4)                    Target Corporation (NYSE: TGT)                         A2/A+            74,850

HARRIS-GOTTSCHALKS             Gottschalks Inc. (NYSE: GOT)                             NR             70,822

JC PENNEY                      JC Penney Company (NYSE: JCP)                         Ba3/BBB-          49,965

BARNES & NOBLE                 Barnes & Noble Inc. (NYSE: BKS)                        Ba3/BB           24,221

VICTORIA'S SECRET              Limited Brands (NYSE: LTD)                            Baa1/BBB+          4,227

PACIFIC SUNWEAR                Pacific Sunwear of California Inc. (NASD: PSUN)          NR              3,808

FOOT LOCKER                    Foot Locker Inc. (NYSE: Z)                             Ba3/BB+           3,687
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------


    TENANT NAME                  % OF GLA     SALES PSF    BASE RENT PSF   LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------

SEARS                              18.1%        N/A            $5.50             2009

MERVYN'S(4)                          NAP        NAP             NAP              2020

HARRIS-GOTTSCHALKS                 16.4%        N/A            $8.16             2006

JC PENNEY                          11.6%        N/A                              2006
                                                               $4.95

BARNES & NOBLE                      5.6%        N/A           $12.40             2012

VICTORIA'S SECRET                   1.0%        N/A           $13.11             2011

PACIFIC SUNWEAR                     0.9%        N/A           $19.00             2010

FOOT LOCKER                         0.9%        N/A           $22.00             2008
----------------------------------------------------------------------------------------------------------------

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(4) Mervyn's owns the land parcel and the improvements thereon, which are not part of the collateral.

                                    13 of 53

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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                            THE MALL OF VICTOR VALLEY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Somera Investment Partners, LLC, a newly formed subsidiary of Somera Capital Management, LLC is the sponsor of the loan. Somera Investment Partners, LLC is the sole member of SIP Victorville Manager, LLC, the managing member of SIP Victor Valley, LLC, one of the three tenant-in-common borrowers of the Mall of Victor Valley Loan. Somera Investment Partners, LLC also executed a non-recourse carveout guaranty with respect to the Mall of Victor Valley Loan. The remaining two tenant-in-common borrowers, TPII Victor Valley, LLC and Spear Investors II, LLC each own a minority ownership interest in the property securing the Mall of Victor Valley Loan and retain no management responsibilities with respect to such property. Currently, Rockwood Capital Real Estate Fund IV L.P., an affiliate of Rockwood Capital, is in the process of acquiring a majority ownership interest in SIP Victor Valley, LLC.

Somera Capital Management, LLC is a private equity real estate company based in Santa Barbara, CA. It utilizes capital obtained from its owners, affiliates and investment partners and currently owns interests in multiple properties. Somera Investment Partners, LLC is a newly formed subsidiary investing primarily in retail assets.

Rockwood Capital is a privately held real estate investment company with offices in San Francisco, CA and Greenwich, CT. The company manages funds for high net worth individuals and institutions, including public and private pension funds. Since 1995, Rockwood Capital has established and managed four separate real estate funds totaling over $1.1 billion in investments.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 COLLATERAL(1)
--------------------------------------------------------------------------------
The Mall of Victor Valley property has approximately 506,588 SF of retail space, of which 431,738 SF is collateral for the loan. As of November 25, 2002, total occupancy was 98.7%. The Mall of Victor Valley is an enclosed single-level regional mall with three leased anchors (Sears, JC Penney and Harris-Gottschalks) and one anchor-owned department store (Mervyn's). The property is located at the intersection of Interstate 15 and Bear Valley Road in Victorville, CA, and is the only traditional mall between San Bernardino and Las Vegas. Recent tenant additions to the mall include Barnes & Noble (12/01), Victoria's Secret (11/01), American Eagle (9/02) and V Generation (10/02). Other tenants include Anchor Blue, Footlocker, Bath & Body Works and Lenscrafters. Cinemark, which operates a six-screen theater at the mall, has announced plans to construct a new 18-screen cinema with stadium seating nearby. To date, they have not been able to acquire or lease a satisfactory site. The property is managed by Jones Lang LaSalle Americas, Inc.

--------------------------------------------------------------------------------
                                   MARKET(1)
--------------------------------------------------------------------------------
The Mall of Victor Valley property is located in an area known as the High Desert, which includes the communities of Victorville, Hesperia and Adelanto. Within a 10-mile radius of the mall, population is estimated to be 220,139, with 71,131 households and a median household income in 2002 of $42,161. The area has experienced significant population growth, with a 30.0% increase between the 1990 and 2000 census. Fueling this growth is the area's emergence as a manufacturing and distribution hub. The former George Air Force Base is currently being redeveloped as The Southern California Logistics Airport. Reportedly the trade area spans a 20-mile radius. The nearest mall competition is located approximately 30 miles south and includes Ontario Mills, Montclair Plaza and Inland Center. The subject property is the only traditional mall between San Bernardino and Las Vegas and it's trade area is under-stored relative to other trade areas on a mall square-foot per household basis, at approximately 60.0% of the ratio in a typical metropolitan statistical area
(MSA).
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated November 5, 2002.


-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER      SQUARE     % OF                   % OF BASE   CUMULATIVE     % CUMULATIVE   % CUMULATIVE     CUMULATIVE
            OF LEASES     FEET       GLA      BASE RENT      RENT     SQUARE FEET        OF GLA        BASE RENT       % OF BASE
YEAR        EXPIRING    EXPIRING   EXPIRING   EXPIRING      EXPIRING    EXPIRING        EXPIRING        EXPIRING     RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT        NAP        5,455       1.3%       NAP           NAP         5,455            1.3%             NAP            NAP

2003 & MTM     15       16,033       3.7     $536,302         8.3%       21,488            5.0%        $536,302            8.3%

2004            7       10,886       2.5      344,432         5.3        32,374            7.5%        $880,734           13.6%

2005            8       19,128       4.4      426,825         6.6        51,502           11.9%      $1,307,559           20.2%

2006           17      138,556      32.1    1,609,228        24.8       190,058           44.0%      $2,916,787           45.0%

2007           13       49,717      11.5      979,738        15.1       239,775           55.5%      $3,896,525          60.1%

2008            9       15,836       3.7      427,548         6.6       255,611           59.2%      $4,324,073          66.7%

2009            7       90,879      21.0      718,549        11.1       346,490           80.3%      $5,042,622          77.8%

2010            9       21,674       5.0      525,243         8.1       368,164           85.3%      $5,567,865          85.9%

2011            8       22,080       5.1      390,542         6.0       390,244           90.4%      $5,958,407          92.0%

2012            4       36,972       8.6      393,397         6.1       427,216           99.0%      $6,351,804          98.0%

THEREAFTER      2        4,522       1.0      126,432         2.0       431,738          100.0%      $6,478,236         100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL          99      431,738     100.0%  $6,478,236       100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                    14 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1



--------------------------------------------------------------------------------
                            THE MALL OF VICTOR VALLEY
--------------------------------------------------------------------------------






               [GRAPHIC OF PHYSICAL LAYOUT OF MORTGAGED PROPERTY]













--------------------------------------------------------------------------------











--------------------------------------------------------------------------------


                                    15 of 53



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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                           THE MALL OF VICTOR VALLEY
--------------------------------------------------------------------------------









                    [LAND MAP IDENTIFYING MORTGAGED PROPERTY]











--------------------------------------------------------------------------------

                                    16 of 53

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


STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


















                      [THIS PAGE INTENTIONALLY LEFT BLANK]




























                                    17 of 53


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


STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               HYATT REGENCY HOTEL
--------------------------------------------------------------------------------














                         [PHOTOS OF MORTGAGED PROPERTY]










--------------------------------------------------------------------------------


                                    18 of 53


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

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1




--------------------------------------------------------------------------------
                            HYATT REGENCY HOTEL(1,2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $51,000,000

CUT-OFF PRINCIPAL BALANCE:                   $50,843,060

% OF POOL BY IPB:                            5.5%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    Airport Plaza Hotel, LLC

SPONSOR:                                     Kingdon Gould III

ORIGINATION DATE:                            December 2, 2002

INTEREST RATE:                               5.8690%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               January 1, 2013

AMORTIZATION (ORIG/REM):                     360/357

CALL PROTECTION:                             LO(23),Def(91),O(2)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    Hard

ADDITIONAL DEBT (TYPE):                      $15,000,000 (B-Note)

LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL              MONTHLY
                           Taxes:               $167,730              $73,566

                           Insurance:           $119,570               $9,964

                           TI/LC:                     $0                   $0

                           CapEx:               $151,625             $138,750

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Full Service Hotel

SUITES:                          685

LOCATION:                        Arlington, Virginia

YEAR BUILT/RENOVATED:            1982/1996

OCCUPANCY:                       68.1% as of 10/31/2002 (TTM)

HISTORICAL NOI:
                       2000:     $13,197,436

                       2001:     $11,725,811

                       2002:     $12,574,847

UW NOI:                          $12,231,254

UW NET CASH FLOW:                $10,550,139

APPRAISED VALUE:                 $105,000,000 as of 11/5/2002

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SUITES:        $74,223

CUT OFF DATE LTV(3):             48.4%

MATURITY LTV(3):                 41.0%

UW DSCR(3):                      2.92x


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                  HISTORICAL OPERATING DATA
                                                               1999         2000      2001      2002    TTM (1/31/03)       UW
-----------------------------------------------------------------------------------------------------------------------------------
Average Daily Rate (ADR)..................................    $125.65      $123.98  $132.15    $130.53      $130.47       $131.00

Occupany %................................................     72.0%        76.0%    66.3%      68.9%        69.6%         69.0%

RevPar....................................................    $90.51       $94.19    $87.6      $89.91       $90.82        $90.39
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and Fitch have indicated that the credit characteristics of the Hyatt Regency Hotel loan are consistent with the characteristics of an investment grade obligation.
(2) All information presented (including loan-to-value ratios and debt service coverage ratios) is calculated without regard to the related companion loan.
(3) Does not include the related companion loan.





                                    19 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1
--------------------------------------------------------------------------------
                              HYATT REGENCY HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Hyatt Hotels Corporation ("Hyatt Corp.") and the Gould Family serve as sponsors of the loan. Hyatt Corp. owns its interest in the Hyatt Regency Hotel Property ("Hyatt Regency Hotel") through Hyatt Equities LLC. Hyatt Corp. is a private company owned by the Pritzker family based in Chicago, Illinois. The Pritzker family also owns Hyatt International Corporation. Collectively, both Hyatt companies operate more than 200 hotels and resorts with more than 75,000 guestrooms in 39 countries.

The Gould family, based in metropolitan Washington, DC, has broad interest in real estate investment and development. The Gould family has an extensive portfolio that includes approximately 2,000,000 square feet in office space, approximately 1,000 apartment units, as well as their interest in the Hyatt Regency Hotel.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The Hyatt Regency Hotel was developed and built in 1982 by Airport Plaza Associates, LP, a 50/50 joint venture between the Gould family and Hyatt Corp. The Hyatt Regency Hotel is located in the Crystal City submarket of Arlington, VA, at the intersection of Crystal Drive and 27th Street, with visibility from Jefferson Davis Highway. Access to the site is available via South Clark Street and 27th Street and there is an entrance to the underground parking garage serving the hotel from south Clark Street.

The Hyatt Regency Hotel has 685 guestrooms, which are located from floors 4 through 18 in the guestroom tower. The Hyatt Regency Hotel has a mix of Business Class, Executive and Regency rooms. These rooms feature additional amenities such as two-line phones, printers, fax machines, living rooms, conference table, and kitchens. The Hyatt Regency Hotel is reported to have one of the 10 largest amounts of meeting space in the metropolitan Washington, DC area, with approximately 57,000 square feet of meeting, banquet and exhibit space. The facilities are split among four floors in the hotel and include a 13,000 square foot ballroom, 23,000 square foot exhibition hall, 80-seat conference theater and 25 meeting rooms. The Hyatt Regency Hotel features a total of four food and beverage facilities: Cinnabar, Chesapeake Grill, Lobbibar and Perks. They also offer both on-site and off-site recreational facilities. On-site facilities include a health club, outdoor pool, whirlpool, and sundeck. Off-site recreational facilities include nearby jogging and bicycle trails, spa services at nearby health clubs and golf privileges at the Greendale Golf Course in Arlington, VA.

The Hyatt Regency Hotel was completely renovated in 1996 at a cost of approximately $8.5 million. In 2003, HRCC has a $9.1 million budget for capital improvements. These improvements include conference rooms renovations, regulatory compliance renovations, upgrade of building systems, miscellaneous repairs, and an upgrade of technology systems. The renovation programs are expected to be completed by February 2004. The Hyatt Regency Hotel is currently managed by Hyatt Corp. under a 30-year management agreement that expires in 2012.

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Hyatt Regency Hotel is located in Arlington County, VA in the neighborhood known as Crystal City, just across the Potomac River from Washington, DC. Crystal City is a planned mixed-use commercial and residential area begun in the 1970s as a joint venture between the Charles E. Smith Company, a real estate developer and the RF&P Railroad, which owned the land, which was later, sold to its current owner, the Vornado REIT.

Hotel development in the local area is generally located within major office concentrations and destinations such as airports and consists of predominantly full service facilities although the current trend is for more all-suite hotels catering to the extended stay resident. Primary development in the local area consists of commercial office, hotel, restaurant and retail uses.

The Hyatt Regency Hotel is located within the Washington, DC MSA, which contains approximately 78,389 hotel and motel rooms. The overall market has experienced an occupancy rate of 66.3% and an ADR of $117 in 2001. The overall growth trend over the past three years had been increasing with market demand rising until September 2001, which triggered a reduction in demand from which the market has not yet fully recovered. The Hyatt Regency Hotel's convention and meetings business has helped mitigate the effects of the downturn. The appraisal concludes the local hotel market to be currently in balance between supply and demand, with demand growth projected to be moderate.

--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated November 5, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.





                                    20 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               HYATT REGENCY HOTEL
--------------------------------------------------------------------------------










                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]


















                                    21 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                              JANAF SHOPPING CENTER
--------------------------------------------------------------------------------














                         [PHOTOS OF MORTGAGED PROPERTY]


















                                    22 of 53

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                              JANAF SHOPPING CENTER
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:                  $36,050,000

CUT-OFF PRINCIPAL BALANCE:                   $35,640,332

% OF POOL BY IPB:                            3.8%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    JANAF Associates, LLC

SPONSOR:                                     McKinley Associates, Inc.

ORIGINATION DATE:                            April 2, 2002

INTEREST RATE:                               7.7300%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               May 1, 2012

AMORTIZATION (ORIG/REM):                     300/289

CALL PROTECTION:                             LO(24),Def(81),O(4)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    Hard

ADDITIONAL DEBT (TYPE):                      NAP

LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL              MONTHLY

                        Taxes:                $170,000              $53,914

                        Insurance:             $19,000               $9,500

                        TI/LC:                      $0              $18,000

                        CapEx:                      $0               $5,333
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset

 TITLE:                           Leasehold & Fee

 PROPERTY TYPE:                   Anchored Retail

 TOTAL SQUARE FEET:               582,722

 LOCATION:                        Norfolk, Virginia

 YEAR BUILT/RENOVATED:            1959/1990

 TOTAL OCCUPANCY:                 94.6% as of 3/13/2003

 NUMBER OF TENANTS:               59

 HISTORICAL NOI:
                        2000:     $6,393,744

                        2001:     $5,110,708

                    TTM 2002:     $5,148,632 as of 11/30/2002

 UW NOI:                          $4,534,314

 UW NET CASH FLOW:                $4,230,952

 APPRAISED VALUE:                 $49,000,000 as of 1/29/2002

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN PSF:            $61

CUT OFF DATE LTV:                 72.7%

MATURITY LTV:                     60.2%

UW DSCR:                          1.30x
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                     ANCHOR TENANTS/SIGNIFICANT NATIONAL IN-LINE TENANTS

           TENANT NAME                        PARENT COMPANY                   MOODY'S/S&P(1)    SQUARE FEET    % OF GLA
-----------------------------------------------------------------------------------------------------------------------------------
SPORTS AUTHORITY                    The Sports Authority, Inc. (NYSE: TSA)         B2/B            42,500         7.3%

TJ MAXX                             TJX Companies Inc.                             A3/A            37,383         6.4%

JANAF OFFICE(2)                     JANAF OFFICE BUILDING LP                       NR/NR           37,329         6.4%

MARSHALL'S                          TJX Companies Inc.                             A3/A            35,086         6.0%

OFFICEMAX                           OfficeMax, Inc. (NYSE: OMX)                   NAP/NAP          23,150         4.0%

U.S. POSTAL SERVICE                 United States Federal Government              Aaa/AAA          21,213         3.6%

CIRCUIT CITY                        Circuit City Stores, Inc.(NYSE: CC)           NAP/NAP          21,075         3.6%

OLD NAVY                            The Gap, Inc. (NYSE: GPS)                     Ba2/BB+          15,000         2.6%
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    LEASE
           TENANT NAME               SALES PSF   BASE RENT PSF    EXPIRATION
--------------------------------------------------------------------------------
SPORTS AUTHORITY                       $159          $8.00           2016

TJ MAXX                                $161          $6.00           2004

JANAF OFFICE(2)                         NAP            NAP           2019

MARSHALL'S                             $142          $7.75           2009

OFFICEMAX                              $262         $10.25           2007

U.S. POSTAL SERVICE                     NAP         $11.81           2004

CIRCUIT CITY                            NAP          $9.95           2010

OLD NAVY                               $378          $9.75           2005
--------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) This tenant represents a 37,329 square foot office building ground leased to a private entity.

                                    23 of 53

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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                              JANAF SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsor of the Janaf Shopping Center Loan is McKinley Associates. McKinley Associates is a privately held company that has been in business since 1968. Ronald N. Weiser is its founder and principal investor. McKinley Associates currently owns and operates approximately 15,000 apartment units and approximately 4,000,000 square feet of shopping center space in 11 states nationwide.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 COLLATERAL(1)
--------------------------------------------------------------------------------
The Janaf Shopping Center Property ("Janaf Center") lies in the northeast quadrant of Military Highway and Virginia Beach Boulevard in the city of Norfolk, VA. Janaf Center is comprised of the anchored retail center, two office buildings (both on ground leases), an out parcel retail strip building and 17 pad sites. There are 2 freestanding department/warehouse stores (formerly Montgomery Wards and Home Quarters and both now vacant) also located at the site that are not part of the collateral for the Janaf Shopping Center Loan. Janaf Center is currently anchored by Sports Authority, T J Maxx, Marshall's, Office Max and Circuit City. Other national tenants located at the center include Old Navy, Payless Shoesource, Pier One, Olive Garden, Applebee's and First Union National Bank. The third largest tenant represents a 37,329 square foot office building groundleased to a private entity. The center is currently undergoing a redevelopment in which 7.87 acres have been subdivided and sold to the adjacent property owner (Wal Mart). The discount retailer expects to demolish 46,441 square feet of the existing center and expand the current store into a Super Wal Mart with 213,000 square feet. Access to the main sections of Janaf Center as well as the outparcels is available via numerous curb cuts along Military Highway and Virginia Beach Boulevard. However, there are 5 primary entranceways to Janaf Center with the proposed shared entranceway to the Super Wal Mart and the subject at the northern portion of Janaf Center viewed as the main entrance. McKinley Commercial Inc., an Accredited Management Organization by the Institute of Real Estate Management, has managed the Janaf Center property since 1992.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   MARKET(1)
--------------------------------------------------------------------------------
Janaf Center is in the city of Norfolk, VA. Norfolk is one of the 15 municipalities which make up the Norfolk-Virginia Beach-Newport News MSA which is the 27th largest MSA in the country. This southeast Virginia region is locally known as Hampton Roads, home to the world's largest naval base and the country's largest concentration of shipyards. The total number of households in the MSA has increased approximately 11.7% from 1990 through 2001. Median income per household in the MSA was estimated at $41,915 which represents a per annum growth rate of 2.85% since 1990. Traditionally, the region's dominant industries have been shipbuilding/repair, the military, port activities and tourism. However, in the past decade, the region has grown into a focal point on the East Coast for financial firms, distribution companies, telemarketing and customer service operations drawn to the area due to reasonable wage rates, a large labor pool and inexpensive land. Janaf Center is located in the Southside retail market, the dominant retail market in the Hampton Roads region with 29.7 million square feet or 65% of the inventory. Overall vacancy in the Southside retail market was estimated to be 11.9% at year-end 2001. The Southside segment is further divided into 24 retail areas and Janaf Center is located in the second largest retail node, known as the Military Highway/Virginia Beach Boulevard submarket with year-end 2001 inventory of 3,371,825 square feet or 11.3% of the Southside market. The Military Highway submarket is an established shopping district in the city of Norfolk and is a regional mall node anchored by Military Circle Mall, which along with Janaf Center represent the 2 largest shopping centers within the submarket. Both centers are located at the intersection of Military Highway and Virginia Beach Boulevard and represent a combined 1,738,912 square feet or 51.6% of the submarket.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated January 29, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                     NUMBER OF
                      LEASES        SQUARE FEET     % OF GLA           BASE RENT       % OF BASE      CUMULATIVE SQUARE
YEAR                  EXPIRING       EXPIRING       EXPIRING            EXPIRING     RENT EXPIRING      FEET EXPIRING
------------------------------------------------------------------------------------------------------------------------
VACANT                     NAP         31,176           5.4%                 NAP             NAP               31,176

2003 & MTM                   5         46,218            7.9            $472,323            9.5%               77,394

2004                         7         88,315           15.2             733,951            14.7              165,709

2005                         9         39,741            6.8             560,443            11.2              205,450

2006                         7         23,320            4.0             339,624             6.8              228,770

2007                        10         87,899           15.1             909,153            18.2              316,669

2008                         5         22,830            3.9             316,295             6.3              339,499

2009                         1         35,086            6.0             271,917             5.4              374,585

2010                         3         32,385            5.6             383,357             7.7              406,970

2011                         2         17,892            3.1             150,190             3.0              424,862

2012                         5         35,443            6.1             324,094             6.5              460,305

THEREAFTER                   5        122,417           21.0             536,009            10.7              582,722
-------------------------------------------------------------------------------------------------------------------------
TOTAL                       59        582,722          100.0%         $4,997,356           100.0%
-------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------


               CUMULATIVE % OF     CUMULATIVE BASE      CUMULATIVE % OF
YEAR            GLA EXPIRING        RENT EXPIRING     BASE RENT EXPIRING
------------- --------------------------------------------------------------
VACANT               5.4%                 NAP                 NAP

2003 & MTM          13.3%            $472,323                 9.5%

2004                28.4%          $1,206,274                24.1%

2005                35.3%          $1,766,717                35.4%

2006                39.3%          $2,106,341                42.1%

2007                54.3%          $3,015,494                60.3%

2008                58.3%          $3,331,789                66.7%

2009                64.3%          $3,603,706                72.1%

2010                69.8%          $3,987,063                79.8%

2011                72.9%          $4,137,253                82.8%

2012                79.0%          $4,461,347                89.3%

THEREAFTER         100.0%          $4,997,356               100.0%
---------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------


                                    24 of 53

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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                              JANAF SHOPPING CENTER
--------------------------------------------------------------------------------














                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]















                                    25 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             US BANK CENTER BUILDING
--------------------------------------------------------------------------------

















                         [PHOTOS OF MORTGAGED PROPERTY]











                                    26 of 53



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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                             US BANK CENTER BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $28,000,000

CUT-OFF PRINCIPAL BALANCE:                   $27,978,411

% OF POOL BY IPB:                            3.0%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    St. Paul Office Center, L

SPONSOR:                                     Stephen Hearn

ORIGINATION DATE:                            February 10, 2003

INTEREST RATE:                               6.2700%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               March 1, 2013

AMORTIZATION (ORIG/REM):                     360/359

CALL PROTECTION:                             LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    NAP

ADDITIONAL DEBT (TYPE):                      NAP

LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL               MONTHLY

                       Taxes:               $396,642              $79,328

                       Insurance:            $41,397               $5,914

                       TI/LC:                     $0                   $0

                       CapEx:               $250,000               $4,688

                       Other:             $1,500,000(1)                $0
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   CBD Office

TOTAL SQUARE FEET:               357,042

LOCATION:                        St. Paul, Minnesota

YEAR BUILT/RENOVATED:            1973/1995

TOTAL OCCUPANCY:                 98.0% as of 12/31/2002

NUMBER OF TENANTS:               82

HISTORICAL NOI:
                       2000:     $3,503,768

                       2001:     $3,407,022

                       2002:     $3,764,534

UW NOI:                          $3,274,379

UW NET CASH FLOW:                $2,893,343

APPRAISED VALUE                  $36,000,000 as of 12/27/2002

--------------------------------------------------------------------------------

---------------------------------------------------------------------------
                              FINANCIAL INFORMATION
---------------------------------------------------------------------------
CUT-OFF DATE LOAN PSF:           $78

CUT OFF DATE LTV:                77.7%

MATURITY LTV:                    66.5%

UW DSCR:                         1.40x


---------------------------------------------------------------------------

(1) A $1,500,000 LOC was taken at the closing of the loan in lieu of a cash deposit for the ECMC/US Bank Escrow. This reserve can be increased to $2,500,000 or reduced to $500,000 during the loan term. Changes are conditioned on ECMC and US Bank renewing their leases at least 2 years beyond the loan term, building occupancy of at least 85% and NOI of at least $3,200,000. The reserves will be increased to $2,500,000 if the US Bank lease or ECMC leases are not extended to 2 years beyond the loan term by October 2007 (one year prior to the US Bank lease expiration). The additional $1,000,000 will be funded at $100,000/month from the property cash flow.


------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS
     TENANT NAME                         PARENT COMPANY                   MOODY'S/S&P(2)    SQUARE FEET
------------------------------------------------------------------------------------------------------------
FIRSTAR BANK               US Bancorp (NYSE: USB)                            Aa3/A            139,450

ECMC                       Educational Credit Management Corporation         NR/NR             85,610

TCF NATIONAL BANK OF MN    TCF National Bank                                 A2/BBB+           18,051
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------

     TENANT NAME           % OF GLA     BASE RENT PSF   LEASE EXPIRATION
------------------------------------------------------------------------------
FIRSTAR BANK                39.1%         $8.70             2008

ECMC                        26.5%        $20.00             2009

TCF NATIONAL BANK OF MN      5.1%        $15.43             2005
------------------------------------------------------------------------------


(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.




                                    27 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             US BANK CENTER BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
St. Paul Real Estate, LLC is the sponsor of the loan and the US Bank Center Building Loan borrower is wholly owned by St. Paul Real Estate, LLC. Stephen G. Hearn owns 85% of St. Paul Real Estate, LLC and 90% of the management company. The Hearn companies were founded in 1974 and currently operate 5 Class A/B office buildings located in Chicago and Evanston, IL, Tempe, AZ and Denver, CO. Mr. Heard has been in commercial real estate for over 30 years and his company has owned/or managed 15 office buildings totaling over 2.5 million square feet.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The US Bank Building property ("US Bank Building") is a prominent landmark in downtown St. Paul. Located in the central business district on Fifth and Minnesota, the 26-story, 357,042 square foot property is connected to the St. Paul "Skyway" system. The property was built in 1973 and went through a $10 million renovation program in 1995, which included updated finishes and new or updated mechanical, electrical, HVAC, elevator and security systems. The property is the only high rise office building in St. Paul with it's own attached garage. The garage is a 5-story structure, has 348 spaces, provides valet services, and is directly accessible to the offices. The property was 98.0% occupied as of 12/31/02 and has maintained an average occupancy of 94.6% for the past five years. The US Bank Building is named after its major tenant US Bancorp which occupies 39% of the net rentable area. US Bancorp is a national financial services holding company headquartered in Minneapolis, MN, and was created by the acquisition by Firstar Corporation of the former US Bancorp of Minneapolis in 2001. Educational Credit Management Corporation ("ECMC") is the second largest tenant occupying 26.0% of the net rentable area. ECMC is a non-profit organization that administers government guaranteed student loan programs and services defaulted student loans.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The US Bank Building is located in Ramsey County, within the greater St. Paul area, part of the Minneapolis/St. Paul MSA (the "MSA"). The US Bank Building is located in the central business district of St. Paul, which is located along the north side of the Mississippi River and approximately 10 miles east of Minneapolis. On a regional basis, access to the area is provided via several interstate and state highways including Interstates 94, 35E and 494 and State Highways 52, 10 and 12. The Minneapolis/St. Paul International Airport is located approximately five miles from the US Bank Building. The MSA encompasses a seven county region that totals approximately 3,001,579 people, representing an 18.2% overall increase since 1990. The MSA is the largest MSA in the state and one of the largest in the Midwest. Average household income in the Minneapolis/St. Paul MSA was approximately $77,215 in 2001, as compared to an average of $65,916 for the state as a whole. Services and wholesale trade have been the mainstay of the local economy and have continually grown at a faster rate since 1980 than any other sector. The MSA's population employed in the services sector employs more than 1,000,000 of the MSA's workers.

The St. Paul office market contains approximately 9.5 million square feet of multi-tenant office, of which Class A represents 2.49 million square feet, Class B represents 5.67 million square feet and Class C represents 1.58 million square feet. Market vacancy has been estimated at 15.6% for Class A space, 16.4% for Class B space and 29.9% for Class C space. Based on a survey conducted by Cushman & Wakefield on 11 Class A and B projects in the immediate area, net lease rates for office space in St. Paul ranges from a low of $9.00 per square foot to a high of $18.00 per square foot (asking). Based on appraiser confirmation of recent leases signed, actual ranges are reflected in a low of $7.50 per square foot to a high of $17.70 per square foot, net.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated December 27, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


-------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE
                      NUMBER OF
                      LEASES            SQUARE FEET         % OF GLA         BASE RENT      % OF BASE
YEAR                  EXPIRING           EXPIRING           EXPIRING         EXPIRING     RENT EXPIRING
-------------------------------------------------------------------------------------------------------
VACANT                   NAP               7,781                2.2%              NAP             NAP

2003 & MTM                19              49,780                13.9         $969,701           18.9%

2004                       6               8,521                 2.4          166,994             3.3

2005                      13              42,345                11.9          741,998            14.5

2006                       8              16,913                 4.7          162,473             3.2

2007                       2               3,736                 1.0           30,210             0.6

2008                      16             139,450                39.1        1,293,924            25.3

2009                      16              86,744                24.3        1,736,010            33.9

2010                       0                   0                 0.0                0             0.0

2011                       0                   0                 0.0                0             0.0

2012                       2               1,772                 0.5           22,152             0.4

THEREAFTER                 0                   0                 0.0                0             0.0
-------------------------------------------------------------------------------------------------------
TOTAL                     82             357,042               100.0%      $5,123,462           100.0%
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------


                      CUMULATIVE SQUARE    CUMULATIVE % OF      CUMULATIVE BASE       CUMULATIVE % OF
YEAR                   FEET EXPIRING        GLA EXPIRING         RENT EXPIRING       BASE RENT EXPIRING
--------------------------------------------------------------------------------------------------------
VACANT                         7,781                 2.2%                 NAP                  NAP
2003 & MTM                    57,561                16.1%            $969,701                18.9%
2004                          66,082                18.5%          $1,136,695                22.2%
2005                         108,427                30.4%          $1,878,693                36.7%
2006                         125,340                35.1%          $2,041,166                39.8%
2007                         129,076                36.2%          $2,071,376                40.4%
2008                         268,526                75.2%          $3,365,300                65.7%
2009                         355,270                99.5%          $5,101,310                99.6%
2010                         355,270                99.5%          $5,101,310                99.6%
2011                         355,270                99.5%          $5,101,310                99.6%
2012                         357,042               100.0%          $5,123,462               100.0%
THEREAFTER                   357,042               100.0%          $5,123,462               100.0%
--------------------------------------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------------------------------------


                                    28 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             US BANK CENTER BUILDING
--------------------------------------------------------------------------------















                        [LAND MAP OF MORTGAGED PROPERTY]
























                                    29 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1






--------------------------------------------------------------------------------
                            CERRITOS CORPORATE TOWER
--------------------------------------------------------------------------------















                         [PHOTOS OF MORTGAGED PROPERTY]















--------------------------------------------------------------------------------


                                    30 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                            CERRITOS CORPORATE TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:               $22,750,000

CUT-OFF PRINCIPAL BALANCE:                $22,698,708

% OF POOL BY IPB:                         2.4%

LOAN SELLER:                              JP Morgan Chase Bank

BORROWER:                                 Cerritos Investors, L.P. & MTS
                                          Cerritos, LLC

SPONSOR:                                  Stephen M. Zotovich, Michael E. Meyer,
                                          Bruce B. Ibettson

ORIGINATION DATE:                         January 30, 2003

INTEREST RATE:                            5.7500%

INTEREST ONLY PERIOD:                     NAP

MATURITY DATE:                            February 1, 2013

AMORTIZATION (ORIG/REM):                  360/358

CALL PROTECTION:                          LO(24),Def(90),O(4)

CROSS-COLLATERALIZATION:                  NAP

LOCK BOX:                                 NAP

ADDITIONAL DEBT (TYPE):                   NAP

LOAN PURPOSE:                             Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                             INITIAL              MONTHLY

                        Taxes:                     $0              $22,899

                        Insurance:            $16,406               $2,734

                        TI/LC:                     $0              $22,650

                        CapEx:               $225,000               $2,339

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office

TOTAL SQUARE FEET:               187,105

LOCATION:                        Cerritos, California

YEAR BUILT/RENOVATED:            1986/NAP

TOTAL OCCUPANCY:                 98.6% as of 1/6/2003

NUMBER OF TENANTS:               45

HISTORICAL NOI:

                       2000:     NAP

                       2001:     $1,712,918

            Annualized 2002:     $2,982,605 as of 10/31/2002

UW NOI:                          $2,551,486

UW NET CASH FLOW:                $2,252,120

APPRAISED VALUE:                 $30,300,000 as of 11/20/2002

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN PSF:           $121

CUT OFF DATE LTV:                74.9%

MATURITY LTV:                    63.2%

UW DSCR:                         1.41x

--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                                                               BASE         LEASE
               TENANT NAME                   PARENT COMPANY       MOODY'S/S&P(1)   SQUARE FEET    % OF GLA    RENT PSF   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
MARINA MEDICAL                    NAP                                  NR/NR          44,070        23.6%      $24.48        2009

WESTERN UNION                     First Data Corp. (NYSE: FDC)         NR/A+          39,153        20.9%      $21.60        2009

THE BASCOM GROUP                  NAP                                  NR/NR          17,870         9.6%      $19.80        2007
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                       31 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                            CERRITOS CORPORATE TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the Cerritos Corporate Tower Loan, who are also managing members of the borrower, are Stephen Zotovich (33.3%), Bruce Ibbetson (33.3%) and Michael Meyers (33.3%). All three individuals handle the day-to-day management and leasing of the property. The sponsors have a combined 25+ years of real estate experience. Stephen Zotovich is the President and founder of SZA Real Estate, Inc. ("SZA") which is also the manager of the Cerritos Corporate Tower Property. SZA currently owns and manages 12 properties with approximately 1.2 million square feet of multi-tenant industrial and multi-tenant office space. SZA also fee manages six business park associations with approximately 900,000 square feet of industrial space.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The Cerritos Corporate Tower Property ("Cerritos Tower") is a 9 story, 187,105 square foot, Class A multi-tenant office building built in 1986. Located in the Cerritos suburb between Los Angeles and Orange County central business districts, the Cerritos Tower was 98.6% occupied as of 1/6/03 and is located at a location with access to the 91 and 605 Freeways. A surface level parking lot surrounds a parking structure, for a total of 762 parking spaces.

Forty-four tenants currently occupy Cerritos Tower with 54.0% of the net rentable area concentrated with the 3 largest tenants. Marina Medical occupies 2 suites totaling 44,070 square feet or 23.6% of the overall space. Marina Medical was founded in 1981 and is a client oriented company organized specifically to serve mid-size and larger medical groups with billings and hospital contracts. Marina Medical processes over a million claims each year and advises clients on reimbursement aspects of managed care contracts. Western Union Financial Services, Inc. ("Western Union") occupies 2 suites totaling 39,153 square feet or 20.9% of the overall space. A subsidiary of First Data Corp., Western Union generates approximately $2 billion in annual revenue through their money transfer and message services across the world. Bascom Group occupies one suite totaling 17,870 square feet or 9.6% of the overall space. Bascom was founded in 1996 and is a privately held venture management firm that specializes in multifamily investments. Bascom's aggregate apartment portfolio contains approximately 6,500 apartment units with total assets of approximately $515 million.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Cerritos Tower is located in the city of Cerritos in Los Angeles County, CA. Los Angeles County has historically had a diversified economic base and accounts for approximately 27.2% of the state's total employment. Between 1992 and 2001 employment by industry trends indicated declines in the mining, manufacturing and wholesale trade sectors with increases noted in the transportation, retail, government and services sectors, including business services and motion pictures. The city of Cerritos is located at the south end of Los Angeles County and borders Orange County's northern border. The city is served by the Golden State Freeway (Interstate 5), which borders the northern portion of the city in a northwest/southeast direction and the Artesia Freeway (State Route 91), which roughly bisects the northern part of the city in a northwest/southeast direction. Cerritos is located 30 miles southeast of Los Angeles International Airport and 30 miles north of John Wayne International Airport in Orange County. The city of Cerritos has 14 office buildings totaling 1,418,739 square feet. Vacancy is estimated at 17.8%. However, the appraisal notes that 165,000 square feet became available in July 2002 with the completion of the Cerritos Towne Center Building 6. Disregarding the addition of the new space, vacancy was reflected at 6.9% for the city of Cerritos. Occupancy rates at competitive properties was noted to range between 90.0% and 100.0% with a weighted average occupancy (including the subject property) of 96.0%. Three of the competitive properties indicate occupancy rates in excess of 97.0%.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated November 20,2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



-------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE

                       NUMBER OF
                       LEASES       SQUARE FEET     % OF GLA          BASE RENT      % OF BASE
YEAR                   EXPIRING     EXPIRING        EXPIRING          EXPIRING       RENT EXPIRING
-------------------------------------------------------------------------------------------------
VACANT                     NAP          2,582           1.4%               NAP               NAP

2003 & MTM                  11         18,899           10.1          $455,310             11.4%

2004                         7         11,798            6.3           270,733               6.8

2005                        16         35,495           19.0           862,591              21.7

2006                         3          7,624            4.1           179,213               4.5

2007                         4         27,484           14.7           605,784              15.2

2008                         0              0            0.0                 0               0.0

2009                         4         83,223           44.5         1,603,387              40.3

2010                         0              0            0.0                 0               0.0

2011                         0              0            0.0                 0               0.0

2012                         0              0            0.0                 0               0.0

THEREAFTER                   0              0            0.0                 0               0.0
--------------------------------------------------------------------------------------------------
TOTAL                       45        187,105          100.0%       $3,977,018             100.0%
--------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------



              CUMULATIVE SQUARE    CUMULATIVE % OF      CUMULATIVE BASE     CUMULATIVE % OF
YEAR          FEET EXPIRING        GLA EXPIRING         RENT EXPIRING       BASE RENT EXPIRING
------------------------------------------------------------------------------------------------
VACANT                    2,582               1.4%                 NAP                  NAP

2003 & MTM               21,481              11.5%            $455,310                11.4%

2004                     33,279              17.8%            $726,042                18.3%

2005                     68,774              36.8%          $1,588,634                39.9%

2006                     76,398              40.8%          $1,767,846                44.5%

2007                    103,882              55.5%          $2,373,630                59.7%

2008                    103,882              55.5%          $2,373,630                59.7%

2009                    187,105             100.0%          $3,977,018               100.0%

2010                    187,105             100.0%          $3,977,018               100.0%

2011                    187,105             100.0%          $3,977,018               100.0%

2012                    187,105             100.0%          $3,977,018               100.0%

THEREAFTER              187,105             100.0%          $3,977,018               100.0%
------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------


                                    32 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                            CERRITOS CORPORATE CENTER
--------------------------------------------------------------------------------

















                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]















                                    33 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


 -------------------------------------------------------------------------------
                             OVERLAND STORAGE CAMPUS
--------------------------------------------------------------------------------

















                         [PHOTOS OF MORTGAGED PROPERTY]

















--------------------------------------------------------------------------------


                                    34 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             OVERLAND STORAGE CAMPUS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $20,000,000

CUT-OFF PRINCIPAL BALANCE:                 $19,906,314

% OF POOL BY IPB:                          2.1%

LOAN SELLER:                               JPMorgan Chase Bank

BORROWER:                                  Overtape (CA) QRS 15-14, Inc.

SPONSOR:                                   Gino Sabatini

ORIGINATION DATE:                          October 15, 2002

INTEREST RATE:                             6.1800%

INTEREST ONLY PERIOD:                      NAP

MATURITY DATE:                             August 1, 2014

AMORTIZATION (ORIG/REM):                   360/355

CALL PROTECTION:                           LO(24),Def(105),O(7)

CROSS-COLLATERALIZATION:                   NAP

LOCK BOX:                                  Hard

ADDITIONAL DEBT (TYPE):                    NAP

LOAN PURPOSE:                              Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL              MONTHLY

                         Taxes:                $34,515                   $0

                         Insurance:            $10,000                   $0

                         CapEx:                     $0                 $750
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Suburban Office

TOTAL SQUARE FEET:               158,585

LOCATION:                        Kearny Mesa, California

YEAR BUILT/RENOVATED:            2002

TOTAL OCCUPANCY:                 100.0 % as of 8/1/2002

NUMBER OF TENANTS:               1

HISTORICAL NOI:                  NAP

UW NOI:                          $2,297,715

UW NET CASH FLOW:                $2,087,665

APPRAISED VALUE:                 $30,100,000 at 9/10/2002



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $126

CUT OFF DATE LTV:                66.1%

MATURITY LTV:                    54.2%

UW DSCR:                         1.42x


--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT INFORMATION

                                                                                                               BASE       LEASE
     TENANT NAME                       PARENT COMPANY          MOODY'S/S&P(1)   SQUARE FEET    % OF GLA      RENT PSF   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
VERLAND DATA SYSTEMS     Overland Storage, Inc. (NASD: OVRL)      NR/NR           158,585       100.0%        $16.56       2014
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    35 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             OVERLAND STORAGE CAMPUS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    SPONSOR
--------------------------------------------------------------------------------
The sponsor of the Overland Storage Campus Loan is Corporate Property Associates 15 Incorporated ("CPA 15"). CPA15 was formed in February 2001. CPA15's investments are similar to the Overland Storage Campus Property whereby a property is purchased with a long-term triple-net lease arrangement. W.P. Carey & Co. is the manager of CPA15 and individually owns over 186 properties totaling
20.4 million square feet. W.P. Carey is the manager of other CPA funds and has over 50 million square feet of net leased commercial real estate under ownership and management.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The Overland Storage Campus Property is comprised of two newly constructed buildings on 8.8 acres and located in the Spectrum Business Park within San Diego's most central submarket, Kearny Mesa. The 4820 Overland Ave building is a 60,335 square feet two-story office building and 9112 Spectrum Center Court is a 98,250 square feet single-story R & D Bldg. The entire 158,585 square feet is leased to Overland Data, Inc. The interiors consist of tenant improvements, and the floor plates are suitable for either single-tenant or dual tenant occupancy. The lease is triple-net and commenced in March 2002 with an initial term of 12 years and one 5-year renewal option. Base rent is $16.56 per square foot and increases 5.0% every two years.

Overland Data was founded in 1980, and is a supplier of low- to midrange tape automation libraries (26-240 cartridges) for data storage applications including backup and archiving. The company focuses on the Windows NT/2000 market with Compaq/HP serving as its largest customer. Overland competes primarily with other tape automation vendors, including Advanced Digital Information, Quantum, StorageTek and Benchmark Systems. For 2001, Overland had 23.0% unit share (IDC) of the midrange tape automation market.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The San Diego office market contains eight distinct sectors, each comprised of a series of submarkets. Each of the office markets are developed along the path of the county's freeway system. The Overland Storage Campus Property is located within the Kearny Mesa sector, which is 5-10 miles northwest of Downtown San Diego. The site has access to most of San Diego's major freeways including Highways 163 and 52 and Interstates 15 and 805 with close proximity to Interstates 5 and 8. Per CB Richard Ellis, this sector had an office supply of
4.4 million square feet and a 9.8% vacancy rate as of third quarter 2002. For industrial properties, CBRE shows total supply of 17.9 million sf and 5.7% overall vacancy rate. Roughly 50.0% of the space in Kearny Mesa is considered "top quality" space for this market, while the remainder consists of B and C quality office developments. The appraiser surveyed the property for comparable office developments in the submarket and identified 14 Class A and Class B properties that were considered competitive to the subject. Total inventory within these projects (including the subject) totals 2,002,400 square feet with a vacancy of 6.6% on a direct basis. Asking per-square-foot rental rates within these projects range from $17.40 to $22.80 on a triple net-lease basis.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated September 10, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.




                                    36 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                             OVERLAND STORAGE CAMPUS
--------------------------------------------------------------------------------













                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]

















                                    37 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                      NORTH NASHVILLE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------











                         [PHOTOS OF MORTGAGED PROPERTY]





















                                    38 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                      NORTH NASHVILLE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $19,200,000

CUT-OFF PRINCIPAL BALANCE:                   $19,144,318

% OF POOL BY IPB:                            2.1%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    Space Park, LLC

SPONSOR:                                     Steve Byers

ORIGINATION DATE:                            December 9, 2002

INTEREST RATE:                               6.1800%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               1/1/2013

AMORTIZATION (ORIG/REM):                     360/357

CALL PROTECTION:                             LO(24),Def(89),O(4)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    NAP

ADDITIONAL DEBT (TYPE):                      NAP

LOAN PURPOSE:                                Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL              MONTHLY

                           Taxes:                     $0              $33,534

                           Insurance:            $12,983               $6,491

                           TI/LC:                     $0                   $0

                           CapEx:               $102,750                   $0

                           Other:                     $0             $50,0001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio

TITLE:                           Fee

PROPERTY TYPE:                   Industrial

TOTAL SQUARE FEET:               957,691

LOCATION:                        Goodlettsville, Tennessee

YEAR BUILT/RENOVATED:            See "Portfolio Properties" chart below

TOTAL OCCUPANCY:                  99.5% as of 11/30/2002
HISTORICAL NOI:
                       2000:     $2,673,034

                       2001:     $2,494,968

                   TTM 2002:     $2,557,917 as of 6/30/2002

UW NOI:                          $2,366,249

UW NET CASH FLOW:                $2,031,057

APPRAISED VALUE:                 $26,800,000 as of 8/13/2002


------------------------- ------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $20

CUT OFF DATE LTV:                71.4%

MATURITY LTV:                    61.1%

UW DSCR:                         1.44x


------------------------- ---------------------------- -------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO PROPERTIES

                                          YEAR BUILT/                              NUMBER OF                           APPRAISED
  PROPERTY NAME        LOCATION           RENOVATED      SQUARE FEET   OCCUPANCY    TENANTS        LARGEST TENANT         VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SPACE PARK NORTH    Goodlettsville, TN     1979/NAP        707,321       99.3%        49              Oneida           $20,000,000

OLD STONE BRIDGE    Goodlettsville, TN     1986/NAP        250,370      100.0%        20        Garrard Enterprises     $6,800,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) The 50,000 Other Monthly Reserve represents a combined TI/LC and Capex reserve.


-----------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                         BASE RENT     LEASE
       TENANT NAME                 PARENT COMPANY             MOODY'S/S&P(2)   SQUARE FEET    % OF GLA      PSF       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
ONEIDA                     Oneida Ltd. (NYSE: OCQ)               NR/NR          292,930        30.6%      $3.06        2004

GARRARD ENTERPRISES        Garrard Enterprises                   NR/NR          151,870        15.9%      $3.08        2006

ANCHOR INDUSTRIES, INC.    Anchor Industries, Inc.               NR NR          117,141        12.2%      $2.85        2004
-----------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.



                                    39 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1



--------------------------------------------------------------------------------
                      NORTH NASHVILLE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the North Nashville Portfolio Loan are Wexford Entities, LLC and AIM Space Park, LLC. Wexford Entities, LLC is 75% owned by Steve Byers, the CEO of Wexford Capital Partners. Wexford Capital Partners currently manages investments in over 6,000 apartment units and over 10,000,000 square feet of commercial assets. Wexford Capital Partners has offices in seven different states and investment properties located throughout the Midwest, South, Southeast and East Coast. Wexford Capital Partners is affiliated with Wexford Bancgroup, Wexford Asset Management, Wexford Trust and First Trust Securities.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The North Nashville Industrial Portfolio Loan is secured by 2 properties located in Goodlettsville, TN, approximately 10 miles north of the Nashville CBD. Both properties, Space Park North and Old Stone Bridge, represent the only 2 private sector industrial parks in Middle, Tennessee approved as Foreign Trade Zones by the U.S. Department of Commerce.

Space Park North was built between 1979 and 1986 and includes approximately 38.9 acres with 9 single-story industrial buildings totaling approximately 707,321 square feet. Space Park North was 99.3% occupied as of 11/30/02. Space Park North has 205 truck loading doors located along the front and rear of the buildings, as well as 10 dock-high rail service doors. In addition, rail access is available via a rail spur to Building 5 and the clear height throughout the buildings is 22 to 26 ft. The largest tenant at Space Park North and the portfolio is Oneida, Ltd., one of the world's largest manufacturer of stainless steel and silverplated flatware for both the consumer and foodservice industries. Old Stone Bridge was built in 1986 and includes approximately 18.2 acres with 4 single-story industrial buildings totaling approximately 250,370 square feet. Old Stone Bridge was 100.0% occupied as of 11/30/02. The nine buildings at Old Stone Bridge have an average of 7.2% office space. Old Stone Bridge has 116 truck loading doors located along the front and rear of the buildings and the clear height throughout the buildings are 22 to 26 feet.

Both properties securing the North Nashville Industrial Portfolio Loan are managed by Wex Trust Management, LLC, an affiliate of the borrowing entity.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The Space Park North and Old Stone Bridge properties are located in the eight-county Nashville MSA in central Tennessee. The Nashville industrial market is composed of approximately 143.8 million square feet of existing space. The overall market has been expanding for the past six years. The current overall vacancy rate in the Nashville market is 11.52%. The Northeast interstate-65 North submarket contains approximately 23.3% of the metro-wide industrial space. As of second quarter of 2002, industrial space within this submarket totaled 33,536,231 square feet, with 165,192 square feet under construction. The vacancy rate for this submarket was 10.16%. Currently the overall Nashville Industrial Market asking lease rate is $3.81 per square foot, on a gross basis. The submarket has an average lease rate of $3.20 per square foot.
--------------------------------------------------------------------------------
(1) Certain information from appraisals dated August 13, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


-------------------------------------------------------------------------------------------------------
LEASE ROLLOVER SCHEDULE
                      NUMBER OF
                      LEASES          SQUARE FEET    % OF GLA               BASE RENT   % OF BASE
YEAR                  EXPIRING        EXPIRING       EXPIRING               EXPIRING    RENT EXPIRING
-------------------------------------------------------------------------------------------------------
VACANT                       NAP          5,000          0.5%                     NAP             NAP

2003 & MTM                    23         72,400           7.6                $377,804           10.7%

2004                          20        510,171          53.3               1,688,271            47.7

2005                          10         47,800           5.0                 244,220             6.9

2006                          12        236,820          24.7                 847,645            24.0

2007                           2         83,500           8.7                 372,516            10.5

2008                           0              0           0.0                       0             0.0

2009                           1              0           0.0                   5,214             0.1

2010                           0              0           0.0                       0             0.0

2011                           1          2,000           0.2                       0             0.0

2012                           0              0           0.0                       0             0.0

THEREAFTER                     0              0           0.0                       0             0.0
--------------------------------------------------------------------------------------------------------
TOTAL                         69        957,691         100.0%             $3,535,670           100.0%
--------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------


            CUMULATIVE SQUARE    CUMULATIVE % OF      CUMULATIVE BASE     CUMULATIVE % OF
YEAR        FEET EXPIRING        GLA EXPIRING         RENT EXPIRING       BASE RENT EXPIRING
----------------------------------------------------------------------------------------------
VACANT                 5,000                0.5%                 NAP                  NAP

2003 & MTM            77,400                8.1%            $377,804                10.7%

2004                 587,571               61.4%          $2,066,075                58.4%

2005                 635,371               66.3%          $2,310,295                65.3%

2006                 872,191               91.1%          $3,157,940                89.3%

2007                 955,691               99.8%          $3,530,456                99.9%

2008                 955,691               99.8%          $3,530,456                99.9%

2009                 955,691               99.8%          $3,535,670               100.0%

2010                 955,691               99.8%          $3,535,670               100.0%

2011                 957,691              100.0%          $3,535,670               100.0%

2012                 957,691              100.0%          $3,535,670               100.0%

THEREAFTER           957,691              100.0%          $3,535,670               100.0%
-----------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------




                                    40 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                      NORTH NASHVILLE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

















                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]
















--------------------------------------------------------------------------------


                                    41 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1

--------------------------------------------------------------------------------
                        JEFFERSON AT BIRCHWOOD APARTMENTS
--------------------------------------------------------------------------------











                         [PHOTOS OF MORTGAGED PROPERTY]


















--------------------------------------------------------------------------------


                                    42 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                        JEFFERSON AT BIRCHWOOD APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $17,750,000

CUT-OFF PRINCIPAL BALANCE:                   $17,750,000

% OF POOL BY IPB:                            1.9%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    Aslan Birchwood, LLC

SPONSOR:                                     Tom Rakow

ORIGINATION DATE:                            3/20/2003

INTEREST RATE:                               5.0400%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               April 1, 2008

AMORTIZATION (ORIG/REM):                     Actual/360

CALL PROTECTION:                             LO(24),Def(33),O(3)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    NAP

ADDITIONAL DEBT (TYPE):                      NAP

LOAN PURPOSE:                                Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL              MONTHLY

                         CapEx:                $57,706               $7,153

                         Other:                     $0                   $0(1)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset

 TITLE:                           Fee

 PROPERTY TYPE:                   Multifamily

 TOTAL UNITS:                     296

 LOCATION:                        Riverside, California

 YEAR BUILT/RENOVATED:            1986/2001

 TOTAL OCCUPANCY:                 92.2% as of  2/20/2002

 HISTORICAL NOI:
                        2001:     $1,288,693

                        2002:     $1,517,130 as of 2/28/2003

 UW NOI:                          $1,690,225

 UW NET CASH FLOW:                $1,604,385

 APPRAISED VALUE:                 $22,200,000 as of 2/24/2003



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:           $59,966

CUT OFF DATE LTV:                 80.0%

MATURITY LTV:                     73.8%

UW DSCR:                          1.40x


--------------------------------------------------------------------------------
(1) In month 37 of the loan term, should the property have a trailing-6 month EGI of (less than) $2,553,000 or a trailing-12 month NOI of (less than) $1,690,000 then the borrower will have the option of one of the following: a) post a LOC for $500,000, b) post a $500,000 escrow or c) beginning with the payment due on the first of the 38th month, pay an ongoing escrow of $20,833.33 per month. The escrow or LOC will serve as additional collateral on the loan.


---------------------------------------------------------------------------------------------------------------------------------
                                                    MULTIFAMILY INFORMATION(2)

                                                 AVERAGE UNIT   APPROXIMATE NET     % OF            AVERAGE          AVERAGE
         UNIT MIX               NO. OF UNITS     SQUARE FEET     RENTABLE SF     TOTAL UNITS      ASKING RENT      MARKET RENT(1)
---------------------------------------------------------------------------------------------------------------------------------
STUDIO                              80              400             32,000          27.0%               $691              $690

ONE BEDROOM                         96              529             50,784          32.4%               $774              $750

TWO BEDROOM                         118             729             86,022          39.9%              $1,005             $975

THREE BEDROOM                        2             1,229             2,458           0.7%              $1,380            $1,380
---------------------------------------------------------------------------------------------------------------------------------

(2) Certain information from the CB Richard Ellis appraisal dated February 24, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    43 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                        JEFFERSON AT BIRCHWOOD APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsors of the Jefferson at Birchwood Apartments Loan are Aslan Fund II, LLC, Buchanan Fund III, LLC and Buchanan Street Advisors LP. Aslan Fund II, LLC will serve as the managing member of the borrowing entity. Aslan Fund II, LLC is owned 100% by Aslan Partners V, LLC ("APV"). The members of APV include John Schafer, Joseph Cahill and Tom Rakow who are also the principals of Aslan Realty Corp. ("ARC"). ARC focuses on the acquisition of properties in the 100-300 unit range for renovation/repositioning and subsequent sale after a typical 5 year holding period to maximize capital and investment returns. Buchanan Street Partners formed The Buchanan Fund III LLC in early 2002 to make mezzanine debt and equity investments in commercial and multifamily properties located throughout the western United States, and selected net-leased properties nationwide.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The Jefferson at Birchwood Apartments Property ("Jefferson at Birchwood") is a 296-unit apartment community predominantly leased by students attending the University of California at Riverside ("UC-Riverside"). Constructed in 1986, the subject is improved with 26 buildings consisting of 80 studios, 96 1BD/1BA, 118 2BD/1BA and 2 3BD/2BA units ranging in size from 400 square feet to 1,229 square feet. The property comprises 171,264 square feet and was 92.2% occupied as of 2/20/02, with 23 vacant units, sitting on approximately 11.8 acres. The property has mature landscaping and recently underwent an extensive renovation including a new clubhouse with a leasing center, fitness area and theater room. Other property amenities include a swimming pool, spa, sand volleyball court, barbecue area and 4 laundry rooms.

The SARES-REGIS Group, a regional real estate firm manages Jefferson at Birchwood. The privately held company manages approximately $2.1 billion in assets on behalf of its institutional partners and clients. These assets include 15 million square feet of commercial property, 10,400 apartment units and 1,000 acres of land.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   MARKET(1)
--------------------------------------------------------------------------------
Jefferson at Birchwood is located in the University Community Plan study area (see further description below), within the City of Riverside ("Riverside") in the western portion of Riverside County, CA. Riverside is the largest city between Los Angeles, CA and Phoenix, AZ, situated 55 miles east of Los Angeles and 13 miles south of the City of San Bernardino. Through the 1990s, population growth averaged 1.3% per year, which reflects a slower regional growth rate in the Southern California region relative to prior years. Riverdale's current population is estimated at 255,000 residents. Residential development represents approximately 61.0% of the total land area with developments ranging from single-family homes to medium density apartment complexes.

Jefferson at Birchwood is located approximately 1/4 mile east of the 60/215 Freeway, and 1.5 miles northeast of downtown Riverside. Jefferson at Birchwood is located 1/4 mile west of the northern perimeter of the campus of the University of California at Riverside ("UC-Riverside"), which has a current full-time student enrollment of approximately 15,000 students and a total campus population of nearly 20,300 persons. In 1986, the general area surrounding the campus was designated as the University Community Plan study area by the City of Riverside Planning Department to address the needs of students and faculty as the University continues to grow. UC-Riverside is designated as a "growth" campus within the UC system, which means that over the next 10 to 20 years the UC-Riverside Campus is expected to be one of the most rapidly expanding schools in the UC system. The school has embarked on a decade of 6.0% annual growth as measured in student enrollment, and is one of the fastest growing schools in the University of California system. Jefferson at Birchwood has access to the campus by way of Iowa Avenue, Canyon Crest Drive or Watkins Drive.

Five competitive properties were identified in the immediate area with occupancies ranging from 93.0% to 100.0% with average quoted rents ranging from $906 to $2,579 per month, and with an overall average quoted rent of $1,815. Rental ranges factor in number of bedrooms offered per unit and number of students permitted in each respective unit.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated February 24, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    44 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                       JEFFERSON AT BIRCHWOOD APARTMENTS
--------------------------------------------------------------------------------















                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]




















                                    45 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               5 MARINE VIEW PLAZA
--------------------------------------------------------------------------------




















                         [PHOTOS OF MORTGAGED PROPERTY]











                                    46 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               5 MARINE VIEW PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $16,650,000

CUT-OFF PRINCIPAL BALANCE:                   $16,535,344

% OF POOL BY IPB:                            1.8%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    Hoboken Associates, L.P.

SPONSOR:                                     Russell Warren, Jr.

ORIGINATION DATE:                            December 12, 2002

INTEREST RATE:                               5.5400%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               January 1, 2013

AMORTIZATION (ORIG/REM):                     240/237

CALL PROTECTION:                             LO(44),Grtr1%orYM(69),O(4)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    NAP

ADDITIONAL DEBT (TYPE):                      NAP

LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL              MONTHLY

                      Taxes:                $93,265              $31,088

                      Insurance:            $43,188               $3,599

                      CapEx:                     $0               $1,655

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Office

TOTAL SQUARE FEET:               126,666

LOCATION:                        Hoboken, New Jersey

YEAR BUILT/RENOVATED:            1979/20002

TOTAL OCCUPANCY:                 93.0% as of 11/1/2002

NUMBER OF TENANTS:               29

HISTORICAL NOI:
                       2000:     $1,599,165

                       2001:     $1,875,295

                   TTM 2002:     $2,505,167 as of 9/30/2002

UW NOI:                          $2,324,836

UW NET CASH FLOW:                $2,095,976

APPRAISED VALUE:                 $27,500,000 as of 11/7/2002

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $131

CUT OFF DATE LTV:                60.1%

MATURITY LTV:                    39.0%

UW DSCR:                         1.52x

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS

                                                                                                              BASE        LEASE
       TENANT NAME                       PARENT COMPANY         MOODY'S/S&P(1)   SQUARE FEET    % OF GLA    RENT PSF    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
APPLIED HOUSING MANAGEMENT   Applied Development Company           NR/NR          18,917        14.9%       $24.12        2006

ANDOVER BROKERAGE            Andover Capital Partners LLC          NR/NR          13,602        10.7%       $36.00        2011

TMP WORLDWIDE                TMP Worldwide, Inc. (NASD: TMPW)      NR/NR          11,497         9.1%       $33.00        2006
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.




                                    47 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               5 MARINE VIEW PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------

Ivy Equities is the sponsor of the 5 Marine View Plaza Loan and was formed in 1997 for the purpose of investing in, purchasing, selling and managing real estate. Ivy currently owns and manages nearly 2.1 million square feet (26 properties) of office and retail space in New York, New Jersey and Connecticut. The principals are Russell Warren Jr., Anthony DiTommaso, and John Saraceno. Mr. Warren is a co-founder and managing member of Ivy Equities and has over ten years of real estate experience. Anthony DiTommaso is a co-founder and managing member of Ivy Equities and has over 15 years of real estate experience. John Saraceno is Chief Investment Officer of Ivy Equities and is responsible for acquisitions and financing. He has over 10 years of real estate experience.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The 5 Marine View Plaza Property is a five-story Class A office building that contains approximately 126,666 square feet of net rentable area on a 0.8 -acre site. The property is located in the Waterfront district in the southeast section of the City of Hoboken, Hudson County, NJ. The immediate neighborhood is within the commercial area of Hoboken, and benefits from its immediate proximity to the Hoboken Terminal that provides transportation to New York City and northern New Jersey. The building was 93.0% occupied by 29 tenants as of 11/1/02 and has maintained occupancy levels above 90.0% since the borrower acquired in 1998. The property is managed by Ivy Equities Management Inc. an affiliate of the borrowing entity.

The largest 2 tenants, Applied Housing Management ("Applied") and Andover Brokerage ("Andover"), make up 25.6% of the net rentable area. Applied and its affiliates have a 30-year history of focusing on the redevelopment and revitalization of New Jersey's urban centers. Applied and its affiliates are currently engaged in the development of over $1 billion of residential and commercial real estate. Andover, a member of NASD/SIPC, is a national equities trading firm founded in 1993 with over 30 branch offices across the country.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------

The 5 Marine View Plaza Property is located in the northern portion of New Jersey in Hudson County. The county is essentially comprised of two major submarkets: the Waterfront Region and the Meadowlands Region. The property is situated in the Waterfront Region consisting of three communities: Hoboken, Weehawken and Jersey City. This submarket has approximately 17,085,100 square feet of total existing space with an overall vacancy rate of 11.1% as of November 2002. The Class A office buildings comprising the Waterfront sub-market totals approximately 14,001,187 square feet in 27 buildings. There is approximately 1,620,422 square feet of available space indicating an overall vacancy rate of 11.6% for the Class A, Waterfront office properties.

Hudson County is considered a viable office market within northern New Jersey that has benefited from its direct proximity across from New York City. In addition, the property is well positioned in Hoboken's Waterfront District, and is expected to compete with the other office properties in this sub-market over the long term.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated November 7, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



--------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                      NUMBER OF
                      LEASES          SQUARE FEET    % OF GLA        BASE RENT         % OF BASE
YEAR                  EXPIRING        EXPIRING       EXPIRING        EXPIRING      RENT EXPIRING
--------------------------------------------------------------------------------------------------------
VACANT                       NAP          8,965         7.1%               NAP               NAP
2003 & MTM                     6          7,105          5.6          $187,527              5.3%
2004                           3         11,768          9.3           307,443               8.7
2005                           6         13,776         10.9           383,570              10.8
2006                           8         49,433         39.0         1,475,129              41.6
2007                           3         11,650          9.2           407,070              11.5
2008                           0              0          0.0                 0               0.0
2009                           1          5,336          4.2           122,728               3.5
2010                           0              0          0.0                 0               0.0
2011                           2         18,633         14.7           660,726              18.6
2012                           0              0          0.0                 0               0.0
THEREAFTER                     0              0          0.0                 0               0.0
--------------------------------------------------------------------------------------------------------
TOTAL                         29        126,666        100.0%       $3,544,192             100.0%
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


            CUMULATIVE SQUARE    CUMULATIVE % OF      CUMULATIVE BASE     CUMULATIVE % OF
YEAR        FEET EXPIRING        GLA EXPIRING         RENT EXPIRING       BASE RENT EXPIRING
--------------------------------------------------------------------------------------------------------
VACANT                 8,965                7.1%                 NAP                     NAP
2003 & MTM            16,070               12.7%            $187,527                    5.3%
2004                  27,838               22.0%            $494,970                   14.0%
2005                  41,614               32.9%            $878,540                   24.8%
2006                  91,047               71.9%          $2,353,669                   66.4%
2007                 102,697               81.1%          $2,760,738                   77.9%
2008                 102,697               81.1%          $2,760,738                   77.9%
2009                 108,033               85.3%          $2,883,466                   81.4%
2010                 108,033               85.3%          $2,883,466                   81.4%
2011                 126,666              100.0%          $3,544,192                  100.0%
2012                 126,666              100.0%          $3,544,192                  100.0%
THEREAFTER           126,666              100.0%          $3,544,192                  100.0%
--------------------------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------------------------






                                    48 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                               5 MARINE VIEW PLAZA
--------------------------------------------------------------------------------















                    [LAND MAP IDENTIFYING MORTGAGED PROPERTY]

















                                    49 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                           WHITNALL POINTE APARTMENTS
--------------------------------------------------------------------------------


















                         [PHOTOS OF MORTGAGED PROPERTY]









                                    50 of 53


THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                           WHITNALL POINTE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $15,850,000

UT-OFF PRINCIPAL BALANCE:                    $15,738,709

% OF POOL BY IPB:                            1.7%

LOAN SELLER:                                 JPMorgan Chase Bank

BORROWER:                                    Whitnall Pointe Delaware
                                             Business Trust

SPONSOR:                                     Bruce Wechsler

ORIGINATION DATE:                            June 3, 2002

INTEREST RATE:                               6.8300%

INTEREST ONLY PERIOD:                        NAP

MATURITY DATE:                               July 1, 2012

AMORTIZATION (ORIG/REM):                     360/351

CALL PROTECTION:                             LO(24),Def(83),O(4)

CROSS-COLLATERALIZATION:                     NAP

LOCK BOX:                                    NAP

DDITIONAL DEBT (TYPE):                       NAP

OAN PURPOSE:                                 Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                               INITIAL              MONTHLY

                          Taxes:               $103,517              $51,758

                          Insurance:           $143,713              $13,065

                          TI/LC:                     $0                   $0

                          CapEx:               $120,000              $10,000

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Multifamily

TOTAL UNITS:                     480

LOCATION:                        Franklin, Wisconsin

YEAR BUILT/RENOVATED:            1975/NAP

TOTAL OCCUPANCY:                 84.0% as of 1/31/2003

HISTORICAL NOI:
                       2000:     $1,882,714

                       2001:     $1,835,261

                       2002:     $1,669,052

UW NOI:                          $1,653,510

UW NET CASH FLOW:                $1,533,510

APPRAISED VALUE:                 $20,600,000 as of 5/22/2002


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:          $32,789

CUT OFF DATE LTV:                76.4%

MATURITY LTV:                    66.8%

UW DSCR:                         1.23x


--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                              MULTIFAMILY INFORMATION

                                          AVERAGE UNIT       APPROXIMATE NET          % OF            AVERAGE        AVERAGE
    UNIT MIX         NO. OF UNITS         SQUARE FEET          RENTABLE SF        TOTAL UNITS       ASKING RENT     MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
ONE BEDROOM              180                   756                136,080          36.9%               $614             $670

TWO BEDROOM              299                  1,022               305,578          62.9%               $723             $785

THREE BEDROOM             1                   1,040                1,040            2.1%               $870              NAP
------------------------------------------------------------------------------------------------------------------------------------


(1) Per appraisal and adjusted to account for rent concessions



                                    51 of 53


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CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1





--------------------------------------------------------------------------------
                           WHITNALL POINTE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The sponsor of Whitnall Pointe Apartments is Bruce Wechsler. Majority ownership in the borrowing entity, Whitnall Pointe Delaware Business Trust, is controlled by Eugene Heytow (36.59%), MBD Development (20.59% and owned by Jerry Gerson), and Bruce Wechsler via a revocable trust (3.35% and managing position). Bruce Wechsler has been president of Wexenthaller Realty Management for over 20 years. Wexenthaller Realty Management currently manages the Whitnall Pointe Apartments property and currently manages a portfolio of 9 apartment buildings totaling 1,500 units located primarily in northeastern Illinois and southeastern Wisconsin.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  COLLATERAL(1)
--------------------------------------------------------------------------------
The Whitnall Pointe Apartments Property ("Whitnall Pointe") is a 480-unit multifamily development located in the southwest suburban Milwaukee community of Franklin, WI. Whitnall Pointe is situated on an approximately 24-acre parcel of land and consists of sixteen 2-story residential buildings containing a total of 180 one-bedroom units (756 average square feet), 299 two-bedroom (1,022 average square feet) units and one three-bedroom unit (1,040 square feet). Additional site improvements include two outdoor swimming pools and tennis courts, as well as direct access to Whitnall Pointe Park hiking trails.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Whitnall Pointe is located in Franklin, WI, which is within the Milwaukee MSA. Access to the property is available through 2 curb cuts along US 45, a major north/south artery which intersects to the north with Interstate 43. Interstate 43 provides access to the Wisconsin highway system. The primary land use of the neighborhood is single and multifamily residential developments. To the east of the property is Whitnall Park and Whitnall Park Golf Course. Government, public education and healthcare are the largest employers in the area, with the largest private sector employers represented by NW Mutual Life, Firstar Bank Milwaukee NA, Briggs & Stratton Corp., Marshall & Tisley Corp, Tower Automotive and J.C. Penney.

REIS has been reporting vacancy rates from 3.0% to 5.0% for the past 20 years within the Milwaukee MSA. From year-end 1999 to first quarter 2002 vacancy has decreased from 4.3% to 3.7%. Within Whitnall Pointe's submarket (Greenfield/Greendale/Franklin), REIS reports third quarter 2002 vacancy at 4.5%. The appraiser's competitive set reported vacancies that range from 0.0% to 14.0%.
--------------------------------------------------------------------------------
(1) Certain information from the appraisal dated May 22, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



                                    52 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERMSHEET                              JPMCC 2003-ML1


--------------------------------------------------------------------------------
                           WHITNALL POINTE APARTMENTS
--------------------------------------------------------------------------------

















                   [LAND MAP IDENTIFYING MORTGAGED PROPERTY]






















                                    53 of 53


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CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
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CONTACT YOUR SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


ABN AMRO                                                                                          Statement Date: 05/12/2003
LaSalle Bank N.A.                                                                                 Payment Date:   05/12/2003
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    Prior Payment:         N/A
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Next Payment:   06/12/2003
                                                           SERIES 2003-ML1                        Record Date:    04/30/2003

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id: JPM03ML1                      REMIC Certificate Report                              Closing Date: 04/11/2003
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date: 05/12/2003
File Name: JPM03ML1_YYYYMM_3.zip        Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Mortgage Loan Characteristics
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                      PARTIES OF THE TRANSACTIONS
                    ---------------------------------------------------------------------------------------------
                                       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
                                 Mortgage Loan Sellers: J.P. Morgan Chase Bank/Merrill Lynch Mortgage Lending
                                             MASTER SERVICER: Wachovia Bank, National Association
                                                  SPECIAL SERVICER: Lennar Partners, Inc.
                                          RATING AGENCY: Moody's Investors Service, Inc./Fitch, Inc.

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:   05/12/2003
WAC:                                                      SERIES 2003-ML1                              Prior Payment:         N/A
WA Life Term:                                                                                          Next Payment:   06/12/2003
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:    04/30/2003
Current Index:
Next Index:                                          REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT        RATE
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest Plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
        (3) Estimated

03/19/03 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   05/12/2003
                                                         SERIES 2003-ML1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    04/30/2003

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                      Deductions                                       Additions
                                         -------------------------------  -------------------------------------------
                                                                                        Int
                                                                                       Accrual
          Accrual     Pass    Accrued               Deferred &               Prior     on Prior  Prepay-     Other     Distributable
       -------------  Thru  Certificate  Allocable   Accretion  Interest  Int. Short- Shortfall   ment     Interest     Certificate
Class  Method  Days   Rate   Interest      PPIS      Interest   Loss/Exp   falls Due     (3)    Penalties Proceeds(1)    Interest
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                     0.00        0.00        0.00       0.00       0.00                   0.00       0.00       0.00          0.00
====================================================================================================================================

======================================  ======================

              Current       Remaining
 Interest     Period       Outstanding       Credit Support
 Payment    (Shortfall)/    Interest      --------------------
  Amount     Recovery      Shortfalls     Original  Current(4)
--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------

--------------------------------------  ----------------------
   0.00                       0.00
======================================  ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   05/12/2003
                                                         SERIES 2003-ML1                              Prior Payment:         N/A
                                                                                                      Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:    04/30/2003

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  ------------------------------------------  -------------------------------------------
       INTEREST SUMMARY                             PRINCIPAL SUMMARY                          SERVICING FEE SUMMARY
-------------------------------------------  ------------------------------------------  -------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                        Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                 Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                Less Reduction for PPIS
Plus Gross Advance Interest                  ------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal Distribution            -------------------------------------------
Less Other Interest Not Advanced             ------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                      -------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         ------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      ------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        ------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   ------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees
Workout Fees                                 ------------------------------------------  -------------------------------------------
Liquidation Fees                                    POOL BALANCE SUMMARY                            PPIS SUMMARY
Interest Due Serv on Advances                ------------------------------------------  -------------------------------------------
Non Recoverable Advances                                             Balance    Count
Misc. Fees & Expenses                        ------------------------------------------
-------------------------------------------  Beginning Pool                              Gross PPIS
Plus Trustee Fees Paid by Servicer           Scheduled Principal                         Reduced by PPIE
-------------------------------------------  Unscheduled Principal                       Reduced by Shortfalls in Fees
Total Unscheduled Fees & Expenses            Deferred Interest                           Reduced by Other Amounts
-------------------------------------------  Liquidations                                -------------------------------------------
Total Interest Due Trust                     Repurchases                                 PPIS Reducing Scheduled Interest
-------------------------------------------  ------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST        Ending Pool                                 PPIS Reducing Servicing Fee
-------------------------------------------  ------------------------------------------  -------------------------------------------
Trustee Fee                                                                              PPIS Due Certificate
Fee Strips                                                                               -------------------------------------------
Misc. Fees                                                                                ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Interest Reserve Withholding                                                             -------------------------------------------
Plus Interest Reserve Deposit                                                                                  Principal   Interest
-------------------------------------------                                              -------------------------------------------
Total                                                                                    Prior Outstanding
-------------------------------------------                                              Plus Current Period
Total Interest Due Certs                                                                 Less Recovered
-------------------------------------------                                              Less Non Recovered
                                                                                         -------------------------------------------
                                                                                         Ending Outstanding
                                                                                         -------------------------------------------

====================================================================================================================================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                              Prior Payment:         N/A
                                                                                                       Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:    04/30/2003

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================
  05/12/03
------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                             Prior Payment:         N/A
                                                                                                      Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:    04/30/2003

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
 05/12/03
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.        Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                            Prior Payment:         N/A
                                                                                                     Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                      Record Date:    04/30/2003

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  =====================

Disclosure     Payoff     Initial        Payoff  Penalty  Prepayment  Maturity  Property   Geographic
 Control #     Period     Balance  Type  Amount   Amount     Date       Date      Type      Location
========================  ==============================  ====================  =====================
------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

------------------------  ------------------------------  --------------------  ---------------------

========================  ==============================  ====================  =====================
                          CUMULATIVE        0       0
                                         ===============

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                             Prior Payment:         N/A
                                                                                                      Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:    04/30/2003

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
                                                                      7.  P&I Advance - (Foreclosure)
                                                                      9.  P&I Advance (REO)
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                             Prior Payment:         N/A
                                                                                                      Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:    04/30/2003

                                                     MORTGAGE LOAN CHARACTERTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                   Weighted Average
Current Scheduled   # of   Scheduled    % of   ------------------  Current Mortgage    # of   Scheduled    % of   ------------------
      Balances     Loans    Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans    Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================














                                                                   =================================================================
                                                                                          0         0        0.0%
                                                                   =================================================================
                                                                    Minimum Mortgage Interest Rate       10.0000%
=================================================================   Maximum Mortgage Interest Rate       10.0000%
                      0        0        0.00%
=================================================================
 Average Scheduled Balance                                                      DISTRIBUTION OF REMAINING TERM (BALLOON)
 Maximum Scheduled Balance                                         =================================================================
 Minimum Scheduled Balance                                                                                         Weighted Average
                                                                        Balloon        # of   Scheduled    % of   ------------------
                                                                     Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR
      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)            =================================================================
=================================================================
                                                Weighted Average     0   to    60
 Fully Amortizing   # of   Scheduled    % of   ------------------   61   to   120
  Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR  121   to   180
=================================================================  181   to   240
                                                                   241   to   360



=================================================================  =================================================================
                      0        0        0.00%                                             0         0        0.0%
=================================================================  =================================================================
                               Minimum Remaining Term               Minimum Remaining Term   0
                               Maximum Remaining Term               Maximum Remaining Term   0


03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-ML1                             Prior Payment:
                                                                                                      Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                     MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
    Debt Service    # of   Scheduled    % of                          Geographic       # of   Scheduled    % of
   Coverage Ratio  Loans    Balance   Balance  WAMM   WAC  DSCR        Location       Loans    Balance   Balance  WAMM   WAC   DSCR
=================================================================  =================================================================











=================================================================
                      0        0        0.00%
=================================================================
Maximum DSCR      0.000
Minimum DSCR      0.000


                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
    Debt Service    # of   Scheduled    % of
   Coverage Ratio  Loans    Balance   Balance  WAMM   WAC  DSCR
=================================================================












=================================================================  =================================================================
                      0        0        0.00%                                            0                 0.00%
=================================================================  =================================================================
Maximum DSCR      0.000
Minimum DSCR      0.000


03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-ML1                             Prior Payment:
                                                                                                      Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                     MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                    # of   Scheduled    % of                                           # of   Scheduled    % of
   Property Types  Loans    Balance   Balance  WAMM   WAC  DSCR      Number of Years  Loans    Balance   Balance  WAMM   WAC   DSCR
=================================================================  =================================================================











=================================================================  =================================================================
                      0        0        0.00%                                            0        0        0.00%
=================================================================  =================================================================



                  DISTRIBUTION OF AMORTIZATION TYPE                                DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
                    # of   Scheduled    % of                                           # of   Scheduled    % of
Amortization Type  Loans    Balance   Balance  WAMM   WAC  DSCR          Year         Loans    Balance   Balance  WAMM   WAC   DSCR
=================================================================  =================================================================
                                                                         2003
                                                                         2004
                                                                         2005
                                                                         2006
                                                                         2007
                                                                         2008
                                                                         2009
                                                                         2010
                                                                         2011
                                                                         2012
                                                                         2013
                                                                     2014 & Longer
=================================================================  =================================================================
                                                                                         0        0        0.00%
=================================================================  =================================================================


03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.         Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                             Prior Payment:         N/A
                                                                                                      Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:    04/30/2003

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  0.00     0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                              Prior Payment:         N/A
                                                                                                       Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:    04/30/2003

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ========  ===================  =================================  =========================  ================
                         Loan          Balance                          Remaining Term
Disclosure  Transfer    Status    -----------------    Note   Maturity  --------------       Property                           NOI
Control #     Date     Code (1)   Scheduled  Actual    Rate     Date     Life   Amort.         Type         State    NOI  DSCR  Date
=====================  ========  ===================  =================================  =========================  ================



















------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months
                                                                 3. P&I Adv -  delinquent 3+ months
                                                                 4. Mat. Balloon/Assumed  P&I
                                                                 7. Foreclosure
                                                                 9. REO
=====================  ========  ===================  =================================  =========================  ================

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.           Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                               Prior Payment:         N/A
                                                                                                        Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:    04/30/2003

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.           Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                               Prior Payment:         N/A
                                                                                                        Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:    04/30/2003

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                   Cutoff               Modified
 Disclosure   Modification        Maturity              Maturity                      Modification
  Control #      Date                Date                 Date                        Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.           Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                               Prior Payment:         N/A
                                                                                                        Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                         Record Date:    04/30/2003

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
              Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date: 05/12/2003
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:   05/12/2003
                                                          SERIES 2003-ML1                              Prior Payment:         N/A
                                                                                                       Next Payment:   06/12/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                        Record Date:    04/30/2003

                                                     APPRAISAL REDUCTION DETAIL

======================  ================================  ==================================  ================ ==== ================
                                           Current                         Remaining Term                               Appraisal
Disclosure  Appraisal   Scheduled    ARA     P&I          Note  Maturity   ---------------    Property               ---------------
 Control #  Red. Date    Balance   Amount  Advance  ASER  Rate    Date     Life      Amort.     Type    State  DSCR   Value    Date
----------------------  --------------------------------  ----------------------------------  ---------------- ---- ----------------



























======================  ================================  ==================================  ================ ==== ================
03/19/2003 - 10:18 (MXXX-MXXX)  (C) 2003  LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)



[JP MORGAN LOGO OMITTED]
     J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                               ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 March 19, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT .....................................    ii
SUMMARY OF PROSPECTUS .............................     1
RISK FACTORS ......................................     9
   Your Ability to Resell Certificates may be
     Limited Because of Their Characteristics .....     9
   The Assets of the Trust Fund may not be
     Sufficient to Pay Your Certificates ..........    10
   Prepayments of the Mortgage Assets will
     Affect the Timing of Your Cash Flow and
     May Affect Your Yield ........................    10
   Ratings Do Not Guarantee Payment and
     Do Not Address Prepayment Risks ..............    11
   Commercial and Multifamily Mortgage
     Loans Have Risks that May Affect
     Payments on Your Certificates ................    12
   Borrowers May Be Unable to Make
     Balloon Payments .............................    14
   Credit Support May Not Cover Losses ............    15
   Assignment of Leases and Rents May Be
     Limited By State Law .........................    15
   Failure to Comply with Environmental Law
     May Result in Additional Losses ..............    15
   Hazard Insurance May Be Insufficient to
     Cover all Losses on Mortgaged
     Properties ...................................    16
   Poor Property Management May Adversely
     Affect the Performance of the Related
     Mortgaged Property ...........................    16
   One Action Jurisdiction May Limit the
     Ability of the Servicer to Foreclose on a
     Mortgaged Property ...........................    17
   Rights Against Tenants may be Limited if
     Leases are not Subordinate to Mortgage
     or do not Contain Attornment
     Provisions ...................................    17
   If Mortgaged Properties are not in
     Compliance with Current Zoning Laws
     Restoration Following a Casualty Loss
     may be Limited ...............................    17
   Inspections of the Mortgaged Properties
     will be Limited ..............................    17
   Compliance with Americans with
     Disabilities Act may result in Additional
     Losses .......................................    18
   Litigation Concerns ............................    18
   Property Insurance .............................    18
   Some Certificates May Not be Appropriate
     for Benefit Plans ............................    18
   Certain Federal Tax Considerations
     Regarding Residual Certificates ..............    18
   Certain Federal Tax Considerations
     Regarding Original Issue Discount ............    19
   Bankruptcy Proceedings Could Adversely
     Affect Payments on Your Certificates .........    19
   Book-Entry System for Certain Classes
     May Decrease Liquidity and Delay
     Payment ......................................    20
   Delinquent and Non-Performing
     Mortgage Loans Could Adversely Affect
     Payments on Your Certificates ................    20
DESCRIPTION OF THE TRUST FUNDS ....................    21
   General ........................................    21
   Mortgage Loans .................................    21
   MBS ............................................    25
   Certificate Accounts ...........................    26
   Credit Support .................................    26
   Cash Flow Agreements ...........................    26
YIELD AND MATURITY CONSIDERATIONS .................    27
   General ........................................    27
   Pass-Through Rate ..............................    27
   Payment Delays .................................    27
   Certain Shortfalls in Collections of
     Interest .....................................    27
   Yield and Prepayment Considerations ............    28
   Weighted Average Life and Maturity .............    30
   Controlled Amortization Classes and
     Companion Classes ............................    30
   Other Factors Affecting Yield, Weighted
     Average Life and Maturity ....................    31
THE DEPOSITOR .....................................    34
USE OF PROCEEDS ...................................    34
DESCRIPTION OF THE CERTIFICATES ...................    35
   General ........................................    35
   Distributions ..................................    35
   Distributions of Interest on the
     Certificates .................................    36
   Distributions of Principal on the
     Certificates .................................    37
   Distributions on the Certificates in Respect
     of Prepayment Premiums or in Respect
     of Equity Participations .....................    38
   Allocation of Losses and Shortfalls ............    38
   Advances in Respect of Delinquencies ...........    38

   Reports to Certificateholders ...............     39
   Voting Rights ...............................     40
   Termination .................................     41
   Book-Entry Registration and Definitive
     Certificates ..............................     41
DESCRIPTION OF THE POOLING
    AGREEMENTS .................................     43
   General .....................................     43
   Assignment of Mortgage Loans;
     Repurchases ...............................     43
   Representations and Warranties;
     Repurchases ...............................     44
   Collection and Other Servicing
     Procedures ................................     45
   Sub-Servicers ...............................     46
   Special Servicers ...........................     46
   Certificate Account .........................     46
   Modifications, Waivers and Amendments
     of Mortgage Loans .........................     49
   Realization Upon Defaulted Mortgage
     Loans .....................................     50
   Hazard Insurance Policies ...................     50
   Due-on-Sale and Due-on-Encumbrance
     Provisions ................................     51
   Servicing Compensation and Payment of
     Expenses ..................................     51
   Evidence as to Compliance ...................     52
   Certain Matters Regarding the Master
     Servicer and the Depositor ................     52
   Events of Default ...........................     52
   Amendment ...................................     53
   List of Certificateholders ..................     53
   The Trustee .................................     54
   Duties of the Trustee .......................     54
   Certain Matters Regarding the Trustee .......     54
   Resignation and Removal of the Trustee ......     54
DESCRIPTION OF CREDIT SUPPORT ..................     56
   General .....................................     56
   Subordinate Certificates ....................     56
   Cross-Support Provisions ....................     57
   Insurance or Guarantees with Respect to
     Mortgage Loans ............................     57
   Letter of Credit ............................     57
   Certificate Insurance and Surety Bonds ......     57
   Reserve Funds ...............................     57
   Credit Support with Respect to MBS ..........     58
CERTAIN LEGAL ASPECTS OF MORTGAGE
    LOANS ......................................     58
   General .....................................     58
   Types of Mortgage Instruments ...............     59
   Leases and Rents ............................     59
   Personalty ..................................     59
   Foreclosure .................................     59
   Bankruptcy Laws .............................     63
   Environmental Risks .........................     66
   Due-on-Sale and Due-on-Encumbrance ..........     67
   Subordinate Financing .......................     68
   Default Interest and Limitations on
     Prepayments ...............................     68
   Applicability of Usury Laws .................     68
   Soldiers' and Sailors' Civil Relief Act of
     1940 ......................................     69
   Type of Mortgaged Property ..................     69
   Americans with Disabilities Act .............     69
   Forfeiture For Drug, RICO and Money
     Laundering Violations .....................     70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................     71
   Federal Income Tax Consequences for
     REMIC Certificates ........................     71
     General ...................................     71
     Characteristics of Investments in REMIC
        Certificates ...........................     71
     Qualification as a REMIC ..................     72
     Taxation of Regular Certificates ..........     74
     Taxation of Residual Certificates .........     82
     Taxes That May Be Imposed on the
        REMIC Pool .............................     90
     Liquidation of the REMIC Pool .............     91
     Administrative Matters ....................     91
     Limitations on Deduction of Certain
        Expenses ...............................     91
     Taxation of Certain Foreign Investors .....     92
     Backup Withholding ........................     93
     Reporting Requirements ....................     93
   Federal Income Tax Consequences for
     Certificates as to Which No REMIC
     Election Is Made ..........................     95
     Standard Certificates .....................     95
     Stripped Certificates .....................     98
     Reporting Requirements and Backup
        Withholding ............................    101
     Taxation of Certain Foreign Investors .....    101


   STATE AND OTHER TAX CONSIDERATIONS ..........    102
   CERTAIN ERISA CONSIDERATIONS ................    102

     General ....................................   102
     Plan Asset Regulations .....................   103
     Administrative Exemptions ..................   103
     Insurance Company General Accounts .........   103
     Unrelated Business Taxable Income;
        Residual Certificates ...................   104
   LEGAL INVESTMENT .............................   104
   METHOD OF DISTRIBUTION .......................   106
   INCORPORATION OF CERTAIN
     INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS ................................   108
   FINANCIAL INFORMATION ........................   108
   RATING .......................................   108
   INDEX OF PRINCIPAL DEFINITIONS ...............   110

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o    may be fully amortizing or partially
                                      amortizing or non-amortizing, with a
                                      balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and


                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series.
                                 In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                 Funds--Cash Flow Agreements" in this
                                 prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o    provide for controlled distributions of
                                      principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o    provide for distributions based on
                                      collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest
 on the Certificates..........   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                 "Special Yield

                                 Considerations," "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the Certificates" in this prospectus.

Distributions of Principal
 of the Certificates..........   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o    not commence until the occurrence of
                                      certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o   managing operating expenses;

          o   responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.


RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.


PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR


     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                 USE OF PROCEEDS


     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                      DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan


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

documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be


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

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.


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

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a


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

reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure


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

of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


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

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of


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the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.



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     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


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ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.


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

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this


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

type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum


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

extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.















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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, counsel to the Depositor will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in


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

the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:


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

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and


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

unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.


Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in


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

part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the


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

sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account


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

prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.


Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)    one or more "qualified floating rates,"

          (b)    a single fixed rate and one or more qualified floating rates,

          (c)    a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be



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

increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to


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

compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.


Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be


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

reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.


Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.


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

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest


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and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to


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

treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset


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

under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


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

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person


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

          holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling


                                       87
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Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


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

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is


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inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those


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investors to be subject to significant additional tax liability. Temporary
Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS


Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.


Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage


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loans (including mortgage loans underlying certain MBS) were issued after July
18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the


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

month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.





















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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning


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          of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption


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would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount


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

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into


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

account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax


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purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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

tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                          CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such


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

as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                 PAGE
                                                -----
1998 Policy Statement .......................    106
401(c) Regulations ..........................    104
Accrual Certificates ........................     36
Accrued Certificate Interest ................     36
ADA .........................................     69
Amendments ..................................    103
ARM Loans ...................................     24
Available Distribution Amount ...............     35
Bankruptcy Code .............................     61
Book-Entry Certificates .....................     35
Cash Flow Agreement .........................     26
CERCLA ......................................     66
Certificate Owner ...........................     42
certificateholder ...........................     71
Code ........................................     40
Cooperatives ................................     21
CPR .........................................     30
Debt Service Coverage Ratio .................     22
defective obligation ........................     73
Definitive Certificates .....................     35
Depositor ...................................     21
Determination Date ..........................     27
Direct Participants .........................     41
Disqualified Organization ...................     86
Distribution Date Statement .................     39
DOL .........................................    103
DTC .........................................     35
Due Dates ...................................     24
Due Period ..................................     27
EDGAR .......................................    108
electing large partnership ..................     87
Equity Participation ........................     24
Excess Funds ................................     33
excess inclusion ............................     85
excess servicing ............................     97
Exemptions ..................................    103
FAMC ........................................     25
FHLMC .......................................     25
FNMA ........................................     25
foreclosure .................................     63
Garn Act ....................................     67
GNMA ........................................     25
holder ......................................     71
Indirect Participants .......................     41
Insurance and Condemnation Proceeds .........     47
L/C Bank ....................................     57
Liquidation Proceeds ........................     47
Loan-to-Value Ratio .........................     23
Lock-out Date ...............................     24

                                           PAGE
Lock-out Period .......................     24
market discount .......................     79
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
mortgages .............................     58
NCUA ..................................    105
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     38
Non-SMMEA Certificates ................    104
Non-U.S. Person .......................     92
OCC ...................................    105
OID Regulations .......................     75
OTS ...................................    105
Participants ..........................     41
Parties in Interest ...................    102
Pass-Through Entity ...................     86
Permitted Investments .................     46
Plans .................................    102
Pooling Agreement .....................     43
prepayment ............................     30
Prepayment Assumption .................     76
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
Random Lot Certificates ...............     75
Record Date ...........................     36
Reform Act ............................     74
Registration Statement ................    108
Regular Certificateholder .............     74
Regular Certificates ..................     71
Related Proceeds ......................     38
Relief Act ............................     69
REMIC .................................      8
REMIC Certificates ....................     71
REMIC Pool ............................     71
REMIC Regulations .....................     71
REO Property ..........................     46
Residual Certificateholders ...........     82
Residual Certificates .................     36
Securities Act ........................    107
Senior Certificates ...................     35

                                        PAGE
Servicing Standard .................     45
SMMEA ..............................    104
SPA ................................     30
Standard Certificateholder .........     95
Standard Certificates ..............     95
Startup Day ........................     72
Stripped Certificateholder .........     99
Stripped Certificates ..............     98
Subordinate Certificates ...........     35
Sub-Servicing Agreement ............     46
thrift institutions ................     85
Title V ............................     68
Treasury ...........................     71
U.S. Person ........................     88
Value ..............................     23
Warranting Party ...................     44

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























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













     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2003-ML1.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and in Annex A to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                       --------------------------------

                               TABLE OF CONTENTS

                  PROSPECTUS SUPPLEMENT
Summary of Certificates .....................      S-6
Summary of Terms ............................      S-7
Risk Factors ................................     S-23
Description of the Mortgage Pool ............     S-49
Description of the Certificates .............     S-79
Servicing of the Mortgage Loans .............    S-107
Yield and Maturity Considerations ...........    S-126
Certain Federal Income Tax Consequences .....    S-132
Method of Distribution ......................    S-133
Legal Matters ...............................    S-134
Ratings .....................................    S-135
Legal Investment ............................    S-135
ERISA Considerations ........................    S-136
Index of Principal Definitions ..............    S-139

                          PROSPECTUS
Summary of Prospectus .......................        1
Risk Factors ................................        9
Description of the Trust Funds ..............       21
Yield and Maturity Considerations ...........       27
The Depositor ...............................       34
Use of Proceeds .............................       34
Description of the Certificates .............       35
Description of the Pooling Agreements .......       43
Description of Credit Support ...............       56
Certain Legal Aspects of Mortgage Loans .....       58
Certain Federal Income Tax Consequences .....       71
State and Other Tax Considerations ..........      102
Certain ERISA Considerations ................      102
Legal Investment ............................      104
Method of Distribution ......................      106
Incorporation of Certain Information by
   Reference ................................      107
Legal Matters ...............................      108
Financial Information .......................      108
Rating ......................................      108
Index of Principal Definitions ..............      110

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
JULY   , 2003.

================================================================================


================================================================================


                                  $832,191,000
                                 (APPROXIMATE)


                           [JPMORGAN CHASE BANK LOGO]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.



                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 2003-ML1


                   Class A-1 Certificates        $373,000,000
                   Class A-2 Certificates        $387,129,000
                   Class B Certificates          $ 26,733,000
                   Class C Certificates          $ 10,460,000
                   Class D Certificates          $ 22,084,000
                   Class E Certificates          $ 12,785,000



                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------



                                    JPMORGAN
                              MERRILL LYNCH & CO.
                                 MORGAN STANLEY





                                 MARCH   , 2003

================================================================================